Exhibit 10.1

CDN.$725,000,000 REVOLVING CREDIT FACILITIES

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BETWEEN

ENERFLEX LTD. and

ENERFLEX AUSTRALASIA HOLDINGS PTY LTD

as Borrowers

AND

THE FINANCIAL INSTITUTIONS NAMED IN

SCHEDULE A ANNEXED HERETO

and such other persons as become parties hereto as lenders

as Lenders

AND

THE TORONTO-DOMINION BANK

as Agent of the Lenders

MADE AS OF JUNE 1, 2011, AMENDED AND RESTATED AS OF JUNE 30, 2014 AND

FURTHER AMENDED AND RESTATED AS OF MAY 2, 2019

The Toronto-Dominion Bank and The Bank of Nova Scotia

as Co- Lead Arrangers & Bookrunners

The Toronto-Dominion Bank

as Administration Agent

The Bank of Nova Scotia

as Syndication Agent

TABLE OF CONTENTS

CREDIT AGREEMENT

Article 1 - INTERPRETATION		2

1.1	Definitions	2
1.2	Headings; Articles and Sections	48
1.3	Number; persons; including	48
1.4	Accounting Principles	48
1.5	References to Agreements and Enactments	49
1.6	Per Annum Calculations	49
1.7	Schedules	49
1.8	Amendment and Restatement	49

Article 2 - THE CREDIT FACILITIES		50

2.1	The Credit Facilities	50
2.2	Types of Availments; Overdraft Loans; Australian LCs	51
2.3	Purpose	52
2.4	Availability and Nature of the Credit Facilities	52
2.5	Minimum Drawdowns	52
2.6	Libor Loan and BBSY Loan Availability	53
2.7	Notice Periods for Drawdowns, Conversions and Rollovers	53
2.8	Conversion Option	54
2.9	Libor Loan and BBSY Loan Rollovers; Selection of Libor and BBSY Interest Periods	55
2.10	Rollovers and Conversions not Repayments	55
2.11	Agent’s Obligations with Respect to Canadian Prime Rate Loans, U.S. Base Rate Loans and Libor Loans	56
2.12	Lenders’ and Agent’s Obligations with Respect to Canadian Prime Rate Loans, U.S. Base Rate Loans, Libor Loans and BBSY Loans;	56
2.13	Irrevocability	56
2.14	Optional Cancellation or Reduction of Credit Facilities	56
2.15	Optional Repayment of Credit Facilities	57
2.16	Mandatory Repayment and Reduction of Credit Facilities	58
2.17	Additional Repayment Terms	58
2.18	Currency Excess	60
2.19	Hedging with Lenders and Hedging Affiliates	62
2.20	Extension of Syndicated Facility Maturity Date	62
2.21	Extension of Canadian Operating Facility Maturity Date	63
2.22	Extension of Australian Operating Facility Maturity Date	64
2.23	Replacement of Lenders	65
2.24	Permitted Increase in Syndicated Facility	67
2.25	Designation of Non-Guarantor Subsidiaries	68
2.26	Australian Letters of Credit	69

Article 3 - CONDITIONS PRECEDENT TO DRAWDOWNS		71

3.1	Conditions for Drawdowns	71
3.2	Additional Conditions For Amendment and Restatement	71
3.3	Waiver	73

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Article 4 - EVIDENCE OF DRAWDOWNS		73

4.1	Account of Record	73

Article 5 - PAYMENTS OF INTEREST AND FEES		74

5.1	Interest on Canadian Prime Rate Loans	74
5.2	Interest on U.S. Base Rate Loans	74
5.3	Interest on Libor Loans	74
5.4	Interest on BBSY Loans	75
5.5	Interest on Australian Overdraft Loans	75
5.6	Interest Act (Canada); Conversion of 360 Day Rates	75
5.7	Nominal Rates; No Deemed Reinvestment	76
5.8	Standby Fees	76
5.9	Agent’s Fees	77
5.10	Interest on Overdue Amounts	77
5.11	Waiver	78
5.12	Maximum Rate Permitted by Law	78

Article 6 - BANKERS’ ACCEPTANCES		78

6.1	Bankers’ Acceptances	78
6.2	Fees	78
6.3	Form and Execution of Bankers’ Acceptances	78
6.4	Power of Attorney; Provision of Bankers’ Acceptances to Lenders	79
6.5	Mechanics of Issuance	82
6.6	Rollover, Conversion or Payment on Maturity	83
6.7	Restriction on Rollovers and Conversions	84
6.8	Rollovers	84
6.9	Conversion into Bankers’ Acceptances	84
6.10	Conversion from Bankers’ Acceptances	84
6.11	BA Equivalent Advances	84
6.12	Termination of Bankers’ Acceptances	85

Article 7 - LETTERS OF CREDIT		85

7.1	Availability	85
7.2	Currency, Type, Form and Expiry	85
7.3	No Conversion	86
7.4	POA LC Provisions	86
7.5	Fronted LC Provisions	88
7.6	Records	89
7.7	Reimbursement or Conversion on Presentation;	90
7.8	Fronting Lender Indemnity	90
7.9	Fees and Expenses	91
7.10	Additional Provisions	91
7.11	Certain Notices to the Agent with Respect to Letters of Credit	95

Article 8 - PLACE AND APPLICATION OF PAYMENTS		95

8.1	Place of Payment of Principal, Interest and Fees; Payments to Agent, Canadian Operating Facility Lender and Australian Operating Facility Lender	95
8.2	Designated Accounts of the Lenders	96
8.3	Funds	96
8.4	Application of Payments	96
8.5	Payments Clear of Taxes	97
8.6	Set-Off	98

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Article 9 - REPRESENTATIONS AND WARRANTIES		99

9.1	Representations and Warranties	99
9.2	Deemed Repetition	105
9.3	Other Documents	105
9.4	Effective Time of Repetition	105
9.5	Nature of Representations and Warranties	105

Article 10 - GENERAL COVENANTS		106

10.1	Affirmative Covenants of the Canadian Borrower	106
10.2	Negative Covenants of the Canadian Borrower	112
10.3	Financial Covenants	116
10.4	Agent May Perform Covenants	117

Article 11 - GUARANTEES		117

11.1	Guarantees	117
11.2	Forms	118
11.3	Dealing with Guarantees	118
11.4	Release of Guarantees	118
11.5	Transfer of Subsidiary Guarantees	119
11.6	Hedging Affiliates and Bank Product Affiliates	119
11.7	Guarantees for Hedging with Former Lenders	119

Article 12 - EVENTS OF DEFAULT AND ACCELERATION		120

12.1	Events of Default	120
12.2	Acceleration	124
12.3	Conversion on Default	125
12.4	Remedies Cumulative and Waivers	125
12.5	Termination of Lenders’ Obligations	125
12.6	Acceleration of All Lender Obligations	125
12.7	Application and Sharing of Payments Following Acceleration	126
12.8	Calculations as at the Adjustment Time	126
12.9	Sharing Repayments	126
12.10	Pro Rata Obligations	127

Article 13 - CHANGE OF CIRCUMSTANCES		127

13.1	Market Disruption Respecting LIBOR Loans and BBSY Loans	127
13.2	Market Disruption Respecting Bankers’ Acceptances	130
13.3	Change in Law	131
13.4	Prepayment of Portion	133
13.5	Illegality	133
13.6	Mitigation Obligations	134

Article 14 - COSTS, EXPENSES AND INDEMNIFICATION		134

14.1	Costs and Expenses	134
14.2	General Indemnity	135
14.3	Environmental Indemnity	136
14.4	Judgment Currency	137

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Article 15 - THE AGENT AND ADMINISTRATION OF THE CREDIT FACILITIES		138

15.1	Authorization and Action	138

15.2	Procedure for Making Loans	138
15.3	Remittance of Payments	139
15.4	Redistribution of Payment	140
15.5	Duties and Obligations	141
15.6	Prompt Notice to the Lenders	142
15.7	Agent’s and Lenders’ Authorities	142
15.8	Lender Credit Decision	143
15.9	Indemnification of Agent	143
15.10	Successor Agent	144
15.11	Taking and Enforcement of Remedies	144
15.12	Reliance Upon Agent	145
15.13	No Liability of Agent	145
15.14	The Agent and Defaulting Lenders	145
15.15	Article for Benefit of Agent and Lenders	146

Article 16 - GENERAL		147

16.1	Exchange and Confidentiality of Information	147
16.2	Nature of Obligation under this Agreement; Defaulting Lenders	148
16.3	Notices	151
16.4	Governing Law	153
16.5	Benefit of the Agreement	153
16.6	Assignment	154
16.7	Participations	154
16.8	Severability	154
16.9	Whole Agreement	154
16.10	Amendments and Waivers	155
16.11	Further Assurances	155
16.12	Attornment	155
16.13	Time of the Essence	156
16.14	Change of Currency	156
16.15	Credit Agreement Governs	156
16.16	Know Your Customer Laws	156
16.17	Counterparts	156
16.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	156
16.19	Exiting Fronting Lender and Exiting Lender	157

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AGREEMENT is made as of June 1, 2011, amended and restated as of June 30, 2014 and further amended and restated as of May 2, 2019

B E T W E E N:

ENERFLEX LTD., a corporation existing under the laws of Canada (hereinafter sometimes referred to as the “Canadian Borrower”),

OF THE FIRST PART,

- and –

ENERFLEX AUSTRALASIA HOLDINGS PTY LTD, a corporation existing under the laws of Australia (hereinafter sometimes referred to as the “Australian Borrower”),

OF THE SECOND PART,

- and -

THE TORONTO-DOMINION BANK, THE BANK OF NOVA SCOTIA and those other financial institutions named on Schedule A annexed hereto, together with such other persons as become parties hereto as lenders, (hereinafter sometimes collectively referred to as the “Lenders” and sometimes individually referred to as a “Lender”),

OF THE THIRD PART,

- and -

THE TORONTO-DOMINION BANK, a Canadian chartered bank, as agent of the Lenders hereunder (hereinafter referred to as the “Agent”),

OF THE FOURTH PART.

WHEREAS the Borrowers, certain of the Lenders and the Agent executed and delivered the credit agreement made as June 1, 2011 (as amended and supplemented, the “Original Credit Agreement”);

AND WHEREAS the Borrowers, certain of the Lenders and the Agent amended and restated the Original Credit Agreement in the form of the amended and restated credit agreement made as of June 30, 2014 (as further amended and supplemented to the date hereof, the “Existing Credit Agreement”);

AND WHEREAS the parties hereto have agreed to further amend and restate the Existing Credit Agreement on the terms and conditions set forth herein;

AND WHEREAS the Lenders have agreed to provide the Credit Facilities to the Borrowers on the terms and conditions herein set forth;

AND WHEREAS Wells Fargo Bank, N.A. is executing this Agreement solely in its capacity as an exiting Fronting Lender;

AND WHEREAS Bank of America, N.A., Canada Branch is executing this Agreement solely in its capacity as an exiting Lender;

AND WHEREAS the Lenders wish the Agent to act on their behalf with regard to certain matters associated with the Credit Facilities;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE 1—INTERPRETATION

1.1	Definitions

(1) In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Acceleration Notice” means a written notice delivered by the Agent to the Canadian Borrower pursuant to Section 12.2 declaring all Obligations of the Borrowers outstanding hereunder to be due and payable.

“Additional Compensation” has the meaning set out in Section 13.3(1).

“Additional Debt” has the meaning set out in subparagraph (g) of the definition of “Permitted Debt”.

“Adjustment Time” means the time of occurrence of the last event necessary (including the delivery of a Demand for Payment) to ensure that all Obligations, all Bank Product Obligations and all Financial Instrument Obligations under any Lender Financial Instruments are thereafter due and payable.

“Advance” means an advance of funds made by the Lenders or by any one or more of them to a Borrower (including by way of overdraft under the Canadian Operating Facility and the Australian Operating Facility), but does not include any Conversion or Rollover.

“Affected Loan” has the meaning set out in Section 13.4.

“Affiliate” means any person which, directly or indirectly, controls, is controlled by or is under common control with another person; and, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any person, whether through the ownership of shares or by contract or otherwise.

“Agency Fee Agreement” means the Agency Fee Agreement dated June 26, 2014 between the Canadian Borrower and the Agent (as the same may be amended, modified or restated from time to time) respecting the payment of certain fees and other amounts to the Agent for its own account.

“Agent’s Accounts” means the following accounts maintained by the Agent to which payments and transfers under this Agreement are to be effected:

(a)	for Canadian Dollars:

{Wire transfer information redacted}

(b)	for United States Dollars:

{Wire transfer information redacted}

or such other account or accounts as the Agent may from time to time designate by notice to the Canadian Borrower and the Lenders.

“Agreement” means this second amended and restated credit agreement, as the same may be further amended, modified, supplemented or restated from time to time in accordance with the provisions hereof.

“Applicable Laws” or “applicable law” means, in relation to any person, transaction or event:

(a)	all applicable provisions of laws, statutes, rules (having the force of law) and regulations from time to time in effect of any Governmental Authority; and

(b)	all Governmental Authorizations to which the person is a party or by which it or its property is bound or having application to the transaction or event.

“Applicable Pricing Rate”, as regards any Loan or the standby fees payable in accordance with Section 5.8 means, when the Net Funded Debt to EBITDA Ratio (calculated as at the Quarter End for the most recently completed 12 months ended on such date) is one of the following, the percentage rate per annum set forth opposite such ratio in the column applicable to the type of Loan in question or such standby fee:

Net Funded Debt to EBITDA Ratio	Margin on Canadian Prime Rate Loans and U.S. Base Rate Loans	Margin on LIBOR Loans and BBSY Loans, Acceptance Fees for Bankers’ Acceptances and Issuance Fees for Letters of Credit	Standby Fee on each Credit Facility

{Applicable margin and standby fee information redacted}

provided that:

(a)	upon the occurrence and during the continuance of an Event of Default, the above rates per annum applicable to Loans shall each increase (as applicable) by {Percentage redacted}% per annum;

(b)	the above rates per annum applicable to Libor Loans and BBSY Loans are expressed on the basis of a year of 360 days;

(c)	the above rates per annum applicable to all other Loans are expressed on the basis of a year of 365 days;

(d)	issuance fees for Letters of Credit which are Performance Letters of Credit shall be {Percentage redacted}% of the rate specified above:

(e)	changes in Applicable Pricing Rate shall be effective:

(i)

in the case of outstanding Bankers’ Acceptances, upon the earlier of (A) 90 days after any change in the Net Funded Debt to EBITDA Ratio and (B) the next Rollover or Conversion thereof after such change;

(ii)

in all other cases, from and as of the third Banking Day following receipt by the Agent of the Compliance Certificate evidencing the change in the Net Funded Debt to EBITDA Ratio which results in a change to the Applicable Pricing Rate in accordance with the provisions of such definition; and

(iii)	without the necessity of notice to either Borrower; and

(f)

notwithstanding the foregoing provisions of this definition, if the Canadian Borrower has failed to deliver a Compliance Certificate for the immediately preceding fiscal quarter in accordance with the provisions hereof, then the Net Funded Debt to EBITDA Ratio shall be deemed to be greater than 3.00:1.0 for the purposes of determining the Applicable Pricing Rate until the Canadian Borrower has remedied such failure and delivered such Compliance Certificate (and, from and after such delivery, the Applicable Pricing Rate shall be based upon the Net Funded Debt to EBITDA Ratio set forth in such Compliance Certificate for the remainder of the period until the next such Compliance Certificate is required to be delivered hereunder).

“Approved Debt Terms” means, the Debt in question (a) shall have a final maturity date not sooner than 6 months after the Syndicated Facility Maturity Date in effect on the date such Debt is issued and (b) shall rank subordinate to or pari passu with the Debt incurred under the Credit Facilities.

“Approved Securities” means obligations maturing within one year from their date of purchase or other acquisition by a Borrower or a Subsidiary (excluding any Project Finance SPV) and which are, directly or indirectly (including through a money market fund administered by the Agent):

(a)

issued by the Government of Canada, the United States of America, the Commonwealth of Australia, the United Kingdom of Great Britain and Northern Ireland or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the Government of Canada, the United States of America, the Commonwealth of Australia or the United Kingdom of Great Britain and Northern Ireland;

(b)

issued by a province of Canada, a state of the United States of America or the Commonwealth of Australia or a region of the United Kingdom of Great Britain and Northern Ireland, or an instrumentality or agency thereof, which has a long term debt rating of at least A by S&P, A2 by Moody’s, or A by DBRS; or

(c)

term deposits, guaranteed investment certificates, certificates of deposit, bankers’ acceptances or bearer deposit notes, in each case, of any Canadian chartered bank or other Canadian financial institution or any bank or other financial institution incorporated under the laws of the United States of America, the Commonwealth of Australia or the United Kingdom of Great Britain and Northern Ireland or any state thereof which has a long term debt rating of at least A+ by S&P, A1 by Moody’s, or A (high) by DBRS.

“Asset Specific Non-Recourse Debt” means any indebtedness in respect of any amounts borrowed, Purchase Money Obligations, obligations secured by a Security Interest existing on property owned subject to a Security Interest (whether or not the obligations secured thereby shall have been assumed) and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them and, in each case, incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refundings of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties) to the assets created, developed, constructed or acquired in respect of which such indebtedness, liabilities and obligations has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of or investments in a single purpose entity or a Non-Guarantor Subsidiary, including a Project Finance SPV, which holds only such assets and other rights and collateral arising from or connected therewith) and to which the lender has recourse.

“Assigned Interests” has the meaning set out in Section 2.23(2).

“Assignment Agreement” means an assignment agreement substantially in the form of Schedule B annexed hereto, with such modifications thereto as may be required from time to time by the Agent, with the consent of the applicable Borrower to the extent any such modifications impose any obligations on or require any additional acknowledgement or representation to be made by a Borrower, in each case, acting reasonably.

“Attributable Debt” means, in respect of any lease (excluding any lease characterized hereunder as an operating lease entered into in the ordinary course of business) entered into by a person or a Subsidiary thereof (excluding any Project Finance SPV) as lessee, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with generally accepted accounting principles) of the lease payments of the lessee, including all rent and payments to be made by the lessee in connection with the return of the leased property, during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) but excluding for certainty, (a) amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labour costs and similar charges and (b) amounts payable by a lessee in connection with the exercise of any end of term purchase option, early buy out option or any similar amounts payable at the election of the lessee.

“Australian Corporations Act” means the Corporations Act 2001 (Cwlth) of Australia.

“Australian Designated Account” means the account bearing account number {Account number redacted} of the Australian Borrower maintained with the Australian Operating Facility Lender.

“Australian Dollars” and “AUD$” mean the lawful money of Australia.

“Australian Letter of Credit” means an irrevocable standby letter of credit issued by the Australian Operating Facility Lender under this Agreement acting at the request of, and in accordance with the instructions of, the Australian Borrower to make payment in accordance with the terms and conditions thereof of an amount to or to the order of a third party.

“Australian Operating Facility” means the credit facility in the maximum principal amount of the Australian Operating Facility Commitment (comprising (a) a sub-facility for Australian Overdraft Loans in the maximum principal amount of the Equivalent Amount in Australian Dollars of Cdn.$5,000,000, (b) a sub-facility for Australian Letters of Credit with an aggregate Maximum Liability at any time of the Australian Operating Facility Commitment less the Outstanding Principal of Australian Overdraft Loans and BBSY Loans) (the “Australian LC Sub-Facility Limit”) and (c) a sub-facility for BBSY Loans in the maximum principal amount at any time of the Australian Operating Facility Commitment less the Outstanding Principal of Australian Overdraft Loans and the aggregate Maximum Liability of outstanding Australian Letters of Credit) to be made available to the Australian Borrower by the Australian Operating Facility Lender in accordance with the provisions hereof, subject to any reduction in accordance with the provisions hereof.

“Australian Operating Facility Commitment” means the commitment by the Australian Operating Facility Lender under the Australian Operating Facility to provide the Equivalent Amount in Australian Dollars of the amount of Canadian Dollars set forth opposite its name in Schedule A annexed hereto, subject to any reduction in accordance with the terms hereof.

“Australian Operating Facility Extension Date” has the meaning set out in Section 2.22(2).

“Australian Operating Facility Extension Request” has the meaning set out in Section 2.22(1).

“Australian Operating Facility Lender” means HSBC Bank Australia Limited or any other Lender which hereafter has an Australian Operating Facility Commitment.

“Australian Operating Facility Maturity Date” means, in respect of Obligations outstanding to the Australian Operating Facility Lender, June 30, 2023 or such later date to which the same may be extended in accordance with Section 2.22.

“Australian Overdraft Account” has the meaning set out in Section 2.2(3).

“Australian Overdraft Loans” has the meaning set out in Section 2.2(3).

“Australian Reference Banks” means National Australia Bank Limited, Westpac Banking Corporation, Commonwealth Bank of Australia and New Zealand Banking Group Limited.

“Australian Tax Act” means the Income Tax Assessment Act 1936 (Cwlth) or the Income Tax Assessment Act 1997 (Cwlth), as the context requires.

“BA Discount Rate” means:

(a)	in relation to a Bankers’ Acceptance accepted by a Schedule I Lender, the CDOR Rate;

(b)	in relation to a Bankers’ Acceptance accepted by a Schedule II Lender or Schedule III Lender, the lesser of:

(i)	the Discount Rate then applicable to bankers’ acceptances accepted by such Schedule II Lender or Schedule III Lender; and

(ii)	the CDOR Rate plus {Spread redacted}% per annum,

provided that if both such rates are equal, then the “BA Discount Rate” applicable thereto shall be the rate specified in (i) above; and

(c)	in relation to a BA Equivalent Advance:

(i)	made by a Schedule I Lender, ATB Financial or Export Development Canada, the CDOR Rate;

(ii)	made by a Schedule II Lender or a Schedule III Lender, the rate determined in accordance with subparagraph (b) of this definition; and

(iii)	made by any other Lender, the lesser of:

A.	the average of the rate applicable to Schedule II Lenders and Schedule III Lenders as provided for in subparagraph (b)(i) of this definition; and

B.	the CDOR Rate plus {Spread redacted}% per annum.

“BA Equivalent Advance” means, in relation to a Drawdown of, Conversion into or Rollover of Bankers’ Acceptances, an advance in Canadian Dollars made by a Non-Acceptance Lender as part of such Loan.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the Bail-In Legislation Schedule.

“Bail-In Legislation Schedule” means the Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Bankers’ Acceptance” means a draft in Canadian Dollars drawn by the Canadian Borrower, accepted by a Lender and issued for value pursuant to this Agreement.

“Banking Day” means, in respect of (a) any BBSY Loan and any Australian Overdraft Loan, a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario and Perth, Australia and (b) any Libor Loans, a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario, New York, New York and London, England and, for all other purposes, shall mean a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario and New York, New York, but does not in any event include a Saturday or a Sunday.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer, cash pooling and other cash management arrangements and commercial credit card and merchant card services provided to the Canadian Borrower or its Subsidiaries (excluding any Project Finance SPV) by the Lenders or their Affiliates.

“Bank Product Affiliates” means an Affiliate of a Lender which provides a Bank Product.

“Bank Product Obligations” means any obligations arising under or in connection with Bank Products.

“BBR” means, for any Interest Period, the rate quoted by the Australian Operating Facility Lender as that at which it would purchase Bills accepted by itself with an aggregate face value comparable to the relevant amount and with a period comparable to the Interest Period, at or about 10:00 a.m. (Perth time) on the date of commencement of such Interest Period or otherwise the rate determined by the Australian Operating Facility Lender in good faith and acting reasonably to be the appropriate rate and for this purpose, the Australian Operating Facility Lender may have regard to comparable indices in any market the Australian Operating Facility Lender considers appropriate.

“BBSY” means, for any day, means, for an Interest Period, the rate determined by the Australian Operating Facility Lender at or about 10.00 a.m. (Perth time) on the first day of the Interest Period and for the amount and period closest to the relevant amount and relevant period to be (a) the average bid rate quoted on the “BBSY” page of the Reuters Monitor Money Rates Service or another page that replaces the “BBSY” page on that system to display average bid rates for Bills accepted by a bank, rounded up as necessary to the nearest 4 decimal places or (b) if the page designated as “BBSY” (or another page that replaces the “BBSY” page) is not available for any reason, or the basis on which the rate quoted on that page is changed and in the opinion of the Australian Operating Facility Lender, acting reasonably, that rate no longer reflects its cost of funding, then the average of the buying rates for Bills accepted by a bank quoted by 3 of the Australian Reference Banks, rounded up if necessary, to the nearest 4 decimal places.

“BBSY Loan” means an Advance in, or Conversion into, Australian Dollars made by the Australian Operating Facility Lender to the Australian Borrower with respect to which the Australian Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the BBSY.

“Beneficial Ownership Certification” means a certification to be made to a Covered Financial Institution regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means United States 31 C.F.R. § 1010.230.

“Bill” has the meaning it has in the Bills of Exchange Act 1909 (Cwlth) of Australia and a reference to the drawing, acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that Act.

“BLR” means the base lending rate of the Australian Operating Facility Lender determined by reference to external rates; and in the case of Australian Dollars, as established and quoted from time to time by the Australian Operating Facility Lender in the national daily newspapers or financial papers.

“Borrowers” means, collectively, the Canadian Borrower and the Australian Borrower and “Borrower” means either one of such borrowers.

“Business” means the fabrication or supply of natural gas compression, oil and gas processing, refrigeration systems and electric power equipment, and related services to the global energy market.

“Canadian Borrower EBITDA” means, in respect of any financial period for which it is being determined, the consolidated net income of the Canadian Borrower determined in accordance with generally accepted accounting principles for such period, plus (without duplication):

(a)	Interest Expense, to the extent deducted in the calculation of net income;

(b)	all amounts deducted in the calculation of net income in respect of the provision for income taxes (in accordance with generally accepted accounting principles);

(c)	all amounts deducted in the calculation of net income in respect of non-cash items, including, without limitation, depletion, depreciation, amortization and future income tax liabilities;

(d)	all amounts deducted in the calculation of net income in respect of equity loss and extraordinary and non-recurring losses and any non-cash impairment charges;

(e)

to the extent deducted from net income, non-cash losses resulting from marking-to-market the outstanding Financial Instruments of the Canadian Borrower and its Subsidiaries (excluding any Project Finance SPV) for such period in accordance with generally accepted accounting principles, less (in each case, on a consolidated basis), with respect to the Canadian Borrower and its Subsidiaries:

(f)

earnings attributable to minority interests and extraordinary and non-recurring earnings and gains of the Canadian Borrower and its Subsidiaries (excluding any Project Finance SPV) (on an unconsolidated basis), in each case, to the extent included in the calculation of net income;

(g)

to the extent included in net income, non-cash gains resulting from marking- to-market the outstanding Financial Instruments of the Canadian Borrower and its Subsidiaries (excluding any Project Finance SPV) for such period in accordance with generally accepted accounting principles;

(h)	all cash payments during such period relating to non-cash charges which were added back in determining Canadian Borrower EBITDA in any prior period;

(i)

for certainty, any net income from or attributable to Non-Recourse Assets to which income (or proceeds thereof) the lenders or other creditors holding Non-Recourse Debt may have recourse under any circumstances; and

(j)	any net income attributable to any Project Finance SPV,

and (i) in the event the Canadian Borrower or a Subsidiary (excluding any Project Finance SPV) acquires another entity during any such period, all measures will be calculated pro forma based on the actual results of the acquired entity as if it had been owned by the Canadian Borrower or such Subsidiary over the entire period and (ii) in the event the Canadian Borrower or its Subsidiary (excluding any Project Finance SPV) disposes of an entity during any such period, all measures will be calculated pro forma on the basis that such entity was disposed of at the beginning of the period.

“Canadian Dollars” and “Cdn.$” mean the lawful money of Canada.

“Canadian Operating Facility” means the credit facility in the maximum principal amount of Cdn.$10,000,000 or the Equivalent Amount in United States Dollars to be made available to the Canadian Borrower by the Canadian Operating Facility Lender in accordance with the provisions hereof, subject to any reduction in accordance with the provisions hereof.

“Canadian Operating Facility Commitment” means the commitment by a Lender under the Canadian Operating Facility to provide the amount of Canadian Dollars (or the Equivalent Amount thereof) set forth opposite its name in Schedule A annexed hereto, subject to any reduction in accordance with the terms hereof.

“Canadian Operating Facility Extension Date” has the meaning set out in Section 2.21(2).

“Canadian Operating Facility Extension Request” has the meaning set out in Section 2.21(1).

“Canadian Operating Facility Maturity Date” means, in respect of Obligations outstanding to the Canadian Operating Facility Lender, June 30, 2023 or such later date to which the same may be extended in accordance with Section 2.21.

“Canadian Operating Facility Lender” means The Toronto-Dominion Bank or any other Lender which hereafter has a Canadian Operating Facility Commitment.

“Canadian Overdraft Loans” has the meaning set out in Section 2.2(2).

“Canadian Prime Rate” means, for any day, the greater of:

(a)

the rate of interest per annum established from time to time by the Agent as the reference rate of interest for the determination of interest rates that the Agent will charge to customers of varying degrees of creditworthiness in Canada for Canadian Dollar demand loans in Canada; and

(b)

the rate of interest per annum equal to the average annual yield rate for one month Canadian Dollar bankers’ acceptances (expressed for such purpose as a yearly rate per annum in accordance with Section 5.6) which rate is shown on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) at 10:00 a.m. (Toronto time) on such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, plus {Spread redacted}% per annum;

provided that if both such rates are equal or if such one month bankers’ acceptance rate is unavailable for any reason on any date of determination, then the “Canadian Prime Rate” shall be the rate specified in (a) above.

“Canadian Prime Rate Loan” means an Advance in, or Conversion into, Canadian Dollars made by the applicable Lenders (or any of them) to the Canadian Borrower with respect to which the Canadian Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the Canadian Prime Rate.

“Capital Adequacy Requirements” means Guideline A, effective November 2018 / January 2019, entitled “Capital Adequacy Requirements (CAR)”, as applicable to any Lender from time to time, issued by the Office of the Superintendent of Financial Institutions Canada and all other guidelines or requirements relating to capital adequacy issued by the Office of the Superintendent of Financial Institutions or any other governmental agency or regulatory authority in Canada regulating or having jurisdiction with respect to any Lender, as amended, modified, supplemented, reissued or replaced from time to time.

“Capital Lease” means any lease which is required be classified and accounted for as a capital lease under generally accepted accounting principles.

“Cash Collateral” has the meaning set out in Section 2.17(3).

“Cash Collateral Account” has the meaning set out in Section 2.17(3).

“CDOR Rate” means, on any date which Bankers’ Acceptances are to be issued pursuant hereto, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Bankers’ Acceptances proposed to be issued by the Canadian Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) (rounded to the nearest 1/100th of 1% with 0.05% being rounded up) as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day (as adjusted by the Agent, or the Canadian Operating Facility Lender, as applicable, in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate); provided, however, if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the Discount Rate quoted by the Agent, or the Canadian Operating Facility Lender, as applicable (determined as of 10:00 a.m. (Toronto time) on such day) which would be applicable in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity dates to the Bankers’ Acceptances proposed to be issued by the Canadian Borrower on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day. In addition, if the rate determined above shall ever be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Change of Control” means and shall be deemed to have occurred if and when:

(a)

any person or persons “acting jointly or in concert” (within the meaning ascribed to such phrase in National Instrument 62-104-Take-Over Bids and Issuer Bids) shall beneficially own, directly or indirectly, Voting Shares in the capital of the Canadian Borrower which have or represent more than 50% of all of the votes entitled to be cast by shareholders for an election of the board of directors of the Canadian Borrower; or

(b)

other than in the case of a Permitted Replacement, individuals who were elected as members of the board of directors of the Canadian Borrower by the most recent resolutions of the shareholders of the Canadian Borrower or who were appointed by a majority of the directors of the board of directors of the Canadian Borrower shall no longer constitute a majority of the board of directors of the Canadian Borrower at any time prior to the next following resolutions of the shareholders of the Canadian Borrower relating to the election of the same.

“clearing house” has the meaning set out in Section 6.4.

“Code” means the United States Internal Revenue Code of 1986.

“Collateral Investments” has the meaning set out in Section 2.17(3).

“Commitment” means a Syndicated Facility Commitment, a Canadian Operating Facility Commitment or an Australian Operating Facility Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commodity Hedging Agreement” means any agreement constituting an “Eligible Financial Contract” under the regulations issued under the Bankruptcy and Insolvency Act (Canada) for the making or taking of delivery of any commodity (including Petroleum Substances), any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into by the Canadian Borrower or a Guarantor where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity.

“Compliance Certificate” means a certificate of the Canadian Borrower signed on its behalf by the president, chief financial officer, vice president finance or treasurer of the Canadian Borrower, substantially in the form annexed hereto as Schedule C, to be given to the Agent and the Lenders by the Canadian Borrower pursuant hereto.

“Consolidated Net Tangible Assets” means, as at any date of determination, all consolidated assets of the Canadian Borrower as shown in a consolidated balance sheet of the Canadian Borrower for such date, less the aggregate of the following amounts reflected upon such balance sheet:

(a)	all goodwill, deferred assets, trademarks, copyrights and other similar intangible assets;

(b)

to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset; provided that no deduction shall be made under this subparagraph (b) to the extent that such account reflects a decrease in value or periodic allocation of the cost of any asset referred to in subparagraph (a) above;

(c)	minority interests in a person not directly or indirectly owned or held by the Canadian Borrower or one of its Subsidiaries;

(d)	Non-Recourse Assets to the extent of the outstanding Asset Specific Non-Recourse Debt financing such assets;

(e)	investments in and advances to Subsidiaries of the Canadian Borrower which are not Guarantors or Material Subsidiaries; and

(f)	assets owned by any Project Finance SPV,

all as determined in accordance with generally accepted accounting principles.

“Conversion” means a conversion or deemed conversion of a Loan under a given Credit Facility into another type of Loan under the same Credit Facility pursuant to the provisions hereof, provided that, subject to Section 2.8 and to Article 6 with respect to Bankers’ Acceptances, the conversion of (a) a Loan denominated in one currency to a Loan denominated in another currency shall be effected by repayment of the Loan or portion thereof being converted in the currency in which it was denominated and readvance to applicable Borrower of the Loan into which such conversion was made and (b) the conversion of any Australian Overdraft Loans into BBSY Loans shall be effected by repayment of such Australian Overdraft Loans, or the portion thereof being converted, and readvance to the Australian Borrower of such BBSY Loans.

“Conversion Date” means the date specified by a Borrower as being the date on which such Borrower has elected to convert, or this Agreement requires the conversion of, one type of Loan into another type of Loan and which shall be a Banking Day.

“Conversion Notice” means a notice substantially in the form annexed hereto as Schedule D to be given to the Agent, the Canadian Operating Facility Lender, or the Australian Operating Facility Lender, as applicable, by a Borrower pursuant hereto.

“Convertible Securities” means convertible subordinated securities issued by a Borrower or a Guarantor which have all of the following characteristics:

(a)

the obligations under, pursuant or relating to such securities and the indenture or agreement governing such securities shall be unsecured obligations of such Borrower or the applicable Guarantor, and no Subsidiary (other than a Project Finance SPV) shall have provided a Guarantee or any Financial Assistance in respect of any of such obligations;

(b)	an initial final maturity, or due date in respect of repayment of principal, which is after each Maturity Date in effect at the time such securities are issued;

(c)

no scheduled or mandatory payments or repurchases of principal thereunder (other than acceleration following an event of default in regard thereto or payments which can be satisfied by the delivery of equity in the capital of the applicable Borrower or the applicable Guarantor as contemplated in (g) below) prior to each Maturity Date in effect at the time such securities are issued;

(d)

upon and during the continuance of any Event of Default or acceleration of the time for payment of any of the Obligations or Lender Financial Instrument Obligations which has not been rescinded, (i) all amounts payable by the applicable Borrower or the applicable Guarantor in respect of principal, premium (if any), interest or other obligations under, pursuant or relating to such securities are subordinate and junior in right of payment to all the Obligations and the Lender Financial Instrument Obligations and (ii) no enforcement steps or proceedings may be commenced in respect of such securities;

(e)

upon any distribution of the assets of the applicable Borrower or the applicable Guarantor on any dissolution, winding up, total liquidation or reorganization of such person (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the applicable Borrower or the applicable Guarantor, or otherwise), all Obligations and all Lender Financial Instrument Obligations shall first be paid in full in cash, or provisions made for such payment, before any payment by the applicable Borrower or the applicable Guarantor is made on account of principal, premium (if any), interest or other obligations payable in regard to such securities;

(f)

a Default, Event of Default, acceleration of the time for repayment of any of the Obligations or Lender Financial Instrument Obligations or enforcement of the rights and remedies of the Agent and the Lenders hereunder or under any other Document or Lender Financial Instrument or document delivered pursuant thereto shall not:

(i)	cause a default or event of default (with the passage of time or otherwise) under such securities or the indenture or agreement governing the same; or

(ii)	cause or permit the obligations under, pursuant or relating to such securities to be due and payable prior to the stated maturity thereof;

(g)

payments of principal due and payable under, pursuant or relating to such securities can be satisfied, at the option of the applicable Borrower or the applicable Guarantor, by issuing and delivering equity in the capital of the applicable Borrower or the applicable Guarantor in accordance with the indenture or agreement governing such securities; and

(h)

payments of interest due and payable under, pursuant or relating to such securities can be satisfied, at the option of the applicable Borrower or the applicable Guarantor, by payment of the proceeds of the issue and sale of equity in the capital of the applicable Borrower or the applicable Guarantor resulting from a bid process whereby the trustee under the indenture or agreement governing such securities:

(i)	accepts delivery from the applicable Borrower or the applicable guarantor of such equity;

(ii)	accepts bids with respect to, and consummate sales of, such equity, each as the applicable Borrower or the applicable Guarantor shall direct in its absolute discretion; and

(iii)	uses the proceeds received from such sale of equity to satisfy such interest,

where the acceptance of any such bid in accordance with (ii) above is conditional on the acceptance of sufficient bids to result in aggregate proceeds from such issue and sale of equity equalling the interest due on the applicable interest payment date.

“Covered Financial Institution” has the meaning given to it in US code 31 CFR § 1010.605(e)(1), and for greater certainty, includes only Lenders existing under the laws of the United States or operating through an agency or office within the United States.

“Credit Facilities” means, collectively, the Syndicated Facility, the Canadian Operating Facility and the Australian Operating Facility, and “Credit Facility” means either one of such credit facilities.

“Currency Excess” has the meaning set out in Section 2.18(1).

“Currency Excess Deficiency” has the meaning set out in Section 2.18(2).

“Currency Hedging Agreement” means any currency swap agreement, cross currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the Canadian Borrower or a Guarantor where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates as in effect from time to time.

“DBNA” has the meaning set out in Section 6.4(1).

“DBRS” means DBRS Limited and any successors thereto.

“Debt” means, with respect to any person (“X”), all obligations, liabilities and indebtedness of X which would, in accordance with generally accepted accounting principles, be classified upon a consolidated balance sheet of X as indebtedness for borrowed money of X and its Subsidiaries and, whether or not so classified, shall include (without duplication):

(a)	indebtedness for borrowed money;

(b)

obligations for the repayment of: (i) bankers’ acceptances (including payment and reimbursement obligations in respect thereof), or (ii) letters of credit and letters of guarantee supporting obligations which would otherwise constitute Debt within the meaning of this definition or indemnities issued in connection therewith;

(c)	obligations with respect to the reimbursement of drawings under all other letters of credit and letters of guarantee;

(d)

obligations under Guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations for the repayment of indebtedness or other obligations of any other person which would otherwise constitute Debt within the meaning of this definition and all other obligations incurred for the purpose of or having the effect of providing financial assistance to another person for the repayment of such indebtedness or such other Debt obligations, including, without limitation, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business);

(e)

(i) all indebtedness representing the deferred purchase price of any property to the extent that such indebtedness is or remains unpaid after the expiry of the customary time period for payment (excluding current accounts payable to trade creditors in the ordinary course of business, so long as the same are not outstanding longer than is customary in X’s or the applicable Subsidiary’s business), provided however that such time period shall in no event exceed 90 days, (ii) all obligations created or arising under any conditional sales agreement or other title retention agreement and (iii) obligations created or arising under any Capital Lease (to the extent of the amount required to be accounted for as a Capital Lease under generally accepted accounting principles) except for those obligations relating to the Capital Leases that were or, in the case of leases entered into after June 1, 2011, would have been, characterized as operating leases under generally accepted accounting principles immediately prior to the adoption of International Financial Report Standards;

(f)	all Attributable Debt other than in respect of (i) leases of office space or (ii) operating leases, in each case entered into in the ordinary course of business;

(g)	all other long term obligations (including the current portion thereof) upon which interest charges are customarily paid prior to default;

(h)	Prepaid Obligations; and

(i)

all indebtedness of other persons secured by a Security Interest on any asset, whether or not such indebtedness is assumed thereby; provided that the amount of such indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such indebtedness recorded as a liability in accordance with generally accepted accounting principles, but shall exclude each of the following, determined (as required) in accordance with generally accepted accounting principles:

(j)	mark to market amounts under Financial Instrument Obligations;

(k)	accounts payable to trade creditors and accrued liabilities incurred in the ordinary course of business;

(l)	current taxes payable and future taxes;

(m)	dividends or other equity distributions payable; and

(n)	accrued interest not yet due and payable,

provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Debt” shall be and shall be deemed to be references to Debt of the Canadian Borrower and its Subsidiaries (other than any Project Finance SPV).

“Default” means any event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would constitute an Event of Default.

“Defaulting Lender” means any Lender:

(a)

that has failed to fund any payment or its portion of any Loan required to be made by it hereunder or to purchase or fund any participation required to be purchased or funded by it hereunder and under the other Documents;

(b)

that has notified the Canadian Borrower, the Agent or any Lender (verbally or in writing) that it does not intend to or is unable to comply with any of its funding obligations under this Agreement or has made a public statement to that effect or to the effect that it does not intend to or is unable to fund advances generally under credit arrangements to which it is a party;

(c)

that has failed, within 3 Banking Days after request by the Agent or the Australian Operating Facility Lender, as applicable, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans;

(d)

that has otherwise failed to pay over to the Agent, a Fronting Lender or any other Lender any other amount required to be paid by it hereunder within 3 Banking Days of the date when due, unless the subject of a good faith dispute;

(e)	in respect of which a Lender Insolvency Event or a Lender Distress Event has occurred in respect of such Lender or its Lender Parent; or

(f)	that is generally in default of its obligations under other existing credit and loan documentation under which it has commitments to extend.

“Defaulting Lender’s Assigned Interests” has the meaning set out in Section 16.2(10).

“Demand for Payment” means an Acceleration Notice or a Financial Instrument Demand for Payment.

“Departing Agent” has the meaning set out in Section 11.5.

“Discount Proceeds” means the net cash proceeds to the Canadian Borrower from the sale of a Bankers’ Acceptance pursuant hereto or, in the case of BA Equivalent Advances, the amount of a BA Equivalent Advance at the BA Discount Rate, in any case, before deduction or payment of the fees to be paid to the applicable Lenders under Section 6.2.

“Discount Rate” means, with respect to the issuance of a bankers’ acceptance, the rate of interest per annum, calculated on the basis of a year of 365 days, (rounded upwards, if necessary, to the nearest whole multiple of 1/100th of one percent) which is equal to the discount exacted by a purchaser taking initial delivery of such bankers’ acceptance, calculated as a rate per annum and as if the issuer thereof received the discount proceeds in respect of such bankers’ acceptance on its date of issuance and had repaid the respective face amount of such bankers’ acceptance on the maturity date thereof.

“Dissenting Lender” has the meaning set out in Section 2.23(1).

“Distribution” means:

(a)

the declaration, payment or setting aside for payment of any dividend or other distribution on or in respect of any shares in the capital of a Borrower or any Guarantor which is not a Wholly-Owned Subsidiary (including any return of capital);

(b)

the redemption, retraction, purchase, retirement or other acquisition, in whole or in part, of any shares in the capital of a Borrower or any Guarantor which is not a Wholly-Owned Subsidiary or any securities, instruments or contractual rights capable of being converted into, exchanged or exercised for shares in the capital thereof, including, without limitation, options, warrants, conversion or exchange privileges and similar rights;

(c)	the making of any loan or advance or any other provision of credit or Financial Assistance by a Borrower or any Guarantor to any Related Party other than to a Borrower or a Guarantor;

(d)

the payment of any principal, interest, fees or other amounts on or in respect of any loans, advances or other Debt owing at any time by a Borrower or any Guarantor to any Related Party, other than to a Borrower or a Guarantor; or

(e)

(i) the payment of any amount, (ii) the sale, transfer, lease or other disposition of any property or assets, or (iii) any granting or creation of any rights or interests, at any time, by a Borrower or any Guarantor to or in favour of any Related Party, other than, in each case, to or in favour of a Borrower or a Guarantor, and whether any of the foregoing is made, paid or satisfied in or for cash, property or any combination thereof.

“Documents” means this Agreement, the Subsidiary Guarantees, the Parent Guarantee, the Agency Fee Agreement and all certificates, instruments and other documents executed and delivered or to be executed and delivered by a Borrower or a Guarantor to the Agent, the Canadian Operating Facility Lender, the Australian Operating Facility Lender or the Lenders, or each, in relation to the Credit Facilities pursuant hereto or thereto and, when used in relation to any person, the term “Documents” shall mean and refer to the Documents executed and delivered by such person.

“Drafts” means drafts, bills of exchange, receipts, acceptances, demands and other requests for payment drawn or issued under a Letter of Credit.

“Drawdown” means:

(a)	an Advance of a Canadian Prime Rate Loan, U.S. Base Rate Loan, BBSY Loan, Australian Overdraft Loan or Libor Loan;

(b)	the issue of a Bankers’ Acceptance (or the making of a BA Equivalent Advance in lieu thereof) other than as a result of Conversions or Rollovers; or

(c)	the issuance of a Letter of Credit or an Australian Letter of Credit.

“Drawdown Date” means the date on which a Drawdown is made by a Borrower pursuant to the provisions hereof and which shall be a Banking Day.

“Drawdown Notice” means a notice substantially in the form annexed hereto as Schedule E to be given to the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable, by a Borrower pursuant hereto.

“EBITDA” means, in respect of any financial period for which it is being determined:

(a)

the Net Income for such period of the Canadian Borrower and the Guarantors (on an unconsolidated basis), plus (in each case, on an unconsolidated basis of the Canadian Borrower and the Guarantors and without duplication):

(i)	Interest Expense, to the extent deducted in the calculation of Net Income;

(ii)	all amounts deducted in the calculation of Net Income in respect of the provision for income taxes (in accordance with generally accepted accounting principles);

(iii)	all amounts deducted in the calculation of Net Income in respect of non-cash items, including, without limitation, depletion, depreciation, amortization and future income tax liabilities;

(iv)	all amounts deducted in the calculation of Net Income in respect of equity loss and extraordinary and non-recurring losses and any non-cash impairment charges;

(v)

all cash distributions received in such period by the Canadian Borrower and the Guarantors from persons which are not Guarantors which, in respect of cash distributions received from Project Finance SPVs (A) do not exceed, in aggregate, {Percentage redacted}% of EBITDA for the most recently completed four consecutive fiscal quarters, including such period, and (B) for certainty, are derived from active business operations and shall not include returns of capital; and

(vi)

to the extent deducted from Net Income, non-cash losses resulting from marking-to-market the outstanding Financial Instruments of the Canadian Borrower and the Guarantors for such period in accordance with generally accepted accounting principles, less (in each case, on a consolidated basis), with respect to the Canadian Borrower and the Guarantors:

(vii)

earnings attributable to minority interests and extraordinary and non-recurring earnings and gains of the Canadian Borrower and the Guarantors (on an unconsolidated basis), in each case, to the extent included in the calculation of Net Income;

(viii)

to the extent included in Net Income, non-cash gains resulting from marking- to-market the outstanding Financial Instruments of the Canadian Borrower and the Guarantors for such period in accordance with generally accepted accounting principles;

(ix)	all cash payments during such period relating to non-cash charges which were added back in determining EBITDA in any prior period; and

(x)

for certainty, any Net Income (other than any cash distributions received by the Canadian Borrower and the Guarantors from Project Finance SPVs pursuant to subparagraph (v) above) from or attributable to Non-Recourse Assets to which income (or proceeds thereof) the lenders or other creditors holding Non-Recourse Debt may have recourse under any circumstances, and (i) in the event the Canadian Borrower or a Guarantor acquires another entity during any such period, all measures will be calculated pro forma based on the actual results of the acquired entity as if it had been owned by the Canadian Borrower or such Guarantor over the entire period and (ii) in the event the Canadian Borrower or a Guarantor disposes of an entity during any such period, all measures will be calculated pro forma on the basis that such entity was disposed of at the beginning of the period; plus

(b)

the Non-Guarantor EBITDA for such period of each Non-Guarantor Subsidiary (excluding any Project Finance SPV) in respect of which the Canadian Borrower has obtained political risk insurance (1) (A) on terms and conditions substantially the same in scope as the terms and conditions contained in the insurance policy annexed hereto as Schedule M and, for certainty, covering loss in respect of each of expropriation, political violence and loss of use of assets due to political violence and (B) from an export credit agency or commercial insurer formed under the laws of an OECD Country with (at all times the Non-Guarantor EBITDA of such Non- Guarantor Subsidiary is being included in a determination of EBITDA) a “Financial Strength Rating” of A- or higher from A.M. Best (or such other policy issuer acceptable to the Agent, acting reasonably) or (2) on such other terms and conditions as agreed to by the Agent, in its sole discretion, such Non-Guarantor EBITDA to be up to a maximum aggregate amount of 5% of the Canadian

Borrower EBITDA for such period (provided, for greater certainty, that this subparagraph (b) shall not exclude or limit any cash distributions received by the Canadian Borrower and the Guarantors from Project Finance SPVs, recognized as an inclusion of EBITDA under subparagraph (v) above, and this subparagraph (b) shall be calculated without reference to the inclusion of such cash distributions under subparagraph (v) above).

Notwithstanding the foregoing, any Guarantor formed under the laws of Thailand shall not be considered a Guarantor for purposes of calculating EBITDA for any period until such Guarantor has received the “approval in principal” from Governmental Authorities in Thailand required in connection with payments under the Subsidiary Guarantee of such Guarantor to any foreign beneficiary thereunder.

“EC Treaty” means The Treaty of Maastricht (formally, the Treaty on European Union, (TEU)) signed on February 7, 1992.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Contract Participant” means a person that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, inspections, inquiries or proceedings relating in any way to any Environmental Laws or to any permit issued under any such Environmental Laws including, without limitation:

(a)	any claim by a Governmental Authority for enforcement, clean up, removal, response, remedial or other actions or damages pursuant to any Environmental Laws; and

(b)

any claim by a person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from or relating to Hazardous Materials, including any Release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment.

“Environmental Laws” means all Applicable Laws with respect to the environment or environmental or public health and safety matters contained in statutes, regulations, rules, ordinances, orders, judgments, Governmental Authorizations or policies, guidelines or directives having the force of law.

“Equity Plan Hedging Agreement” means any agreement constituting an “Eligible Financial Contract” under the regulations issued under the Bankruptcy and Insolvency Act (Canada) in connection with equity securities of the Canadian Borrower or a Guarantor, any equity securities plan hedging agreement, floor, cap or collar agreement or equity security plan future or option or other similar agreements or arrangement, or any combination thereof, entered into by the Canadian Borrower or a Guarantor where the subject matter of the same is any equity securities of the Canadian Borrower or a Guarantor or the price, value or amount payable thereunder is dependent or based upon the price of any equity securities of the Canadian Borrower or a Guarantor or fluctuations in the price of any such equity securities.

“Equivalent Amount” means, on any date, the equivalent amount in Canadian Dollars, United States Dollars, Australian Dollars, Pounds Sterling or Euros, as the case may be, after giving effect to a conversion of a specified amount of:

(a)	United States Dollars to Canadian Dollars, Australian Dollars, Pounds Sterling or Euros;

(b)	Canadian Dollars to United States Dollars, Australian Dollars, Pounds Sterling or Euros;

(c)	Australian Dollars to United States Dollars, Canadian Dollars, Pounds Sterling or Euros;

(d)	Pounds Sterling to United States Dollars, Canadian Dollars, Australian Dollars or Euros; or

(e)	Euros to United States Dollars, Canadian Dollars, Australian Dollars or Pounds Sterling,

as the case may be, at the rate of exchange for Canadian interbank transactions established by the Bank of Canada and published at approximately 4:30 p.m. (Toronto time) on the Banking Day immediately preceding the day in question, or, if such rate is for any reason unavailable, at the spot rate quoted for wholesale transactions by the Agent at approximately noon (Toronto time) on the day in question in accordance with its normal practice.

“Euros” and “€” means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty.

“Event of Default” has the meaning set out in Section 12.1.

“Existing Credit Agreement” has the meaning ascribed thereto in the first recital hereof.

“FATCA” means sections 1471 through 1474 of the Code (amended from time to time), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate of interest per annum equal to (a) the weighted average (rounded upwards, if necessary, to the next 1/100th of one percent per annum) of the annual rates of interest on overnight Federal funds transactions with members of the Federal Reserve Board of the United States of America (or any successor thereof) arranged by Federal funds brokers on such day, as published on the next succeeding Banking Day by the Federal Reserve Bank of New York (or any successor thereto) or, (b) if such day is not a Banking Day, such weighted average for the immediately preceding Banking Day for which the same is published or, (c) if such rate is not so published for any day that is a Banking Day, the average (rounded upwards, if necessary, to the next 1/100th of one percent per annum) of the quotations for such day on such transactions received by the Agent, or the Canadian Operating Facility Lender, as applicable, from three Federal funds brokers of recognized standing selected by the Agent.

“Federal Reserve Board” or “Federal” means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.

“Financial Assistance” means, with respect to any person and without duplication, any loan, Guarantee, indemnity, assurance, acceptance, extension of credit, loan purchase, share purchase, equity or capital contribution, investment or other form of direct or indirect financial assistance or support of any other person or any obligation (contingent or otherwise) intended to enable another person to incur or pay any Debt or to comply with agreements relating thereto or otherwise to assure or protect creditors of the other person against loss in respect of Debt of the other person and includes any Guarantee of or indemnity in respect of the Debt of the other person and any absolute or contingent obligation to (directly or indirectly):

(a)	advance or supply funds for the payment or purchase of any Debt of any other person;

(b)

purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any person to make payment of Debt or to assure the holder thereof against loss;

(c)	guarantee, indemnify, hold harmless or otherwise become liable to any creditor of any other person for, from, against or in respect of any losses, liabilities or damages in respect of Debt;

(d)	make a payment to another for goods, property or services regardless of the non-delivery or non-furnishing thereof; or

(e)

make an advance, loan or other extension of credit to or to make any subscription for equity, equity or capital contribution, or investment in or to maintain the capital, working capital, solvency or general financial condition of another person for the purpose of enabling any person to make payment on Debt,

The amount of any Financial Assistance is the amount of any loan or direct or indirect financial assistance or support, without duplication, given, or all Debt of the obligor to which the Financial Assistance relates, unless the Financial Assistance is limited to a determinable amount, in which case the amount of the Financial Assistance is such determinable amount.

“Financial Instrument” means any Equity Plan Hedging Agreement, Interest Hedging Agreement, Currency Hedging Agreement or Commodity Hedging Agreement.

“Financial Instrument Demand for Payment” means a demand made by a Lender or Hedging Affiliate pursuant to a Lender Financial Instrument demanding payment of the Financial Instrument Obligations which are then due and payable relating thereto and shall include, without limitation, any notice under any agreement evidencing a Lender Financial Instrument which, when delivered, would require an early termination thereof and a payment by the applicable Borrower or Guarantor in settlement of obligations thereunder as a result of such early termination.

“Financial Instrument Obligations” means obligations arising under Financial Instruments entered into by a Borrower or a Guarantor to the extent of the net amount due or accruing due by such Borrower or Guarantor.

“Former Lender” has the meaning set out in Section 11.7.

“Fronted LC” means a Letter of Credit issued by a Fronting Lender for the account of the Syndicated Facility Lenders.

“Fronting Lender” means, each to a maximum of its respective Fronting Limit, (a) initially, The Toronto-Dominion Bank, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce and HSBC Bank Canada or (b) such other Syndicated Facility Lender as is selected by the Agent and the Canadian Borrower, which assumes in writing with the Canadian Borrower, the Syndicated Facility Lenders and the Agent, the obligation of issuing Letters of Credit for the account of the Syndicated Facility Lenders under the Syndicated Facility; provided that, with respect to particular usage herein and if the context requires, “Fronting Lender” shall mean the Syndicated Facility Lender which has issued the Letter of Credit in question.

“Fronting Limit” means, with respect to each Fronting Lender, the maximum Outstanding Principal of Letters of Credit for which such Lender is obligated to be the Fronting Lender hereunder, which limit is set forth opposite the name of such Fronting Lender on Schedule A annexed hereto, as amended from time to time with the written consent of the applicable Fronting Lender.

“Governmental Authority” means any federal, provincial, state, regional, municipal or local government or any department, agency, board, tribunal or authority thereof or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or the operation thereof.

“Governmental Authorization” means an authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree or demand or the like issued or granted by law or by rule (having the force of law) or regulation of any Governmental Authority.

“Guarantee” means any guarantee, undertaking to assume, endorse, contingently agree to purchase or to provide funds for the payment of, or otherwise become liable in respect of, any obligation of any person; provided that the amount of each Guarantee shall be deemed to be the amount of the obligation guaranteed thereby, unless the Guarantee is limited to a determinable amount in which case the amount of such Guarantee shall be deemed to be the lesser of such determinable amount or the amount of such obligation. For greater certainty, nothing contained in this Agreement shall restrict the ability of the Canadian Borrower or any Subsidiary to provide performance guarantees not related to or guaranteeing Debt.

“Guarantors” means, collectively, the Subsidiaries of the Canadian Borrower (including the Australian Borrower but excluding each Project Finance SPV), each of whose jurisdiction of incorporation, formation, organization, amalgamation or continuation, or in which it exists or subsists, is any of an OECD Country (which includes, for greater certainty, Mexico, Barbados, Oman, Kuwait, Bahrain, Colombia, Peru, Brazil, Thailand, Malaysia, Singapore and Indonesia or any province, territory, state or district of any of the foregoing), which have executed Subsidiary Guarantees in accordance with the provisions hereof.

“Hazardous Materials” means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organism, ray, odour, radiation, energy, vector, plasma, constituent, material or any combination thereof which (a) is regulated or prohibited under any Environmental Law or (b) is hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Affiliate” means any Affiliate of a Lender which enters into a Financial Instrument.

“Indemnified Parties” means, collectively, the Agent and the Lenders, including a receiver, receiver manager or similar person appointed under applicable law, and their respective Affiliates, officers, directors, employees and agents, and “Indemnified Party” means any one of the foregoing.

“Indemnified Third Party” has the meaning set out in Section 14.3.

“Information” has the meaning set out in Section 16.1(2).

“Intellectual Property” means, collectively, patents, patents pending, copyrights, proprietary processes or programs, industrial designs, trademarks, trademark applications, trade names and other intellectual property of every nature and kind.

“Interest Coverage Ratio” means, as at a Quarter End, the ratio of (a) EBITDA for the 12 months ending at such Quarter End to (b) Interest Expense during the same period.

“Interest Expense” means, for any period, without duplication, interest expense of the Canadian Borrower determined on a consolidated basis in accordance with generally accepted accounting principles as the same would be set forth or reflected in a consolidated statement of income of the Canadian Borrower and, in any event and without limitation, shall include:

(a)	all interest accrued or payable in respect of such period, including capitalized interest;

(b)

all fees (including standby, commitment and stamping fees and fees payable in respect of letters of credit and letters of guarantee supporting obligations which constitute Debt) accrued or payable in respect of such period and which relate to any indebtedness for borrowed money or credit agreement, prorated (as required) over such period;

(c)

any difference between the face amount and the discount proceeds of any bankers’ acceptances, commercial paper and other obligations of the Canadian Borrower or any Subsidiary issued at a discount, prorated (as required) over such period; and

(d)	all net amounts charged or credited to interest expense under any Interest Hedging Agreements in respect of such period,

but excluding any interest expense of Non-Guarantor Subsidiaries in respect of Non-Recourse Debt, which, if such Non-Guarantor Subsidiaries were Guarantors, would constitute Interest Expense and, in any event, excluding Interest Expense on Debt incurred by the Project Finance SPVs.

“Interest Hedging Agreement” means any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the Canadian Borrower or a Guarantor where the subject matter of the same is interest rates or the price, value or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt).

“Interest Payment Date” means:

(a)	with respect to each Canadian Prime Rate Loan, U.S. Base Rate Loan and Australian Overdraft Loan, the first day of January, April, July and October in each year; and

(b)

with respect to each Libor Loan and BBSY Loan, the last day of each applicable Interest Period and, if any Interest Period is longer than 3 months, the last Banking Day of each 3 month period during such Interest Period, provided that, in any case, the applicable Maturity Date or, if applicable, any earlier date on which a Credit Facility is fully cancelled or permanently reduced in full, shall be an Interest Payment Date with respect to all Loans then outstanding under such Credit Facility.

“Interest Period” means:

(a)

with respect to each Canadian Prime Rate Loan and U.S. Base Rate Loan, the period commencing on the applicable Drawdown Date or Conversion Date, as the case may be, and terminating on the date selected by the applicable Borrower hereunder for the Conversion of such Loan into another type of Loan or for the repayment of such Loan;

(b)

with respect to each Bankers’ Acceptance, the period selected by the Canadian Borrower hereunder and being of 1, 2, 3 or 6 months’ duration, subject to market availability, (or, subject to the agreement of the applicable Lenders, a longer or shorter period) commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan;

(c)

with respect to each Libor Loan, the period selected by the Canadian Borrower and being of 1, 2, 3 or 6 months’ duration (or, subject to the agreement of the applicable Lenders, a longer or shorter period) commencing on the applicable Drawdown Date, Rollover Date or Conversion Date, as the case may be;

(d)

with respect to each BBSY Loan, the period selected by the Australian Borrower and being of 1, 2, 3 or 6 months’ duration (or, subject to the agreement of the applicable Lenders, a longer or shorter period) commencing on the applicable Drawdown Date or Rollover Date, as the case may be; and

(e)	with respect to each Letter of Credit, the period commencing on the date of issuance of such Letter of Credit and terminating on the last day the Letter of Credit is outstanding,

provided that in any case: (i) the last day of each Interest Period shall be also the first day of the next Interest Period whether with respect to the same or another Loan; (ii) the last day of each Interest Period shall be a Banking Day and if the last day of an Interest Period selected by the applicable Borrower is not a Banking Day the applicable Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next following the last day of the Interest Period selected unless such next following Banking Day falls in the next calendar month in which event the applicable Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next preceding the last day of the Interest Period selected by such Borrower; and (iii) the last day of all Interest Periods for Loans outstanding under a given Credit Facility shall expire on or prior to the Maturity Date applicable thereto, subject, however, in the case of Letters of Credit to the provisions of Section 7.2.

“Investment” means (a) any purchase or other acquisition of shares or other securities (other than Approved Securities) of any person, (b) any loan or advance to or for the benefit of any person, or (c) any capital contribution to any other person.

“Judgment Conversion Date” has the meaning set out in Section 14.4(1).

“Judgment Currency” has the meaning set out in Section 14.4(1).

“Lead Arrangers” means, collectively, The Toronto-Dominion Bank and The Bank of Nova Scotia carrying on business under the trade name “Scotia Capital”.

“Lender BA Suspension Notice” has the meaning set out in Section 13.2.

“Lender Claiming Additional Compensation” has the meaning set out in Section 2.23(1).

“Lender Distress Event” means, in respect of a given Lender, such Lender or its Lender Parent is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guarantees or other support (including, without limitation, the nationalization or assumption of ownership or operating control by the Government of the United States of America, Canada or any other Governmental Authority) or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender or Lender Parent or their respective assets to be, insolvent, bankrupt or deficient in meeting any capital adequacy or liquidity standard of any such Governmental Authority.

“Lender Financial Instrument” means a Financial Instrument entered into between a Lender or a Hedging Affiliate and a Borrower or a Guarantor.

“Lender Financial Instrument Obligations” means, collectively, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, mature or not) of the Borrowers and the Guarantors under, pursuant or relating to any and all Lender Financial Instruments.

“Lender Insolvency Event” means, in respect of a given Lender, such Lender or its Lender Parent:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent, is deemed insolvent by applicable law or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

(i) institutes, or has instituted against it by a regulator, supervisor or any similar Governmental Authority with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, (A) a proceeding pursuant to which such Governmental Authority takes control of such Lender’s or Lender Parent’s assets, (B) a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or (C) a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar Governmental Authority; or (ii) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (i) above and either (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof;

(e)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(f)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or a substantial portion of all of its assets;

(g)

has a secured party take possession of all or a substantial portion of all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case, within 15 days thereafter;

(h)

causes or is subject to any event with respect to it which, under the applicable law of any jurisdiction, has an analogous effect to any of the events specified in subparagraphs (a) to (g) above, inclusive; or

(i)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing.

“Lender Parent” means any person that directly or indirectly controls a Lender and, for the purposes of this definition, “control” shall have the same meaning as set forth in the definition of “Affiliate” contained herein.

“Lenders” means the financial institutions named on Schedule A annexed hereto, together with such other persons as become parties hereto and, in the context of provisions hereunder relating to:

(a)	the Syndicated Facility and Loans thereunder, means the Syndicated Facility Lenders;

(b)	the Canadian Operating Facility and Loans thereunder, means the Canadian Operating Facility Lender; and

(c)	the Australian Operating Facility and Loans thereunder, means the Australian Operating Facility Lender,

and “Lender” means any one of them, as applicable and as the context requires.

“Lenders’ Counsel” means the firm of Borden Ladner Gervais LLP or such other firm of legal counsel as the Agent may from time to time designate.

“Letter of Credit” or “LC” means a letter of credit in form satisfactory to and issued by a Fronting Lender for the account of Syndicated Facility Lenders or by the Agent as attorney-in-fact on behalf of each of the Syndicated Facility Lenders, in each case acting at the request of and in accordance with the instructions of the Canadian Borrower, to make payment in accordance with the terms and conditions thereof of an amount to or to the order of a third party.

“Libor Loan” means an Advance in, or Conversion into, United States Dollars made by the applicable Lenders to the Canadian Borrower with respect to which the Canadian Borrower has specified that interest is to be calculated by reference to the Libor Rate, and each Rollover in respect thereof.

“Libor Rate” means, for each Interest Period applicable to a Libor Loan, the rate of interest per annum (rounded upward to the nearest whole multiple of 1/100th of 1.00%), expressed on the basis of a year of 360 days, determined by the Agent or the Canadian Operating Facility Lender, as applicable, at approximately 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of such Interest Period by reference to the rate set by ICE Benchmark Administration for deposits in United States Dollars (as set forth by any service selected by the Agent or the Canadian Operating Facility Lender, as applicable, that has been nominated by ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates) for a period equal to the Interest Period in question; provided, however, that, to the extent that such rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Libor Rate” shall be the rate per annum determined by the Agent or the Canadian Operating Facility Lender, as applicable, to be the average of the rates per annum at which deposits of United States Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Agent or the Canadian Operating Facility Lender, as applicable (or an Affiliate thereof, if the Agent or the Canadian Operating Facility Lender, as applicable, does not offer such deposits) at approximately 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of such Interest Period. In addition, if the rate determined above shall ever be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Loan” means a Canadian Prime Rate Loan, U.S. Base Rate Loan, Libor Loan, BBSY Loan, Australian Overdraft Loan, Bankers’ Acceptance or BA Equivalent Advance, Letter of Credit or Australian Letter of Credit outstanding hereunder.

“Majority of the Lenders” means:

(a)

during the continuance of a Default or an Event of Default, those Lenders the Rateable Portions of all Outstanding Principal of which are, in the aggregate, at least 66 2⁄3% of all Outstanding Principal; and

(b)	at any other time, those Lenders the Commitments of which are, in the aggregate, at least 66 2⁄3% of the Commitments of all Lenders hereunder.

“Material Acquisition” means an acquisition by a Borrower or a Guarantor of assets or stock of another person in a single transaction or in a series of transactions with a value that is greater than 10% of Consolidated Net Tangible Assets (calculated prior to completion of such acquisition).

“Material Adverse Change” means any event, circumstance, occurrence or change which results in, or which would reasonably be expected to result in, a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect on:

(a)	the financial condition of the Canadian Borrower and its Subsidiaries on a consolidated basis and taken as a whole;

(b)

the ability of a Borrower or any of the Guarantors to observe or perform its obligations under the Documents to which it is a party or the validity or enforceability of such Documents or any material provision thereof; or

(c)	the property, business or operations of the Canadian Borrower and its Subsidiaries on a consolidated basis and taken as a whole.

“Material Subsidiary” means, in each case, calculated as at each Quarter End for the previous 12 months, any Subsidiary of the Canadian Borrower (other than a Project Finance SPV) which, determined on an unconsolidated basis (a) has assets greater than 5% of the consolidated assets of the Canadian Borrower or (b) has earned revenues greater than 5% of the consolidated revenues of the Canadian Borrower. For certainty, no Project Finance SPV shall be a Material Subsidiary for the purposes of this Agreement.

“Maturity Date” means:

(a)	in respect of the Syndicated Facility and the Obligations owing to a given Lender under or pursuant to the Syndicated Facility, the Syndicated Facility Maturity Date;

(b)	in respect of the Canadian Operating Facility and the Obligations owing under or pursuant to the Canadian Operating Facility, the Canadian Operating Facility Maturity Date; and

(c)	in respect of the Australian Operating Facility and the Obligations owing under or pursuant to the Australian Operating Facility, the Australian Operating Facility Maturity Date.

“Maximum Liability” means, in respect of an Australian Letter of Credit, from time to time and at any time, the maximum amount available to be drawn (exclusive of interest and fees) under such Australian Letter of Credit.

“Moody’s” means Moody’s Investors Services, Inc. and any successors thereto.

“Net Funded Debt” means all obligations, liabilities and indebtedness of the Canadian Borrower, on a consolidated basis which would, in accordance with generally accepted accounting principles, be classified upon a consolidated balance sheet of Canadian Borrower as indebtedness for borrowed money and, whether or not so classified, shall include (without duplication):

(a)	indebtedness for borrowed money;

(b)

obligations for the repayment of: (i) bankers’ acceptances (including payment and reimbursement obligations in respect thereof), or (ii) letters of credit and letters of guarantee supporting obligations which would otherwise constitute Net Funded Debt within the meaning of this definition or indemnities issued in connection therewith;

(c)	obligations with respect to the reimbursement of drawings under all other letters of credit and letters of guarantee;

(d)

obligations under Guarantees, indemnities, assurances, legally binding comfort letters, the face value of financial letters of credit or other contingent obligations for the repayment indebtedness or other obligations of any other person which would otherwise constitute Net Funded Debt within the meaning of this definition and all other obligations incurred for the purpose of or having the effect of providing financial assistance to another person for the repayment of such indebtedness or such other Debt obligations, including, without limitation, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business);

(e)

(i) all indebtedness representing the deferred purchase price of any property to the extent that such indebtedness is or remains unpaid after the expiry of the customary time period for payment (excluding current accounts payable to trade creditors in the ordinary course of business, so long as the same are not outstanding longer than is customary in the Canadian Borrower’s or the applicable Subsidiary’s business), provided however that such time period shall in no event exceed 90 days, (ii) all obligations created or arising under any conditional sales agreement or other title retention agreement and (iii) obligations created or arising under any Capital Lease (to the extent of the amount required to be accounted for as a Capital Lease under generally accepted accounting principles) except for those obligations relating to the Capital Leases that were or, in the case of leases entered into after June 1, 2011, would have been, characterized as operating leases under generally accepted accounting principles immediately prior to the adoption of International Financial Report Standards;

(f)	all other long term obligations (including the current portion thereof) upon which interest charges are customarily paid prior to default; and

(g)	Prepaid Obligations,

less, in each case, unencumbered cash (excluding, for certainty, unencumbered cash held or placed on deposit by a Project Finance SPV) and shall exclude each of the following, determined (as required) in accordance with generally accepted accounting principles:

(h)	Non-Recourse Debt of Subsidiaries which are not Guarantors;

(i)	Convertible Securities issued by a Borrower or a Guarantor;

(j)	Performance Letters of Credit;

(k)	Financial Instrument Obligations;

(l)	accounts payable to trade creditors and accrued liabilities incurred in the ordinary course of business;

(m)	current taxes payable and future taxes;

(n)	dividends or other equity distributions payable;

(o)	accrued interest not yet due and payable; and

(p)	Debt of any Project Finance SPV.

“Net Funded Debt to EBITDA Ratio” means, as at a Quarter End, the ratio of (a) Net Funded Debt as at such Quarter End to (b) EBITDA for the 12 months ending at such Quarter End.

“Net Income” means, in respect of any period for which it is being determined, the combined net income of the Canadian Borrower and the Guarantors determined on an unconsolidated basis in accordance with generally accepted accounting principles.

“Non-Acceptance Lender” means (a) a Lender which ceases to accept bankers’ acceptances in the ordinary course of its business or (b) in respect of Lenders other than Schedule I Lenders, a Lender who, by notice in writing to the Agent and the Canadian Borrower, elects thereafter to make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances.

“Non-Defaulting Lender” has the meaning set out in Section 16.2(4).

“Non-Guarantor EBITDA” means, in respect of any period for which it is being determined, in respect of any Non-Guarantor Subsidiary (excluding any Project Finance SPV), on an unconsolidated basis, the net income of such Non-Guarantor Subsidiary on an unconsolidated basis in accordance with generally accepted accounting principles, for such period, plus (in each case, on an unconsolidated basis of such Non-Guarantor Subsidiary and without duplication):

(a)

interest expense of such Non-Guarantor Subsidiary determined on an unconsolidated basis in accordance with generally accepted accounting principles as the same would be set forth or reflected in an unconsolidated statement of income of such Non-Guarantor Subsidiary, to the extent deducted in the calculation of net income;

(b)	all amounts deducted in the calculation of net income in respect of the provision for income taxes (in accordance with generally accepted accounting principles);

(c)	all amounts deducted in the calculation of net income in respect of non-cash items, including, without limitation, depletion, depreciation, amortization and future income tax liabilities; and

(d)

all amounts deducted in the calculation of net income in respect of equity loss and extraordinary and non-recurring losses and any non-cash impairment charges, less (in each case, on an unconsolidated basis), with respect to such Non-Guarantor Subsidiary:

(e)

earnings attributable to minority interests and extraordinary and non-recurring earnings and gains of such Non-Guarantor Subsidiary (on an unconsolidated basis), in each case, to the extent included in the calculation of net income;

(f)

all cash payments (excluding any cash payments related to a Project Finance SPV) during such period relating to non-cash charges which were added back in determining Non-Guarantor EBITDA in any prior period; and

(g)

for certainty, any net income from or attributable to Non-Recourse Assets to which income (or proceeds thereof) the lenders or other creditors holding Non-Recourse Debt may have recourse under any circumstances.

“Non-Guarantor Subsidiary” means a Subsidiary that (a) is not a Guarantor or (b) has been designated, in compliance with the provisions hereof, as a Non-Guarantor Subsidiary.

“Non-LC Lender” means a Syndicated Facility Lender (a) which does not issue letters of credit in the ordinary course of its business or which is prohibited by applicable laws from issuing letters of credit and (b) which has notified the Agent and the Canadian Borrower that it shall be a “Non-LC Lender” hereunder.

“Non-Recourse Assets” means the assets created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of or investments in a single purpose entity or a Non-Guarantor Subsidiary which holds only such assets and other rights and collateral arising from or connected therewith) and to which recourse of the lender of such Non-Recourse Debt (or any agent, trustee, receiver or other person acting on behalf of such lender) in respect of such indebtedness is limited in all circumstances (other than in respect of false or misleading representations or warranties).

“Non-Recourse Debt” means any indebtedness in respect of any amounts borrowed, Purchase Money Obligations, obligations secured by a Security Interest existing on property owned subject to a Security Interest (whether or not the obligations secured thereby shall have been assumed) and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them and any increases in or extensions, renewals or refundings of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties) to persons other than a Borrower or any Guarantor.

“Obligations” means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of the Borrowers and their Subsidiaries to the Lenders or the Agent under, pursuant or relating to the Documents or the Credit Facilities and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including, without limitation, all principal, interest, fees, legal and other costs, charges and expenses, and other amounts payable by the Borrowers under this Agreement.

“OECD Countries” means, collectively, the member countries of the Convention on the Organization for Economic Co-operation and Development.

“Officer’s Certificate” means a certificate or notice (other than a Compliance Certificate) signed by any one of the president, chief financial officer, a vice president, treasurer, assistant treasurer, controller, corporate secretary or assistant secretary of a Borrower or a Subsidiary, as the case may be, (including, in the case of a partnership a certificate or notice signed by such an officer of a general partner of such partnership); provided, however, that Drawdown Notices, Conversion Notices, Rollover Notices and Repayment Notices shall be executed on behalf of the applicable Borrower by any one of the foregoing persons or such other persons as may from time to time be designated by written notice from the applicable Borrower to the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable.

“Order” has the meaning set out in Section 7.10(5).

“Original Credit Agreement” has the meaning ascribed thereto in the second recital hereof.

“Outstanding BAs Collateral” has the meaning set out in Section 2.17(3).

“Outstanding Principal” means, at any time, the aggregate of (i) the principal amount of all outstanding Canadian Prime Rate Loans, (ii) the Equivalent Amount in Canadian Dollars of the principal amount of all outstanding U.S. Base Rate Loans, BBSY Loans, Australian Overdraft Loans and Libor Loans, (iii) the amounts payable at maturity of all outstanding Bankers’ Acceptances and BA Equivalent Advances, (iv) the maximum amount available to be drawn under all outstanding Letters of Credit denominated in Canadian Dollars, (v) the Equivalent Amount in Canadian Dollars of the maximum amount available to be drawn under all outstanding Letters of Credit denominated in United States Dollars, Pounds Sterling, Euros or Australian Dollars and (vi) the Equivalent Amount in Canadian Dollars of the aggregate Maximum Liability of all outstanding Australian Letters of Credit.

“Parent Guarantee” means the guarantee executed and delivered by the Canadian Borrower under and pursuant to this Agreement substantially in the form of Schedule H-2 annexed hereto, as amended and supplemented to the date hereof and with such additional modifications, insertions and amendments as may be required by the Agent and agreed to by the Canadian Borrower, each acting reasonably.

“Performance Letters of Credit” means letters of credit or letters of guarantee which are not “direct credit substitutes” (as determined by the Agent, acting reasonably) within the meaning of the Capital Adequacy Requirements.

“Permitted Contest” means action taken by or on behalf of a Borrower or a Subsidiary (excluding any Project Finance SPV) in good faith by appropriate proceedings diligently pursued to contest a Tax, claim or Security Interest, provided that the person to which the Tax, claim or Security Interest being contested is relevant (and, in the case of a Subsidiary of the Canadian Borrower, the Canadian Borrower on a consolidated basis) has established reasonable reserves therefor if and to the extent required by generally accepted accounting principles.

“Permitted Debt” means the following:

(a)	the Obligations;

(b)	Financial Instrument Obligations under and pursuant to Permitted Hedging;

(c)	obligations in respect of Bank Products;

(d)	any unsecured and unsubordinated Debt owing by a Guarantor to a Borrower or another Guarantor or by a Borrower to a Guarantor;

(e)

Non-Recourse Debt incurred by Material Subsidiaries (excluding, for certainty, the Australian Borrower) which are not Guarantors; provided that the amount of such Non-Recourse Debt does not, in the aggregate at any time, exceed 10% of Consolidated Net Tangible Assets;

(f)	Debt incurred by a Borrower or a Guarantor on Approved Debt Terms prior to April 24, 2018;

(g)

Debt incurred on Approved Debt Terms (or any refinancing of such Debt on Approved Debt Terms) by a Borrower or a Guarantor provided that (i) no Default or Event of Default has occurred and is continuing immediately prior to the incurrence of such Debt and (ii) immediately after the incurrence of such Debt and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing and, for certainty, the Canadian Borrower shall be in compliance with the financial covenants provided for in Section 10.3 hereof as at the immediately preceding Quarter End (assuming that such Debt was incurred on such Quarter End) and the Canadian Borrower shall have delivered a Compliance Certificate to the Agent certifying the same (which Permitted Debt shall include, for certainty, any Debt previously incurred by the Borrower or a Guarantor on Approved Debt Terms in accordance with this subparagraph (g));

(h)

(i) Purchase Money Obligations, (ii) obligations created or arising under Capital Leases and (iii) any other Debt; provided that the amount of such obligations (excluding the amount of the obligations relating to the Capital Leases that were or, in the case of leases entered into after June 1, 2011, would have been, characterized as operating leases under generally accepted accounting principles immediately prior to the adoption of International Financing Reporting Standards) do not, in the aggregate at any time, exceed 5% of Consolidated Net Tangible Assets;

(i)	Convertible Securities issued by a Borrower or a Guarantor; and

(j)	Debt consisting of Financial Assistance permitted under Section 10.2(f);

“Permitted Disposition” means, in respect of a Borrower, any of the Guarantors or any of the Material Subsidiaries, any of the following:

(a)	a sale or disposition by such Borrower, such Guarantor or such Material Subsidiary of inventory (including, for certainty, property produced for sale) in the ordinary course of business;

(b)

a sale or disposition by such Borrower, such Guarantor or such Material Subsidiary in the ordinary course of business and in accordance with sound industry practice of tangible personal property that is obsolete, no longer useful for its intended purpose or being replaced in the ordinary course of business;

(c)

a sale or disposition of any property or assets by (i) a Borrower to another Borrower or a Guarantor, (ii) a Guarantor to a Borrower or another Guarantor or (iii) a Material Subsidiary that is not also a Guarantor to a Borrower, a Guarantor or another Material Subsidiary; and

(d)

a sale or disposition by a Borrower, a Guarantor or any Material Subsidiary of its interest in machinery, equipment or other tangible personal property for which Purchase Money Obligations were incurred and (i) such Purchase Money Obligations are fully repaid concurrently with such sale or disposition and (ii) such sale or disposition is made in the ordinary course of business at fair market value to a person at arm’s length from the Canadian Borrower and its Subsidiaries.

“Permitted Encumbrances” means as at any particular time any of the following encumbrances on the assets, property or undertakings or any part of the assets, property or undertakings of a Borrower, any Guarantor or any Material Subsidiary:

(a)	liens for taxes, assessments or governmental charges not at the time due or delinquent or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(b)

deemed liens and trusts arising by operation of law or pledges of deposits in connection with workers’ compensation, employment insurance and other social security legislation, in each case, which secure obligations not at the time due or delinquent or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(c)

liens under or pursuant to any judgment or award rendered, or claim filed, against a Borrower, a Guarantor or a Material Subsidiary, the time for the appeal or petition for rehearing of which shall not have expired, or which such Borrower, Guarantor or Material Subsidiary (as applicable) shall be contesting at the time by a Permitted Contest or which such Borrower, Guarantor or Material Subsidiary (as applicable) shall in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

(d)

undetermined or inchoate liens, charges, privileges, statutory liens, adverse claims or encumbrances of any nature whatsoever arising or potentially arising under statutory provisions incidental to construction or current operations which have not at such time been filed pursuant to law against a Borrower, a Guarantor or a Material Subsidiary or which relate to obligations not due or delinquent or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(e)

easements, rights of way, servitudes, usufructs or other similar rights in land (including, without in any way limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other persons which individually or in the aggregate do not materially impair its use in the operation of the business of the Canadian Borrower and its Subsidiaries, taken as a whole;

(f)

the rights reserved to or vested in Governmental Authorities by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises, grants or permits or to require annual or other periodic payments as a condition of the continuance thereof;

(g)

liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided, however, such liens or covenants do not materially impair the use of the lands in the operations of a Borrower, a Guarantors or a Material Subsidiary;

(h)

any carrier’s, warehouseman’s, builder’s, mechanic’s, garageman’s, labourer’s, employee’s or materialman’s lien or other similar lien arising in the ordinary course of business or out of the construction or improvement of any land or arising out of the furnishing of materials or supplies, provided that such lien secures monies not at the time overdue, or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(i)

in respect of any land, any defects or irregularities in the title to such land which are of a minor nature and which, in the aggregate, will not materially impair the use of such land for the purposes for which such land is held;

(j)

security given by a Borrower, a Guarantor or a Material Subsidiary to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with the operations of such Borrower, Guarantor or Material Subsidiary (as applicable), all in the ordinary course of its business which individually or in the aggregate do not materially impair its use in the operation of the business of the Canadian Borrower and its Subsidiaries, taken as a whole;

(k)

the reservation in any original grants from the Crown of any land or interests therein and statutory exceptions and reservations to title and reservations of mineral rights in any grants from the Crown or from any other predecessors in title;

(l)	Security Interests in favour of the Lenders or the Agent on behalf of the Lenders but only to the extent they secure the cash collateral provisions;

(m)	any operating lease entered into in the ordinary course of business;

(n)

pledges of cash or Approved Securities and bankers’ liens, rights of set-off and other similar liens existing solely with respect to such cash and Approved Securities on deposit in one or more accounts maintained by a Borrower, any of the Guarantors or any of the Material Subsidiaries, in each case, granted in the ordinary course of business in favour of a Lender or Lenders, with which such accounts are maintained, securing amounts owing to such lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements or securing Permitted Hedging;

(o)

Security Interests securing a Purchase Money Obligation, provided that such Security Interests shall attach only to the property acquired in connection with which such Purchase Money Obligation was incurred (and proceeds thereof) and provided further that such Purchase Money Obligation is Permitted Debt;

(p)

Security Interests securing (i) the Permitted Debt referenced in subparagraph (h) in the definition thereof; (ii) the Permitted Debt referenced in subparagraph (e) in the definition thereof; and (iii) all other Permitted Debt but only to the extent such Security Interests arise in connection with rights of set-off;

(q)

landlords’ liens or any other rights of distress reserved in or exercisable under any lease of real property for rent and for compliance with the terms of such lease; provided that such lien does not attach generally to all or substantially all of the undertaking, assets and property of a Borrower, any Guarantor or any Material Subsidiary;

(r)

liens or deposits to secure performance of (i) bids, tenders, contracts (other than contracts for the payment of money), (ii) statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or (iii) leases of real property entered into in the ordinary course of business, in each case, to which a Borrower, a Guarantor or a Material Subsidiary is a party;

(s)

Security Interests resulting from the deposit of cash or Approved Securities or Security Interests on other assets as security when a Borrower, a Guarantor or a Material Subsidiary is required by a Governmental Authority or by normal business practice to provide such deposits or security in connection with contracts, licenses or tenders or similar matters in the ordinary course of business and for the purpose of carrying on the same, or to secure workers’ compensation, surety or appeal bonds or to secure costs of litigation when required by Applicable Law;

(t)

rights and interests created by notice by any Department of Highways or similar authorities with respect to proposed highways and which do not materially impair the operation of the business of a Borrower, a Guarantor or a Material Subsidiary;

(u)

lis pendens that may be registered against any real property or interest therein of a Borrower, a Guarantor or a Material Subsidiary in respect of any action or proceeding against such Borrower, such Guarantor or such Material Subsidiary or in which it is a defendant but with respect to which action or proceeding no judgment, award or attachment against such Borrower, such Guarantor or such Material Subsidiary has been granted or made and which such Borrower, such Guarantor or such Material Subsidiary is defending in good faith; and

(v)

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Security Interest referred to in the preceding subparagraphs (a) to (u) inclusive of this definition, so long as any such extension, renewal or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed or replaced (plus improvements on such property) and the indebtedness or obligation secured thereby is not increased, provided that, without affecting the character or status of any of the above described Security Interests as being permitted hereunder, nothing in this definition shall in and of itself cause the Loans or the other Obligations hereunder to be subordinated in priority of payment to any such Permitted Encumbrance or cause any Security Interests in favour of the Lenders or the Agent on behalf of the Lenders to rank subordinate to any such Permitted Encumbrance.

“Permitted Hedging” means Financial Instruments entered into by a Borrower or a Guarantor which are entered into in the ordinary course of business and for hedging purposes and not for speculative purposes; provided that, such Financial Instruments are consistent with the Canadian Borrower’s board-approved hedging policy.

“Permitted Replacement” means the replacement of those directors who have died or have been found to be of unsound mind by a court of competent jurisdiction.

“Petroleum Substances” means crude oil, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

“POA Fronted Lender” has the meaning set out in Section 7.4(4).

“POA Fronting Lender” has the meaning set out in Section 7.4(4)

“POA LC” means a Letter of Credit issued by the Syndicated Facility Lenders (each as to their Rateable Portion thereof) under the Syndicated Facility and executed by the Agent in the name and on behalf of, as attorney-in-fact for, the Syndicated Facility Lenders, with each such Letter of Credit to include the provisions and to be substantially in the form annexed hereto as Schedule I.

“Pounds Sterling” or “£” means the lawful money of the United Kingdom of Great Britain and Northern Ireland.

“Power of Attorney” means a power of attorney provided by the Canadian Borrower to a Lender with respect to Bankers’ Acceptances in accordance with and pursuant to Section 6.4 hereof.

“Prepaid Obligations” means “take or pay”, forward sale, prepaid or similar liabilities of a person whereby such person is obligated to settle, at some future date, an obligation in respect of Petroleum Substances, whether by deliveries (accelerated or otherwise) of Petroleum Substances, the payment of money or otherwise, including the transfer of any Petroleum Substances, whether in place or when produced, for a period of time until, or of an amount such that, the lender or purchaser will realize therefrom a specified amount of money (however determined, including by reference to interest rates or other factors which may not be fixed) or a specified amount of such products or any interest in property of the character commonly referred to as a “production payment” and all such obligations for which such person is liable without having received and retained a payment therefor or having assumed such obligation.

“Project Finance SPV” means any Subsidiary of the Canadian Borrower who carries on the Business, the only assets of which are those used or intended for use in connection with or created or generated by, or derived from, such Business of such Subsidiary.

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of real or personal property (including a lease of such property), whether or not secured, any extensions, renewals or refundings of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.

“Quarter End” means March 31, June 30, September 30 and December 31 in each year.

“Rateable” and “Rateably” means, at any date of determination, the proportion that (a) the Equivalent Amount in Canadian Dollars of the amount of the Obligations, Bank Product Obligations and Financial Instrument Obligations under Lender Financial Instruments of any Lender and any of their Bank Product Affiliates and Hedging Affiliates bears to (b) the Equivalent Amount in Canadian Dollars of the aggregate amount of the Obligations, Bank Product Obligations and Financial Instrument Obligations under Lender Financial Instruments of all Lenders, Bank Product Affiliates and Hedging Affiliates, as determined at the Adjustment Time.

“Rateable Portion”, as regards any Lender, with regard to any amount of money, means (subject to Section 6.5 in respect of the rounding of allocations of Bankers’ Acceptances):

(a)

in respect of the Syndicated Facility and Drawdowns, Conversions, Rollovers and Loans and other amounts payable thereunder, the product obtained by multiplying that amount by the quotient obtained by dividing (i) that Syndicated Facility Lender’s Syndicated Facility Commitment by (ii) the aggregate of all of the Syndicated Facility Lenders’ Syndicated Facility Commitments;

(b)

in respect of the Canadian Operating Facility and Drawdowns, Conversions, Rollovers and Loans and other amounts payable thereunder, the product obtained by multiplying that amount by the quotient obtained by dividing (i) that Lender’s Canadian Operating Facility Commitment by (ii) the aggregate of all of the Lenders’ Canadian Operating Facility Commitments; and

(c)

in respect of the Australian Operating Facility and Drawdowns, Conversions and Loans and other amounts payable thereunder, the product obtained by multiplying that amount by the quotient obtained by dividing (i) that Lender’s Australian Operating Facility Commitment by (ii) the aggregate of all of the Lenders’ Australian Operating Facility Commitments,

provided that, for certainty, with respect to a given Lender and the payment of all Obligations owing to such Lender (i) on the Maturity Date applicable to such Lender or (ii) pursuant to Section 2.23, the amount of such payment shall be deemed to be such Lender’s Rateable Portion thereof.

“Realization Proceeds” has the meaning set out in Section 12.7.

“Related Party” means any person which is any one or more of the following:

(a)	an Affiliate of the Canadian Borrower or any Subsidiary;

(b)

a unitholder, shareholder or partner of the Canadian Borrower or any Subsidiary which, together with all Affiliates of such person, owns or controls, directly or indirectly, more than 10% of the units, shares, capital or other ownership interests (however designated) of the Canadian Borrower or any Subsidiary, or an Affiliate of any such unitholder, shareholder or partner;

(c)	an officer, director or trustee of any of the foregoing; and

(d)	a person which is not at arm’s length from the Canadian Borrower and its Subsidiaries.

“Release” means any release, spill, emission, leak, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or sub surface strata.

“Repayment Notice” means a notice substantially in the form annexed hereto as Schedule F to be given to the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable, by a Borrower pursuant hereto.

“Requested Lenders” has the meaning set out in Section 2.20.

“Required Permits” means all Governmental Authorizations which are necessary at any given time for the Borrowers, each of the Guarantors and each of the Material Subsidiaries to own and operate its property, assets, rights and interests or to carry on its business and affairs.

“Rollover” means:

(a)

with respect to any Libor Loan and BBSY Loan, the continuation of all or a portion of such Loan (subject to the provisions hereof) for an additional Interest Period subsequent to the initial or any subsequent Interest Period applicable thereto;

(b)

with respect to Bankers’ Acceptances, the issuance of new Bankers’ Acceptances or the making of new BA Equivalent Advances (subject to the provisions hereof) in respect of all or any portion of Bankers’ Acceptances (or BA Equivalent Advances made in lieu thereof) maturing at the end of the Interest Period applicable thereto, all in accordance with Article 6 hereof; and

(c)

with respect to Letters of Credit, the extension or replacement of an existing Letter of Credit, provided the beneficiary thereof (including any successors or permitted assigns thereof) remains the same, the maximum amount available to be drawn thereunder is not increased, the currency in which the same is denominated remains the same and the terms upon which the same may be drawn remain the same;

in each case, under the same Credit Facility under which the maturing Loan was made.

“Rollover Date” means the date of commencement of a new Interest Period applicable to a Loan and which shall be a Banking Day.

“Rollover Notice” means a notice substantially in the form annexed hereto as Schedule G to be given to the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable by a Borrower pursuant hereto.

“S&P” means the Standard & Poor’s Rating Group (a division of The McGraw Hill Companies, Inc.) and any successors thereto.

“Sanctioned Person” means a person that is, or is directly or indirectly owned or controlled by a person that is, listed on the SDN List or on a list maintained pursuant to the Sanctioned Person Legislation.

“Sanctioned Person Legislation” means (a) the United Nations Al-Qaida and Taliban Regulations (Canada), (b) the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and (c) the Criminal Code (Canada).

“Sanctions Regulations” means any sanctions laws, regulations, executive orders, and other official government pronouncement or action that establishes economic sanctions administered or enforced by (a) the United States of America or Canada and (b) in the respect of the Canadian Borrower and each Subsidiary, any other applicable country where it carries on business.

“Schedule I Lender” means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada).

“Schedule II Lender” means a Lender which is a Canadian chartered bank listed on Schedule II to the Bank Act (Canada).

“Schedule III Lender” means a Lender which is an authorized foreign bank listed on Schedule III to the Bank Act (Canada).

“SDN List” means the List of Specially Designated National and Blocked Persons maintained by the US Treasury Department.

“Security Interest” means mortgages, charges, pledges, hypothecs, assignments by way of security, conditional sales or other title retentions, security created under the Bank Act (Canada), liens, encumbrances, security interests or other interests in property, howsoever created or arising, whether fixed or floating, perfected or not, which secure payment or performance of an obligation and, including, in any event:

(a)

deposits or transfers of cash, marketable securities or other financial assets under any agreement or arrangement whereby such cash, securities or assets may be withdrawn, returned or transferred only upon fulfilment of any condition as to the discharge of any other indebtedness or other obligation to any creditor;

(b)

(i) rights of set-off or (ii) any other right of or arrangement of any kind with any creditor, which in any case are made, created or entered into, as the case may be, for the purpose of or having the effect (directly or indirectly) of (A) securing Debt, (B) preferring some holders of Debt over other holders of Debt or (C) having the claims of any creditor be satisfied prior to the claims of other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or later acquired (other than, with respect to (C) only, rights of set-off granted or arising in the ordinary course of business);

(c)	the rights of lessors under Capital Leases and any other lease financing, excluding, for greater certainty, operating leases; and

(d)	absolute assignments of accounts receivable.

“Subsidiary” means, with respect to any person (“X”):

(a)

any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by X or one or more of its Subsidiaries, or X and one or more of its Subsidiaries;

(b)

any partnership of which, at the time, X, or one or more of its Subsidiaries, or X and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or

(c)

any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by X, or one or more of its Subsidiaries, or X and one or more of its Subsidiaries, provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Subsidiary” or “Subsidiaries” shall be and shall be deemed to be references to Subsidiaries of the Canadian Borrower.

“Subsidiary Guarantees” means, collectively, the guarantees executed and delivered, or required to be executed and delivered, by the Guarantors under and pursuant to this Agreement substantially in the form of Schedule H-1 annexed hereto with such modifications and insertions as may be required by the Agent and agreed to by the Borrower, each acting reasonably.

“Successor Agent” has the meaning set out in Section 15.10.

“Syndicated Facility” means the credit facility in the maximum principal amount of Cdn.$705,000,000 or the Equivalent Amount in any other currency to be made available to the Canadian Borrower by the Syndicated Facility Lenders in accordance with the provisions hereof, subject to any increase in accordance with Section 2.24 and any reduction in accordance with the provisions hereof.

“Syndicated Facility Commitment” means the commitment by each Lender under the Syndicated Facility to provide the amount of Canadian Dollars (or the Equivalent Amount thereof) set forth opposite its name in Schedule A annexed hereto, subject to any reduction in accordance with the provisions hereof.

“Syndicated Facility Extending Lender” has the meaning set out in Section 2.20(3).

“Syndicated Facility Extension Date” has the meaning set out in Section 2.20(2).

“Syndicated Facility Extension Request” has the meaning set out in Section 2.20(1).

“Syndicated Facility Lenders” means, collectively, the Lenders which have a Syndicated Facility Commitment.

“Syndicated Facility Maturity Date” means, in respect of Obligations outstanding to a given Syndicated Facility Lender, June 30, 2023 or such later date to which the same may be extended in accordance with Section 2.20.

“Syndicated Facility Non-Extending Lender” has the meaning set out in Section 2.20(3).

“Syndicated Facility Notice of Non-Extension” has the meaning set out in Section 2.20(3).

“Taxes” means all taxes, levies, imposts, stamp taxes, duties, fees, deductions, withholdings, charges, compulsory loans or restrictions or conditions resulting in a charge which are imposed, levied, collected, withheld or assessed by any country or political subdivision or taxing authority thereof now or at any time in the future, together with interest thereon and penalties, charges or other amounts with respect thereto, if any, and “Tax” and “Taxation” shall be construed accordingly; provided that “Taxes” shall not include any US federal withholding tax imposed by FATCA.

“Uniform Customs” has the meaning set out in Section 7.10(7).

“United States Dollars” and “U.S.$” means the lawful money of the United States of America.

“U.S. Base Rate” means, for any day, the greatest of:

(a)

the rate of interest per annum established from time to time by the Agent or the Canadian Operating Facility Lender, as applicable, as the reference rate of interest for the determination of interest rates that the Agent or the Canadian Operating Facility Lender, as applicable, will charge to customers of varying degrees of creditworthiness in Canada for United States Dollar demand loans in Canada;

(b)

the rate of interest per annum for such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, equal to the sum of the Federal Funds Rate (expressed for such purpose as a yearly rate per annum in accordance with Section 5.6), plus {Spread redacted}% per annum; and

(c)

the Libor Rate for a period of 1 month on such day (or in respect of any day that is not a Banking Day, such Libor Rate in effect on the immediately preceding Banking Day) plus {Spread redacted}% per annum, provided that if all such rates are equal or if such Federal Funds Rate and such Libor Rate are unavailable for any reason on the date of determination, then the “U.S. Base Rate” shall be the rate specified in (a) above.

“U.S. Base Rate Loan” means an Advance in, or Conversion into, United States Dollars made by the applicable Lenders to the Canadian Borrower with respect to which the Canadian Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the U.S. Base Rate.

“Voting Shares” means capital stock of any class of any corporation which carries voting rights to elect the board of directors thereof under any circumstances, provided that, for purposes hereof, shares which carry the right to so vote conditionally upon the happening of an event shall not be considered Voting Shares until the occurrence of such event.

“Wholly-Owned Subsidiary” means, with respect to any person (“X”):

(a)	a corporation, all of the issued and outstanding shares in the capital of which are beneficially held by:

(i)	X;

(ii)	X and one or more corporations, all of the issued and outstanding shares in the capital of which are held by X; or

(iii)	two or more corporations, all of the issued and outstanding shares in the capital of which are held by X;

(b)	a corporation which is a Wholly-Owned Subsidiary of a corporation that is a Wholly-Owned Subsidiary of X; or

(c)	a partnership, all of the partners of which are X and/or Wholly-Owned Subsidiaries of X,

provided that (i) unless otherwise expressly provided or the context otherwise requires, references herein to “Wholly-Owned Subsidiary” or “Wholly-Owned Subsidiaries” shall be and shall be deemed to be references to Wholly-Owned Subsidiaries of the Canadian Borrower and (ii) Enerflex Middle East LLC shall for all purposes hereof be a Wholly-Owned Subsidiary of the Canadian Borrower (but only while Enerflex Middle East LLC shall remain a Guarantor).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the Bail-In Legislation Schedule.

1.2	Headings; Articles and Sections

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3	Number; persons; including

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.

1.4	Accounting Principles

Except as otherwise herein provided, wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the recommendations at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided or contemplated herein to be applicable on an unconsolidated basis) as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles. In the event of a change in generally accepted accounting principles, the Canadian

Borrowers and the Agent shall negotiate in good faith to revise (if appropriate) the financial covenants to reflect generally accepted accounting principles as then in effect, in which case all calculations thereafter made for the purpose of determining compliance with the financial covenants contained herein shall be made on a basis consistent with generally accepted accounting principles in existence as at the date of such revision.

1.5	References to Agreements and Enactments

Reference herein to any agreement, instrument, licence or other document shall be deemed to include reference to such agreement, instrument, licence or other document as the same may from time to time be amended, modified, supplemented or restated in accordance with the provisions of this Agreement if and to the extent such provisions are applicable; and reference herein to any enactment shall be deemed to include reference to such enactment as re-enacted, amended or extended from time to time and to any successor enactment.

1.6	Per Annum Calculations

Unless otherwise stated, wherever in this Agreement reference is made to a rate “per annum” or a similar expression is used, such rate shall be calculated on the basis of a year of 365 days.

1.7	Schedules

The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule A	-	Lenders and Commitments
Schedule B	-	Assignment Agreement
Schedule C	-	Compliance Certificate
Schedule D	-	Conversion Notice
Schedule E	-	Drawdown Notice
Schedule F	-	Repayment Notice
Schedule G	-	Rollover Notice
Schedules H-1 and H-2	-	Form of Subsidiary Guarantee and Parent Guarantee
Schedule I	-	Form of POA LC
Schedule J	-	Guarantors at Closing
Schedule K	-	Material Subsidiaries at Closing
Schedule L	-	Form of Australian Letter of Credit
Schedule M	-	Form of Political Risk Insurance Policy.

1.8	Amendment and Restatement

(1) On the date on which all of the conditions set forth in Section 3.2 have been satisfied (or waived in writing by all of the Lenders in accordance with Section 3.3):

(a)	the Existing Credit Agreement shall be and is hereby amended and restated in the form of this Agreement; and

(b)

all Loans (as that term is defined in the Existing Credit Agreement) including, for certainty, Bankers’ Acceptances, BA Equivalent Advances and Letters of Credit (as such terms are defined in the Existing Credit Agreement) and other amounts outstanding under the Existing Credit Agreement prior to the date hereof shall continue to be outstanding under this Agreement and shall be deemed to be Loans and other Obligations owing by the applicable Borrower to the applicable Lenders under this Agreement; the Lenders hereby agree to take all steps and actions and execute and deliver all agreements, instruments and other documents as may be required by the Agent (including the assignment of interests in, or the purchase of participations in, such outstanding Loans) to give effect to the foregoing and to ensure that the aggregate Obligations owing to each Lender are outstanding in proportion to each Lender’s Rateable Portion of all outstanding Obligations after giving effect to the foregoing.

(c)

Notwithstanding the foregoing, it is hereby acknowledged that, on the date hereof, Libor Loans and Bankers’ Acceptances accepted by the Lenders under the Syndicated Facility provided for in the Existing Credit Agreement and each having terms to maturity ending on or after the date hereof may be outstanding (collectively, the “Outstanding Libor Loans and BAs”). Notwithstanding any provision of the Existing Credit Agreement or this Agreement, the right, title, benefit and interest of each Lender in or to any Outstanding Libor Loans and BAs shall remain with reference to each Lender’s pro rata share thereof based on their Syndicated Facility Commitments prior to the amendment and restatement of the Existing Credit Agreement in the form of this Agreement. From time to time, as the Outstanding Libor Loans and Assignor BAs mature and Rollovers and Conversions are made by the Canadian Borrower in respect thereof, each Lender shall participate in the Loans effecting such Rollovers and Conversions to the full extent of its Syndicated Facility Commitment hereunder.

(2) Notwithstanding the foregoing or any other term hereof, all of the covenants, representations and warranties on the part of a Borrower or the Borrowers under the Existing Credit Agreement and all of the claims and causes of action arising against a Borrower or the Borrowers in connection therewith, in respect of all matters, events, circumstances and obligations arising or existing prior to the date hereof shall continue, survive and shall not be merged in the execution of this Agreement or any other Documents or any advance or provision of any Loan hereunder.

ARTICLE 2—THE CREDIT FACILITIES

2.1	The Credit Facilities

Subject to the terms and conditions hereof, each of the Lenders under a Credit Facility shall make available to the applicable Borrower such Lender’s Rateable Portion of such Credit Facility. Subject to Section 2.18, the Outstanding Principal under a given Credit Facility shall not exceed the maximum principal amount of such Credit Facility.

2.2	Types of Availments; Overdraft Loans; Australian LCs

(1) The Canadian Borrower may make Drawdowns, Conversions and Rollovers under either of the Syndicated Facility or the Canadian Operating Facility of Canadian Prime Rate Loans and Bankers’ Acceptances in Canadian Dollars and may make Drawdowns, Conversions and Rollovers under either of the Syndicated Facility or the Canadian Operating Facility of U.S. Base Rate Loans and Libor Loans in United States Dollars. In addition, the Canadian Borrower may make Drawdowns and Rollovers under the Syndicated Facility of Letters of Credit denominated in Canadian Dollars, United States Dollars, Australian Dollars, Euros and Pounds Sterling and each other currency agreed to by the Syndicated Facility Lenders (in which case, the Syndicated Facility Lenders and the Canadian Borrower, acting reasonably, shall agree upon the mechanics for completing Drawdowns and Rollovers of Letters of Credit in such other currency and the repayment mechanisms in connection therewith); provided that the Outstanding Principal of Letters of Credit outstanding under the Syndicated Facility shall not exceed Cdn.$130,000,000. Lastly, the Australian Borrower may make Drawdowns of, Conversions into, and Rollovers of, BBSY Loans under the Australian Operating Facility in Australian Dollars. The applicable Borrower shall have the option, subject to the terms and conditions hereof, to determine which types of Loans shall be drawn down and in which combinations or proportions.

(2) In addition to the foregoing, overdrafts arising from clearance of cheques or drafts drawn on the Canadian Dollar accounts and United States Dollar accounts of the Canadian Borrower maintained with the Canadian Operating Facility Lender, and designated by the Canadian Operating Facility Lender for such purpose, shall be deemed to be outstanding as Canadian Prime Rate Loans and U.S. Base Rate Loans, respectively, under the Canadian Operating Facility (each, a “Canadian Overdraft Loan”) and all references to Canadian Prime Rate Loans and U.S. Base Rate Loans (as applicable) shall include Canadian Overdraft Loans. For certainty, notwithstanding Section 2.7 or 2.15, no Drawdown Notice or Repayment Notice need be delivered by the Canadian Borrower in respect of Canadian Overdraft Loans.

(3) In addition to the foregoing, the Australian Borrower may withdraw funds from the overdraft account maintained with the Australian Operating Facility Lender that has been designated by the Australian Operating Facility Lender for such purpose (“Australian Overdraft Account”), which shall be deemed to be outstanding as Australian overdraft loans under the Australian Operating Facility (each, an “Australian Overdraft Loan”). For certainty, notwithstanding Section 2.7 or 2.15, no Drawdown Notice or Repayment Notice need be delivered by the Australian Borrower in respect of Australian Overdraft Loans. In respect of such Australian Overdraft Loans, the Australian Borrower must pay the Australian Operating Facility Lender’s normal account service fees for accounts and loans, and any such fees may be debited to (a) the Australian Designated Account and (b) to the extent there are insufficient funds in the Australian Designated Account, the Australian Overdraft Account, at such times as the Australian Operating Facility Lender determines.

(4) The Australian Borrower may, in Australian Dollars, make Drawdowns of Australian Letters of Credit in accordance with Section 2.26.

2.3	Purpose

Each of the Credit Facilities is being made available for the general corporate purposes of the applicable Borrower including working capital requirements, the issuance of letters of credit, capital expenditures, the repayment of debt and non-hostile acquisitions.

2.4	Availability and Nature of the Credit Facilities

(1) Subject to the terms and conditions hereof, the applicable Borrower may make Drawdowns under the applicable Credit Facility in respect of the Commitments of a given Lender prior to, and only prior to, the Maturity Date applicable to such Lender.

(2) Prior to the Maturity Date applicable to a Lender, each Credit Facility shall be a revolving credit facility and the applicable Borrower may increase or decrease Loans under such Credit Facility by making Drawdowns, repayments and further Drawdowns.

(3) For certainty, in no event shall a Lender be required to fund, participate in, or otherwise provide any portion of a Loan which has a maturity or expiry date, or which has an Interest Period which will expire, after the Maturity Date applicable to such Lender. In no event shall a Borrower request, or be entitled to obtain, a Loan which has a maturity or expiry date, or which has an Interest Period which will expire after the earliest Maturity Date then applicable to a Lender.

2.5	Minimum Drawdowns

(1) Each Drawdown under the Syndicated Facility of the following types of Loans shall be in the following amounts indicated:

(a)	Bankers’ Acceptances in minimum aggregate amounts of Cdn.$5,000,000 at maturity and Drawdowns in excess thereof in integral multiples of Cdn.$100,000;

(b)	Libor Loans in minimum principal amounts of U.S.$5,000,000 and Drawdowns in excess thereof in integral multiples of U.S.$100,000;

(c)	Canadian Prime Rate Loans in minimum principal amounts of Cdn.$1,000,000 and Drawdowns in excess thereof in integral multiples of Cdn.$100,000; and

(d)	U.S. Base Rate Loans in minimum principal amounts of U.S.$1,000,000 and Drawdowns in excess thereof in integral multiples of U.S.$100,000.

(2) Each Drawdown under the Canadian Operating Facility of the following types of Loans shall be in the following amounts indicated:

(a)	Bankers’ Acceptances in minimum aggregate amounts of Cdn.$500,000 at maturity and Drawdowns in excess thereof in integral multiples of Cdn.$100,000; and

(b)	Libor Loans in minimum principal amounts of U.S.$500,000 and Drawdowns in excess thereof in integral multiples of U.S.$100,000.

(3) Subject to Section 2.2(3), each Drawdown under the Australian Operating Facility of BBSY Loans shall be in the minimum aggregate amounts of the Equivalent Amount in Australian Dollars of Cdn.$500,000 at maturity and Drawdowns in excess thereof in integral multiples of the Equivalent Amount in Australian Dollars of Cdn.$100,000.

2.6	Libor Loan and BBSY Loan Availability

Drawdowns of, Conversions into and Rollovers of (as applicable) requested Libor Loans and BBSY Loans may only be made upon the Agent’s, the Canadian Operating Facility Lender’s or the Australian Operating Facility Lender’s, as applicable, prior favourable determination with respect to the matters referred to in Section 13.1.

2.7	Notice Periods for Drawdowns, Conversions and Rollovers

(1) Subject to the provisions hereof, the Canadian Borrower may make a Drawdown, Conversion or Rollover under the Syndicated Facility by delivering a Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be (executed in accordance with the definition of Officer’s Certificate), with respect to a specified type of Loan to the Agent not later than:

(a)

10:00 a.m. (Calgary time) three Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, for the Drawdown of, Conversion into or the Rollover of Libor Loans;

(b)

10:00 a.m. (Calgary time) two Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, for the Drawdown of, Conversion into or Rollover of Bankers’ Acceptances;

(c)

10:00 a.m. (Calgary time) one Banking Day prior to the proposed Drawdown Date or Conversion Date, as the case may be, for Drawdowns of or Conversions into Canadian Prime Rate Loans and/or U.S. Base Rate Loans; and

(d)	10:00 a.m. (Calgary time) three Banking Days prior to the proposed Drawdown Date or Rollover Date, as the case may be, for the Drawdown or Rollover of Letters of Credit.

(2) Subject to the provisions hereof, including Section 2.2(2), the Canadian Borrower may make a Drawdown, Conversion or Rollover under the Canadian Operating Facility by delivering a Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be (executed in accordance with the definition of Officer’s Certificate), with respect to a specified type of Loan to the Canadian Operating Facility Lender not later than:

(a)

10:00 a.m. (Calgary time) three Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, for the Drawdown of, Conversion into or the Rollover of Libor Loans;

(b)

10:00 a.m. (Calgary time) one Banking Day prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, for the Drawdown of, Conversion into or Rollover of Bankers’ Acceptances; and

(c)	10:00 a.m. (Calgary time) on the proposed Drawdown Date or Conversion Date, as the case may be, for Drawdowns of or Conversions into Canadian Prime Rate Loans and/or U.S. Base Rate Loans.

(3) Subject to the provisions hereof including Section 2.2(3), the Australian Borrower may make a Drawdown or Rollover under the Australian Operating Facility (and may make a Conversion of an Australian Overdraft Loan into a BBSY Loan) by delivering a Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be (executed in accordance with the definition of Officer’s Certificate), with respect to a specified type of Loan to the Australian Operating Facility Lender not later than 10:00 a.m. (Perth time) three Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, for the Drawdown of, Conversion into, or the Rollover of, BBSY Loans.

2.8	Conversion Option

Subject to the provisions of this Agreement and except for Letters of Credit and BBSY Loans, a Borrower may convert the whole or any part of any type of Loan under a Credit Facility into any other type of permitted Loan under the same Credit Facility by giving the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable, a Conversion Notice in accordance herewith; provided that:

(a)	Conversions of Libor Loans and Bankers’ Acceptances may only be made on the last day of the Interest Period applicable thereto;

(b)

a Borrower may not convert a portion only or the whole of an outstanding Loan unless both the unconverted portion and converted portion of such Loan are equal to or exceed, in the relevant currency of each such portion, the minimum amounts required for Drawdowns of Loans of the same type as that portion (as set forth in Section 2.5);

(c)

in respect of Conversions of a Loan denominated in one currency to a Loan denominated in another currency, a Borrower shall at the time of the Conversion repay the Loan or portion thereof being converted in the currency in which it was denominated;

(d)	a Conversion shall not result in an increase in Outstanding Principal; increases in Outstanding Principal may only be effected by Drawdowns;

(e)

in respect of the Conversion of any Australian Overdraft Loans into BBSY Loans, such Conversion shall be effected by the repayment of such Australian Overdraft Loans, or portion thereof, and readvance to the Australian Borrower of BBSY Loans; and

(f)

notwithstanding the foregoing, a Borrower shall be permitted to request Drawdowns below the minimum amounts provided for herein to the extent necessary to allow such Borrower to meet the minimum amount requirements for a requested Conversion.

2.9	Libor Loan and BBSY Loan Rollovers; Selection of Libor and BBSY Interest Periods

(1) At or before 10:00 a.m. (Calgary time) three Banking Days prior to the expiration of each Interest Period of each Libor Loan, the Canadian Borrower shall, unless it has delivered a Conversion Notice pursuant to Section 2.8 and/or a Repayment Notice pursuant to Section 2.15 (together with a Rollover Notice if a portion only is to be converted or repaid; provided that a portion of a Libor Loan may be continued only if the portion which is to remain outstanding is equal to or exceeds the minimum amount required hereunder for Drawdowns of Libor Loans) with respect to the aggregate amount of such Loan, deliver a Rollover Notice to the Agent or the Canadian Operating Facility Lender, as applicable, selecting the next Interest Period applicable to the Libor Loan which new Interest Period shall commence on and include the last day of such prior Interest Period. If the Canadian Borrower fails to deliver a Rollover Notice to the Agent or the Canadian Operating Facility Lender, as applicable, as provided in this Section, the Canadian Borrower shall be deemed to have given a Conversion Notice to the Agent or the Canadian Operating Facility Lender, as applicable, electing to convert the entire amount of the maturing Libor Loan into a U.S. Base Rate Loan.

(2) At or before 10:00 a.m. (Perth time) three Banking Days prior to the expiration of each Interest Period of each BBSY Loan, the Australian Borrower shall, unless it has delivered a Repayment Notice pursuant to Section 2.15 (together with a Rollover Notice if a portion only is to be repaid; provided that a portion of a BBSY Loan may be continued only if the portion which is to remain outstanding is equal to or exceeds the minimum amount required hereunder for Drawdowns of BBSY Loans) with respect to the aggregate amount of such Loan, deliver a Rollover Notice to the Australian Operating Facility Lender selecting the next Interest Period applicable to the BBSY Loan which new Interest Period shall commence on and include the last day of such prior Interest Period. If the Australian Borrower fails to deliver a Rollover Notice to the Australian Operating Facility Lender as provided in this Section, then the applicable interest rate on such BBSY Loan payable under Section 5.4 shall be deemed to be a rate per annum equal to the BBR in effect from time to time with a deemed interest period of one month plus the Applicable Pricing Rate and references to “BBSY” in respect of BBSY Loans shall be deemed to be references to “BBR” with a deemed interest period of one month.

2.10	Rollovers and Conversions not Repayments

Any amount converted shall be a Loan of the type converted to upon such Conversion taking place, and any amount rolled over shall continue to be the same type of Loan under the same Credit Facility as before the Rollover, but such Conversion or Rollover (to the extent of the amount converted or rolled over) shall not of itself constitute a repayment or a fresh utilization of any part of the amount available under the relevant Credit Facility.

2.11	Agent’s Obligations with Respect to Canadian Prime Rate Loans, U.S. Base Rate Loans and Libor Loans

Upon receipt of a Drawdown Notice, Rollover Notice or Conversion Notice with respect to a Canadian Prime Rate Loan, U.S. Base Rate Loan or Libor Loan, the Agent shall forthwith notify the relevant Lenders of the requested type of Loan, the proposed Drawdown Date, Rollover Date or Conversion Date, each Lender’s Rateable Portion of such Loan and, if applicable, the account of the Agent to which each Lender’s Rateable Portion is to be credited.

2.12	Lenders’ and Agent’s Obligations with Respect to Canadian Prime Rate Loans, U.S. Base Rate Loans, Libor Loans and BBSY Loans;

(1) The applicable Lenders shall, for same day value not later than 12:00 p.m. (Toronto time) on the Drawdown Date specified by the Canadian Borrower in a Drawdown Notice with respect to a Canadian Prime Rate Loan, a U.S. Base Rate Loan and a Libor Loan under the Syndicated Facility, credit the Agent’s account specified in the Agent’s notice given under Section 2.11 with such Lender’s Rateable Portion of each such requested Loan and for same day value on the same date the Agent shall, to the extent such funds have been received by the Agent, pay to the Canadian Borrower the full amount of the amounts so credited in accordance with any payment instructions set forth in the applicable Drawdown Notice.

(2) On the Drawdown Date specified by the Canadian Borrower in a Drawdown Notice with respect to a Canadian Prime Rate Loan, a U.S. Base Rate Loan and a Libor Loan under the Canadian Operating Facility, for same day value the Canadian Operating Facility Lender shall pay to the Canadian Borrower the full amount of the requested Drawdown in accordance with any payment instructions set forth in the applicable Drawdown Notice.

(3) On the Drawdown Date specified by the Australian Borrower in a Drawdown Notice with respect to a BBSY Loan under the Australian Operating Facility, for same day value the Australian Operating Facility Lender shall pay to the Australian Borrower the full amount of the requested Drawdown in accordance with any payment instructions set forth in the applicable Drawdown Notice.

2.13 Irrevocability

A Drawdown Notice, Rollover Notice, Conversion Notice or Repayment Notice given by a Borrower hereunder shall be irrevocable and, subject to any options the Lenders may have hereunder in regard thereto and such Borrower’s rights hereunder in regard thereto, shall oblige such Borrower to take the action contemplated on the date specified therein.

2.14	Optional Cancellation or Reduction of Credit Facilities

The Canadian Borrower (on behalf of itself and the Australian Borrower) may, at any time, upon giving at least 3 Banking Days prior written notice to, in respect of a cancellation or reduction of the Syndicated Facility, the Agent, in respect of a cancellation or reduction of the Canadian Operating Facility, the Canadian Operating Facility Lender, or, in respect of a cancellation or reduction of the Australian Operating Facility, the Australian Operating Facility Lender, cancel in full or, from time to time, permanently reduce in part the unutilized portion of a

Credit Facility; provided, however, that any such reduction shall be in a minimum amount of Cdn.$5,000,000 and reductions in excess thereof shall be in integral multiples of Cdn.$1,000,000 (or, in respect of the Australian Operating Facility such reduction shall be in a minimum amount of the Equivalent Amount in Australian Dollars of Cdn.$5,000,000 and reduction in excess thereof shall be in integral multiples of the Equivalent Amount in Australian Dollars of AUD$1,000,000). If a Credit Facility is so reduced, the Commitments of each of the Lenders under such Credit Facility shall be reduced pro rata in the same proportion that the amount of the reduction in the Credit Facility bears to the amount of such Credit Facility in effect immediately prior to such reduction.

2.15	Optional Repayment of Credit Facilities

A Borrower may at any time and from time to time repay, without penalty, to the Agent for the account of the Lenders, or in connection with the Canadian Operating Facility, the Canadian Operating Facility Lender, or in connection with the Australian Operating Facility, the Australian Operating Facility Lender or, in the case of Letters of Credit or Australian Letters of Credit, return the same to the Agent or the Australian Operating Facility Lender, as applicable, for cancellation or provide for the funding of, the whole or any part of any Loan owing by it together with accrued interest thereon to the date of such repayment provided that:

(a)

such Borrower shall give a Repayment Notice (executed in accordance with the definition of Officer’s Certificate) to the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable, prior to the date of the proposed repayment not later than the time by which prior notice would be required to be given under Section 2.7 for a Drawdown of the type of Loan proposed to be repaid; provided that the applicable Borrower may repay a Canadian Overdraft Loan or an Australian Overdraft Loan without any prior notice;

(b)	repayments pursuant to this Section may only be made on a Banking Day;

(c)

subject to the following provisions and Section 2.17, each such repayment may only be made on the last day of the applicable Interest Period with regard to a Libor Loan and a BBSY Loan that is being repaid;

(d)	a Bankers’ Acceptance may only be repaid on its maturity unless collateralized in accordance with Section 2.17(3);

(e)

unexpired Letters of Credit and Australian Letters of Credit may only be prepaid by the return thereof to the Agent or the Australian Operating Facility Lender, as applicable, for cancellation or providing funding therefor in accordance with Section 2.17(2);

(f)

except in the case of (i) Letters of Credit and Australian Letters of Credit (ii) Canadian Prime Rate Loans and U.S. Base Rate Loans under the Canadian Operating Facility and (iii) Australian Overdraft Loans under the Australian Operating Facility, each such repayment shall be in a minimum amount of the lesser of: (i) the minimum amount required pursuant to Section 2.5 for Drawdowns of the type of Loan proposed to be repaid and (ii) the Outstanding Principal of all Loans outstanding under the Credit Facilities immediately prior to such repayment; any repayment in excess of such amount shall be in integral multiples of the amounts required pursuant to Section 2.5 for multiples in excess of the minimum amounts for Drawdowns; and

(g)

except in the case of (i) Letters of Credit and Australian Letters of Credit (ii) Canadian Prime Rate Loans and U.S. Base Rate Loans under the Canadian Operating Facility and (iii) Australian Overdraft Loans under the Australian Operating Facility, a Borrower may not repay a portion only of an outstanding Loan unless the unpaid portion is equal to or exceeds, in the relevant currency, the minimum amount required pursuant to Section 2.5 for Drawdowns of the type of Loan proposed to be repaid.

2.16	Mandatory Repayment and Reduction of Credit Facilities

Subject to Section 12.2 and Article 8, each Borrower shall repay or pay, as the case may be, to the Agent, on behalf of the Lenders, or, in connection with the Canadian Operating Facility, to the Canadian Operating Facility Lender, or, in connection with the Australian Operating Facility, to the Australian Operating Facility Lender, all Loans and other Obligations outstanding under each Credit Facility on or before the Maturity Date applicable to each Credit Facility and applicable to each Lender. Notwithstanding the foregoing, the Australian Borrower shall repay or pay, as the case may be, to the Australian Operating Facility Lender, all Australian Overdraft Loans and all accrued interest thereon within 4 Banking Days of receipt by the Australian Borrower of a demand for payment by the Australian Operating Facility Lender.

2.17	Additional Repayment Terms

(1) If any Libor Loan or BBSY Loan is repaid on other than the last day of the applicable Interest Period, the applicable Borrower shall, within three Banking Days after notice is given by the Agent, the Canadian Operating Facility Lender, or the Australian Operating Facility Lender, as applicable, pay to the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable, for the account of the applicable Lenders all costs, losses, premiums and expenses incurred by such Lenders by reason of the liquidation or re-deployment of deposits or other funds, or for any other reason whatsoever, resulting in each case from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. Any such Lender, upon becoming entitled to be paid such costs, losses, premiums and expenses, shall deliver to the applicable Borrower and, in the case of a Syndicated Facility Lender, the Agent, a certificate of such Lender certifying as to such amounts and, in the absence of manifest error, such certificate shall be conclusive and binding for all purposes.

(2) With respect to the funding of the repayment of unexpired Letters of Credit and Australian Letters of Credit, it is agreed that the applicable Borrower shall provide for the funding in full of the repayment of unexpired Letters of Credit or Australian Letters of Credit, as applicable, by paying to and depositing with the Agent or the Australian Operating Facility Lender, as applicable, cash collateral for each such unexpired Letter of Credit or Australian Letter of Credit, as applicable, equal to the maximum undrawn face amount thereof and any accrued but unpaid fees (including fronting and issuance fees), in each case, in the respective currency which the relevant Letter of Credit or Australian Letters of Credit, as applicable, is denominated; such cash collateral deposited by a Borrower shall be held by the Agent or the Australian Operating Facility Lender, as applicable, in an interest bearing cash collateral account with interest to be credited to the applicable Borrower at rates prevailing at the time of deposit for similar accounts with the Agent or the Australian Operating Facility Lender, as applicable. Such cash collateral accounts shall be assigned to the Agent or the Australian Operating Facility Lender, as applicable, as security for the obligations of the applicable Borrower in relation to such Letters of Credit or Australian Letters of Credit, as applicable, and the Security Interest of the Agent or the Australian Operating Facility Lender (or be subject to such set-off or other arrangements permitted hereunder and satisfactory to the Australian Operating Facility Lender), as applicable, thereby created in such cash collateral shall rank in priority to all other Security Interests and adverse claims against such cash collateral other than those Security Interests described in paragraphs (a) and (b) of the definition of Permitted Encumbrances. Such cash collateral shall be applied to satisfy the obligations of the applicable Borrower for such Letters of Credit or Australian Letters of Credit, as applicable, as payments are made thereunder and the Agent and the Australian Operating Facility Lender, as applicable, are hereby irrevocably directed by the applicable Borrower to so apply any such cash collateral. Amounts held in such cash collateral accounts may not be withdrawn by the applicable Borrower without the consent of the Agent or the Australian Operating Facility Lender, as applicable; however, interest on such deposited amounts shall be for the account of the applicable Borrower and may be withdrawn by the applicable Borrower so long as no Default or Event of Default is then continuing. If after expiry of the Letters of Credit for which such funds are held and application by the Agent or the Australian Operating Facility Lender, as applicable, of the amounts in such cash collateral accounts to satisfy the obligations of the applicable Borrower hereunder with respect to the Letters of Credit or Australian Letters of Credit, as applicable, being repaid, any excess remains, such excess shall be promptly paid by the Agent or the Australian Operating Facility Lender, as applicable, to the applicable Borrower so long as no Default or Event of Default is then continuing.

In lieu of providing cash collateral as aforesaid, the applicable Borrower may provide to the Agent or the Australian Operating Facility Lender, as applicable, irrevocable standby letter or letters of credit in an aggregate amount equal to the aggregate maximum undrawn face amount of all unexpired Letters of Credit or Australian Letters of Credit, as applicable, being repaid and any accrued but unpaid fees (including fronting and issuance fees) and for a term which expires not sooner than 10 Banking Days after the expiry of the Letters of Credit or Australian Letters of Credit, as applicable, in respect of which such letter(s) of credit are provided; such letters of credit shall be denominated and payable in the currency of the relevant unexpired Letters of Credit or Australian Letters of Credit, as applicable, and shall be issued by a financial institution and on terms and conditions acceptable to each of the Agent and the Fronting Lenders or the Australian Operating Facility Lender, as applicable, each in its sole discretion. The Agent and the Australian Operating Facility Lender, as applicable, are hereby irrevocably authorized and directed to draw upon such letters of credit and apply the proceeds of the same to satisfy the obligations of the applicable Borrower for such unexpired Letters of Credit or Australian Letters of Credit, as applicable, as payments are made by the Agent, the Fronting Lenders and the Syndicated Facility Lenders or the Australian Operating Facility Lender, as applicable, thereunder.

(3) With respect to a repayment of unmatured Bankers’ Acceptances it is agreed that the Canadian Borrower shall provide for the funding in full of the unmatured Bankers’ Acceptances to be repaid by paying to and depositing with the Agent or the Canadian Operating Facility Lender, as applicable, cash collateral (the “Cash Collateral”) for each such unmatured Bankers’ Acceptances equal to the face amount payable at maturity thereof; such Cash Collateral deposited by the Canadian Borrower shall be invested by the Agent or the Canadian Operating Facility Lender, as applicable, in Approved Securities as may be directed in writing by the Canadian Borrower from time to time (the “Collateral Investments”), provided that the Canadian Borrower shall direct said investments so that they mature in amounts sufficient to permit payment of the Obligations for maturing Bankers’ Acceptances on the maturity dates thereof, with interest thereon to be credited to the Canadian Borrower. In the event that the Agent or the Canadian Operating Facility Lender, as applicable, is not provided with instructions from the Canadian Borrower to make Collateral Investments as provided herein, the Agent or the Canadian Operating Facility Lender, as applicable, shall hold such Cash Collateral in an interest bearing cash collateral account (the “Cash Collateral Account”) at rates prevailing at the time of deposit for similar accounts with the Agent or the Canadian Operating Facility Lender, as applicable. The (a) Cash Collateral, (b) Cash Collateral Accounts, (c) Collateral Investments, (d) any accounts receivable, claims, instruments or securities evidencing or relating to the foregoing, and (e) any proceeds of any of the foregoing (collectively the “Outstanding BAs Collateral”) shall be assigned to the Agent or the Canadian Operating Facility Lender, as applicable, as security for the obligations of the Canadian Borrower in relation to such Bankers’ Acceptances and the Security Interest of the Agent or the Canadian Operating Facility Lender, as applicable, thereby created in such Outstanding BAs Collateral shall rank in priority to all other Security Interests and adverse claims against such Outstanding BAs Collateral other than those Security Interests described in paragraphs (a) and (b) of the definition of Permitted Encumbrances. Such Outstanding BAs Collateral shall be applied to satisfy the obligations of the Canadian Borrower for such Bankers’ Acceptances as they mature and the Agent and the Canadian Operating Facility Lender, as applicable, are hereby irrevocably directed by the Canadian Borrower to apply any such Outstanding BAs Collateral to such maturing Bankers’ Acceptances. The Outstanding BAs Collateral created herein shall not be released to the Canadian Borrower without the consent of the Agent or the Canadian Operating Facility Lender, as applicable; however, interest on such deposited amounts shall be for the account of the Canadian Borrower and may be withdrawn by the Canadian Borrower so long as no Default or Event of Default is then continuing. If, after maturity of the Bankers’ Acceptances for which such Outstanding BAs Collateral is held and application by the Agent or the Canadian Operating Facility Lender, as applicable, of the Outstanding BAs Collateral to satisfy the obligations of the Canadian Borrower hereunder with respect to the Bankers’ Acceptances being repaid, any interest or other proceeds of the Outstanding BAs Collateral remains, such interest or other proceeds shall be promptly paid and transferred by the Agent or the Canadian Operating Facility Lender, as applicable to the Canadian Borrower so long as no Default or Event of Default is then continuing.

2.18	Currency Excess

(1) If the Agent, or, in the case of the Canadian Operating Facility, the Canadian Operating Facility Lender, or in the case of the Australian Operating Facility, the Australian Operating Facility Lender shall determine, acting reasonably, that the aggregate Outstanding Principal of the outstanding Loans under a given Credit Facility exceeds the maximum principal amount of such Credit Facility (the amount of such excess is herein called the “Currency Excess”), then, upon written request by the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable (which request shall detail the applicable

Currency Excess), the applicable Borrower shall repay (a) in respect of the Syndicated Facility and the Canadian Operating Facility an amount of Canadian Prime Rate Loans or U.S. Base Rate Loans and (b) in respect of the Australian Operating Facility, an amount of Australian Overdraft Loans, within (i) if the Currency Excess exceeds Cdn.$1,000,000 (or the Equivalent Amount in any other applicable currency), 5 Banking Days, and (ii) in all other cases, 20 Banking Days after receipt of such request, such that, except as otherwise contemplated in Section 2.18(2), the Equivalent Amount in Canadian Dollars of such repayments is, in the aggregate, at least equal to the Currency Excess; provided that the amount actually payable by such Borrower in respect of such Currency Excess on a given day shall not exceed the actual Currency Excess on such day and provided further that no such payment shall result in the permanent reduction of the Commitments under any Credit Facility.

(2) If, in respect of any Currency Excess, the repayments made by the applicable Borrower have not completely removed such Currency Excess (the remainder thereof being herein called the “Currency Excess Deficiency”), the applicable Borrower shall within the aforementioned 5 or 20 Banking Days, as the case may be, after receipt of the aforementioned request of the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable, place an amount equal to the Currency Excess Deficiency on deposit with the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable, in an interest bearing account with interest at rates prevailing at the time of deposit for the account of applicable Borrower, to be assigned to the Agent on behalf of the Syndicated Facility Lenders, to the Canadian Operating Facility Lender or to the Australian Operating Facility Lender, as applicable, by instrument satisfactory to the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable, and, if applicable, to be applied to maturing Bankers’ Acceptances, BBSY Loans or Libor Loans (converted if necessary at the exchange rate for determining the Equivalent Amount on the date of such application). The Agent, the Canadian Operating Facility Lender and the Australian Operating Facility Lender, as applicable, are hereby irrevocably directed by the applicable Borrower to apply any such sums on deposit to maturing Loans as provided in the preceding sentence. In lieu of providing funds for the Currency Excess Deficiency, as provided in the preceding provisions of this Section, the applicable Borrower may within the said period of 5 or 20 Banking Days, as the case may be, provide to the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable, an irrevocable standby letter of credit in an amount equal to the Currency Excess Deficiency and for a term which expires not sooner than 10 Banking Days after the date of maturity or expiry, as the case may be, of the relevant Bankers’ Acceptances, Libor Loans, BBSY Loans, Letters of Credit or Australian Letters of Credit, as the case may be; such letter of credit for the Currency Excess Deficiency shall be issued by a financial institution, and shall be on terms and conditions, acceptable to the Agent, the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable, each in its sole discretion. The Agent, the Canadian Operating Facility Lender and the Australian Operating Facility Lender are each hereby authorized and directed to draw upon such letter of credit and apply the proceeds of the same to Bankers’ Acceptances, BBSY Loans, Libor Loans, Letters of Credit or Australian Letters of Credit as they mature. Upon the Currency Excess Deficiency being eliminated as aforesaid or by virtue of subsequent changes in the exchange rate for determining the Equivalent Amount, then, provided no Default or Event of Default is then continuing, such funds on deposit, together with interest thereon, or such letters of credit shall be returned to the applicable Borrower, in the case of funds on deposit, or shall be cancelled or reduced in amount, in the case of letters of credit.

2.19	Hedging with Lenders and Hedging Affiliates

If a Lender or Hedging Affiliate enters into a Financial Instrument with a Borrower or a Guarantor which such Lender or Hedging Affiliate (as the case may be) believes, acting reasonably, in good faith and without any actual notice or knowledge to the contrary, is Permitted Hedging, then each such Lender Financial Instrument and the Lender Financial Instrument Obligations under such Financial Instrument shall be guaranteed by the Parent Guarantee and the Subsidiary Guarantees (except the guarantee entered into by such Borrower or Guarantor and those Subsidiary Guarantees which by their terms would not guarantee the Lender Financial Instrument in question) equally and rateably with the Obligations and the Bank Product Obligations, regardless of whether such Borrower or Guarantor has complied herewith (but, for certainty, without in any manner lessening or relieving such Borrower or Guarantor from its obligation to comply therewith).

2.20	Extension of Syndicated Facility Maturity Date

(1) In this Section:

“Syndicated Facility Extension Request” means a written request by the Canadian Borrower to the Syndicated Facility Lenders to extend the Syndicated Facility Maturity Date applicable to such Lenders by one or more years (or any portion thereof), which request shall include an Officer’s Certificate certifying that no Default or Event of Default has occurred and is continuing; and

“Requested Lenders” means those Syndicated Facility Lenders which are not then Syndicated Facility Non-Extending Lenders.

(2) The Canadian Borrower may, once in each calendar year, by delivering to the Agent an executed Syndicated Facility Extension Request, request the Requested Lenders to extend the Syndicated Facility Maturity Date applicable to such Lenders by one or more years (or any portion thereof); provided that: (a) such request may not be made more than 90 days or less than 60 days before June 30 in each calendar year (each, a “Syndicated Facility Extension Date”); and (b) the Syndicated Facility Maturity Date, if extended in accordance herewith and therewith, shall not be later than four (4) years after the effectiveness of such extension.

(3) Upon receipt from the Canadian Borrower of an executed Syndicated Facility Extension Request, the Agent shall promptly deliver to each Requested Lender a copy of such request, and each Requested Lender shall, within 30 days after receipt of the Syndicated Facility Extension Request by the Agent, provide to the Agent and the Canadian Borrower either (a) written notice that such Requested Lender (each, a “Syndicated Facility Extending Lender”) agrees, subject to Section 2.20(4) below, to the requested extension of the current Syndicated Facility Maturity Date applicable to it or (b) written notice (each, a “Syndicated Facility Notice of Non-Extension”) that such Requested Lender (each, a “Syndicated Facility Non-Extending Lender”) does not agree to such requested extension; provided that, if any Requested Lender shall fail to so notify the Agent and the Canadian Borrower, then such Requested Lender shall be deemed to have delivered a Syndicated Facility Notice of Non-Extension and shall be deemed to be a Syndicated Facility Non-Extending Lender. The determination of each Syndicated Facility Lender whether or not to extend the Syndicated Facility Maturity Date applicable to it shall be made by each individual Syndicated Facility Lender in its sole discretion.

(4) If the Syndicated Facility Extending Lenders have Syndicated Facility Commitments which, in aggregate, represent more than 66 2⁄3% of all outstanding Syndicated Facility Commitments, the Syndicated Facility Maturity Date shall be extended in accordance with the Syndicated Facility Extension Request for each of the Syndicated Facility Extending Lenders. If the Syndicated Facility Extending Lenders do not have Syndicated Facility Commitments which, in aggregate, represent more than 66 2⁄3% of all outstanding Syndicated Facility Commitments, the Syndicated Facility Maturity Date shall not be extended for any of the Requested Lenders. For certainty, the Syndicated Facility Maturity Date for a Syndicated Facility Non-Extending Lender shall not be extended, regardless of whether or not the Syndicated Facility Maturity Date is extended for the Syndicated Facility Extending Lenders as aforesaid.

(5) This Section shall apply from time to time to facilitate successive extensions and requests for extension of the Syndicated Facility Maturity Date. If, as of the applicable Syndicated Facility Extension Date (before an agreement of the Syndicated Facility Extending Lenders to the extension thereof in accordance with the foregoing provisions of this Section 2.20), a Default or Event of Default exists, the Syndicated Facility Maturity Date shall not be extended, notwithstanding any other provision hereof to the contrary, for a Syndicated Facility Extending Lender unless (a) such Syndicated Facility Extending Lender has waived such Default or Event of Default in writing and (b) Syndicated Facility Extending Lenders having Syndicated Facility Commitments which, in aggregate, represent more than 66 2⁄3% of all outstanding Syndicated Facility Commitments have waived such Default or Event of Default in writing.

(6) A Syndicated Facility Non-Extending Lender may, with the prior written consent of the Canadian Borrower, become a Syndicated Facility Extending Lender with respect to any prior extension of the Syndicated Facility Maturity Date by providing written notice to the Agent revoking the Syndicated Facility Notice of Non-Extension provided by such Syndicated Facility Lender; such revocation shall be effective from and after receipt by the Agent of such notice from such Syndicated Facility Lender together with a copy of the Canadian Borrower’s consent in relation thereto.

2.21	Extension of Canadian Operating Facility Maturity Date

(1) In this Section “Canadian Operating Facility Extension Request” means a written request by the Canadian Borrower to the Canadian Operating Facility Lender to extend the Canadian Operating Facility Maturity Date by one or more years (or any portion thereof), which request shall include an Officer’s Certificate certifying that no Default or Event of Default has occurred and is continuing.

(2) The Canadian Borrower may, once in each calendar year, by delivering to the Canadian Operating Facility Lender an executed Canadian Operating Facility Extension Request, request the Canadian Operating Facility Lender to extend the Canadian Operating Facility Maturity Date by one or more years (or any portion thereof); provided that: (a) such request may not be made more than 90 days or less than 60 days before June 30 in each calendar year (each, a “Canadian Operating Facility Extension Date”); and (b) the Canadian Operating Facility Maturity Date, if extended in accordance herewith and therewith, shall not be later than four (4) years after the effectiveness of such extension.

(3) Upon receipt from the Canadian Borrower of an executed Canadian Operating Facility Extension Request, the Canadian Operating Facility Lender shall, within 30 days after receipt of the Canadian Operating Facility Extension Request, provide to the Agent and the Canadian Borrower either (a) written notice that the Canadian Operating Facility Lender agrees to the requested extension of the current Canadian Operating Facility Maturity Date in which case the Canadian Operating Facility Maturity Date shall be extended in accordance with the Canadian Operating Facility Extension Request or (b) written notice that the Canadian Operating Facility Lender does not agree to such requested extension, in which case the Canadian Operating Facility Maturity Date shall not be extended; provided that, if the Canadian Operating Facility Lender shall fail to so notify the Agent and the Canadian Borrower, then the Canadian Operating Facility Lender shall be deemed to have denied the request to extend the Canadian Operating Facility Maturity Date. The determination of the Canadian Operating Facility Lender whether or not to extend the Canadian Operating Facility Maturity Date shall be made by the Canadian Operating Facility Lender in its sole discretion.

(4) This Section shall apply from time to time to facilitate successive extensions and requests for extension of the Canadian Operating Facility Maturity Date. If, as of the applicable Canadian Operating Facility Extension Date (before an agreement of the Canadian Operating Facility Lender to the extension thereof in accordance with the foregoing provisions of this Section 2.21), a Default or Event of Default exists, the Canadian Operating Facility Maturity Date shall not be extended, notwithstanding any other provision hereof to the contrary unless the Canadian Operating Facility Lender has waived such Default or Event of Default in writing.

2.22	Extension of Australian Operating Facility Maturity Date

(1) In this Section “Australian Operating Facility Extension Request” means a written request by either the Canadian Borrower, on behalf of the Australian Borrower, or the Australian Borrower to the Australian Operating Facility Lender (with a copy to the Agent) to extend the Australian Operating Facility Maturity Date by one or more years (or any portion thereof), which request shall include an Officer’s Certificate certifying that no Default or Event of Default has occurred and is continuing.

(2) The Canadian Borrower, on behalf of the Australian Borrower, or the Australian Borrower may, once in each calendar year, by delivering to the Australian Operating Facility Lender (with a copy to the Agent) an executed Australian Operating Facility Extension Request, request the Australian Operating Facility Lender to extend the Australian Operating Facility Maturity Date by one or more years (or any portion thereof); provided that: (a) such request may not be made more than 90 days or less than 60 days before June 30 in each calendar year (each, an “Australian Operating Facility Extension Date”); and (b) the Australian Operating Facility Maturity Date, if extended in accordance herewith and therewith, shall not be later than four (4) years after the effectiveness of such extension.

(3) The Australian Operating Facility Lender shall, within 30 days after receipt of the Australian Operating Facility Extension Request, provide to the Canadian Borrower, on behalf of the Australian Borrower, or the Australian Borrower, as applicable, (with a copy to the Agent) either (a) written notice that the Australian Operating Facility Lender agrees to the requested extension of the current Australian Operating Facility Maturity Date in which case the Australian Operating Facility Maturity Date shall be extended in accordance with the Australian Operating Facility Extension Request or (b) written notice that the Australian Operating Facility Lender does not agree to such requested extension, in which case the Australian Operating Facility Maturity Date shall not be extended; provided that, if the Australian Operating Facility Lender shall fail to so notify the Canadian Borrower, on behalf of the Australian Borrower, or the Australian Borrower, as applicable, then the Australian Operating Facility Lender shall be deemed to have denied the request to extend the Australian Operating Facility Maturity Date. The determination of the Australian Operating Facility Lender whether or not to extend the Australian Operating Facility Maturity Date shall be made by the Australian Operating Facility Lender in its sole discretion.

(4) This Section shall apply from time to time to facilitate successive extensions and requests for extension of the Australian Operating Facility Maturity Date. If, as of the applicable Australian Operating Facility Extension Date (before an agreement of the Australian Operating Facility Lender to the extension thereof in accordance with the foregoing provisions of this Section 2.22), a Default or Event of Default exists, the Australian Operating Facility Maturity Date shall not be extended, notwithstanding any other provision hereof to the contrary unless the Australian Operating Facility Lender has waived such Default or Event of Default in writing.

2.23	Replacement of Lenders

(1) Each of the Borrowers shall have the right, at its option, to (i) replace Lenders under the applicable Credit Facilities (by causing them to assign their rights and interests under such Credit Facilities to additional financial institutions which have agreed to become Lenders or by increasing the Commitments of existing Lenders under such Credit Facilities with, in the latter case, the consent of such increasing Lenders, or any combination thereof), (ii) repay the Obligations outstanding to certain Lenders under the applicable Credit Facilities and cancelling their Commitments (without corresponding repayment to other Lenders), or (iii) any combination of the foregoing, with respect to the following Lenders:

(a)

Syndicated Facility Non-Extending Lenders, provided that the Syndicated Facility Maturity Date has been extended in accordance with the most recent Syndicated Facility Extension Request delivered by the Canadian Borrower pursuant to Section 2.20(2);

(b)	Lenders which have claimed Additional Compensation in accordance with the provisions hereof (each, a “Lender Claiming Additional Compensation”); and

(c)

Lenders which have not agreed to consent under, waiver of or proposed amendment to the provisions of the Documents (each, a “Dissenting Lender”) requested by a Borrower; provided that the applicable Borrower shall not be entitled to replace or repay a Dissenting Lender unless, after doing so, the requested consent, waiver or amendment would be approved in accordance with this Agreement;

provided that the Borrowers shall not be entitled to replace or repay a Dissenting Lender unless it is concurrently repaying or replacing all Dissenting Lenders in connection with the relevant extension, consent, waiver or amendment and further provided that increases in the Commitments of existing Lenders and the addition of new financial institutions as Lenders shall require the consent of each of the Agent (such consent not to be unreasonably withheld or delayed) and, in the case of the Syndicated Facility, each Fronting Lender (such consent in each Fronting Lender’s sole discretion).

(2) In order to give effect to the provisions of Section 2.23(1) (but subject to such provisions), the relevant Borrower may, from time to time:

(a)

require any Syndicated Facility Non-Extending Lender, Lender Claiming Additional Compensation or Dissenting Lender to assign all of its rights, benefits and interests under the Documents, its Commitments and its Rateable Portion of all Loans and other Obligations (collectively, the “Assigned Interests”) to (a) any other Lenders which have agreed to increase their Commitments and purchase the Assigned Interests or (b) to third party lenders selected by the relevant Borrower. The relevant Borrower shall provide the Agent, each Fronting Lender, in respect of the Canadian Operating Facility, the Canadian Operating Facility Lender, and, in respect of the Australian Operating Facility, the Australian Operating Facility Lender, with 10 Banking Days’ prior written notice of its desire to proceed under this Section. The assignment of the Assigned Interests shall be effective upon: (a) execution and delivery of assignment documentation satisfactory to the relevant Syndicated Facility Non-Extending Lender, Lender Claiming Additional Compensation or Dissenting Lender, as the case may be, the assignee, the relevant Borrower and the Agent (each acting reasonably); (b) upon payment to the relevant Syndicated Facility Non-Extending Lender, Dissenting Lender or Lender Claiming Additional Compensation, as the case may be, by the relevant assignee of an amount equal to such Lender’s Rateable Portion of all Loans being assigned and all accrued but unpaid interest and fees hereunder in respect of those portions of the Loans and Commitments being assigned; (c) upon payment by the relevant assignee to the Agent (for the applicable Agent’s own account) of the transfer fee contemplated in Section 16.6; and (d) upon provision satisfactory to the Syndicated Facility Non-Extending Lender, Dissenting Lender or Lender Claiming Additional Compensation, as the case may be, (acting reasonably) being made for (i) payment at maturity of outstanding Bankers’ Acceptances accepted by it, (ii) indemnity in respect of its share of outstanding Letters of Credit or, with respect to outstanding Fronted LCs, release by the relevant Fronting Lenders of its obligations in respect thereof and (iii) any costs, losses, premiums or expenses incurred by such Lender by reason of the liquidation or re-deployment of deposits or other funds in respect of Libor Loans or BBSY Loans outstanding hereunder. Upon such assignment and transfer, the assigning Syndicated Facility Non-Extending Lender, Dissenting Lender or Lender Claiming Additional Compensation, as the case may be, shall have no further right, interest, benefit or obligation in respect of the Assigned Interests (except as provided in Section 7.8(3)) and the assignee thereof shall succeed to the position of such Lender as if the same was an original party hereto in the place and stead of such Syndicated Facility Non-Extending Lender, Dissenting

Lender or Lender Claiming Additional Compensation, as the case may be, and such assignee shall be deemed to be a Syndicated Facility Extending Lender for all purposes of this Agreement where the assignor is a Syndicated Facility Non-Extending Lender; for such purpose, the assignee shall execute and deliver an Assignment Agreement and such other documentation as may be reasonably required by the Agent, Fronting Lenders and the relevant Borrower to confirm its agreement to be bound by the provisions hereof as a Lender and to give effect to the foregoing; and

(b)

to the extent that the relevant Borrower has not caused any Syndicated Facility Non-Extending Lender, Dissenting Lender or Lender Claiming Additional Compensation, as the case may be, to assign its rights, benefits and interests to another Lender or other financial institution as provided in paragraph (a) above, repay to such Syndicated Facility Non-Extending Lender, Dissenting Lender or Lender Claiming Additional Compensation, as the case may be, at any time while such Lender continues to be a Syndicated Facility Non-Extending Lender, Dissenting Lender or Lender Claiming Additional Compensation, all such Lender’s Rateable Portion of all Loans outstanding under the Credit Facilities, together with all accrued but unpaid interest and fees thereon and with respect to its Commitments, without making corresponding repayment to the other Lenders and, upon such repayment and provision satisfactory to the relevant Syndicated Facility Non-Extending Lender, Dissenting Lender or Lender Claiming Additional Compensation, as the case may be, (acting reasonably) being made for (i) payment at maturity of all outstanding Bankers’ Acceptances accepted by such Lender, (ii) indemnity in respect of its share of outstanding Letters of Credit or, with respect to outstanding Fronted LCs, release by the relevant Fronting Lenders of its obligations in respect thereof and (iii) any costs, losses, premiums or expenses incurred by such Lender by reason of a liquidation or re-deployment of deposits or other funds in respect of Libor Loans or BBSY Loans outstanding hereunder, the applicable Borrower may cancel such Lender’s Commitments. Upon completion of the foregoing, such Syndicated Facility Non-Extending Lender, Dissenting Lender or Lender Claiming Additional Compensation, as the case may be, shall have no further right, interest, benefit or obligation in respect of the Credit Facilities (except as provided in Section 7.8(3)) and each Credit Facility shall be reduced by the amount of such Lender’s cancelled Commitment thereunder.

2.24	Permitted Increase in Syndicated Facility

The Canadian Borrower may, at any time and from time to time, increase the maximum amount of the Syndicated Facility by (i) adding additional financial institutions as Syndicated Facility Lenders, (ii) increasing the Syndicated Facility Commitments of existing Lenders with the consent of such existing Lenders or (iii) any combination thereof. The right to increase the maximum principal amount of the Syndicated Facility as aforesaid shall be subject to the following (for each such increase):

(a)	no Default or Event of Default shall have occurred and be continuing and the Canadian Borrower shall have delivered to the Agent a certificate of an officer of the Canadian

Borrower confirming the same and confirming (i) its corporate authorization to make such increase, (ii) the truth and accuracy in all material respects of its representations and warranties contained in Section 9.1 hereof as of such date, other than any such representations and warranties which expressly speak as of an earlier date and (iii) that no consents, approvals or authorizations are required for such increase (except as have been unconditionally obtained and are in full force and effect, unamended), each as at the effective date of such increase;

(b)

unless the Canadian Borrower shall have delivered to the Agent certified copies of the corporate authorization of the Canadian Borrower and each Guarantor authorizing such increase, the Canadian Borrower shall have delivered to the Agent an opinion of its legal counsel and counsel to the Guarantors in form and substance as may be required by the Agent, acting reasonably (and such opinion shall, inter alia, opine as to the corporate authorization of the Canadian Borrower to effect such increase);

(c)	the aggregate of all increases pursuant to this Section shall not exceed Cdn.$150,000,000 (or the Equivalent Amount thereof);

(d)

the Agent and each Fronting Lender shall have consented to increases in the Commitments of a Lender and any additional financial institution becoming a Lender, such consent of the Agent and each Fronting Lender not to be unreasonably withheld or delayed (it being understood that the withholding of consent by a Fronting Lender due to (i) such Fronting Lender’s concern over the credit quality of a Lender whose Commitment is being increased or a financial institution becoming a Lender or (ii) exposure limits of such Fronting Lender related to a Lender whose Commitment is being increased or a financial institution becoming a Lender shall, in each case, be deemed to be reasonable); and

(e)

the Canadian Borrower and the increasing existing Lender or the financial institution being added, as the case may be, shall execute and deliver such documentation as is required by the Agent, acting reasonably, to effect the increase in question (including the partial assignment of Loans or purchase of participations from Lenders to the extent necessary to ensure that, after giving effect to such increase, each Lender holds its Rateable Portion of each outstanding Loan under the Syndicated Credit Facility) and, if applicable, to add any such new financial institution as a Lender under the Documents.

2.25	Designation of Non-Guarantor Subsidiaries

(1) The Canadian Borrower shall from time to time, by notice in writing to the Agent, the Canadian Operating Facility Lender and the Australian Operating Facility Lender, be entitled to designate effective on the date set out in such notice that a Guarantor (other than the Australian Borrower) shall be a Non-Guarantor Subsidiary; provided that, without affecting the then existing status of Non-Guarantor Subsidiaries, the Canadian Borrower shall not be entitled to designate that a Guarantor shall be a Non-Guarantor Subsidiary if:

(a)	a Default or an Event of Default has occurred and is continuing;

(b)	a Default or an Event of Default would result from or exist immediately after such a designation; or

(c)

for certainty, if, immediately after such designation, the Canadian Borrower would not be in compliance with any of the terms and conditions hereof including, without limitation, the financial covenants set out in Section 10.3 or the positive covenant set out in Section 10.1(q).

(2) The Canadian Borrower shall, concurrently with delivery of a notice pursuant to Section 2.25(1), deliver to the Agent, the Canadian Operating Facility Lender and the Australian Operating Facility Lender an Officer’s Certificate addressed to the Agent and the Lenders certifying that the Canadian Borrower is entitled to make the designation referenced in such notice.

2.26	Australian Letters of Credit

(1) The Australian Operating Facility Lender agrees that it shall, subject to Section 3.1, on each Drawdown Date in connection with a Drawdown request for an Australian Letter of Credit, issue an Australian Letter of Credit having a Maximum Liability equal to the amount of the proposed Drawdown specified in the relevant Drawdown Notice and being otherwise in accordance with the Drawdown Notice.

(2) Each Australian Letter of Credit issued by the Australian Operating Facility Lender must be in the form or substantially in the form set out in Schedule L or as otherwise agreed between the Australian Borrower and the Australian Operating Facility Lender.

(3) The Australian Borrower irrevocably authorizes the Australian Operating Facility Lender to immediately pay any amount demanded at any time under an Australian Letter of Credit issued by the Australian Operating Facility Lender. The Australian Operating Facility Lender:

(a)	need not first refer to the Australian Borrower or obtain its authority for the payment;

(b)	need not enquire whether the demand has been properly made; and

(c)	may meet any demand even though the Australian Borrower disputes the validity of the demand.

(4) The Australian LC Sub-Facility Limit automatically reduces by an amount equal to the Maximum Liability of any outstanding Australian Letter of Credit until such Australian Letter of Credit has expired, been exhausted (provided that the Australian Operating Facility Lender has received the amount set out in Section 2.26(6) from the Australian Borrower in respect of such Letter of Credit), been cancelled or returned to the Australian Operating Facility Lender or been defeased by the provision of cash collateral in accordance with the provisions hereof. Notwithstanding the foregoing, the amount of any outstanding Loans under the Australian Operating Facility shall not exceed the Australian Operating Facility Commitment without the prior written consent of the Australian Operating Facility Lender.

(5) The Australian Borrower agrees not to request the issue of Australian Letters of Credit which, if issued, could result in the total of the Maximum Liability under all unexpired Letters of Credit on any day exceeding the Australian LC Sub-Facility Limit for that day.

(6) The Australian Borrower agrees to pay, within 4 Banking Days of demand from the Australian Operating Facility Lender, an amount equal to the amount paid by the Australian Operating Facility Lender under an Australian Letter of Credit.

(7) The Australian Borrower shall indemnify and save harmless the Australian Operating Facility Lender against all claims, losses, costs, expenses or damages to the Australian Operating Facility Lender arising out of or in connection with any Australian Letter of Credit, the issuance thereof, any payment thereunder or any action taken by the Australian Operating Facility Lender or any other person in connection therewith in accordance with the terms of this Agreement including all reasonable properly documented costs relating to any legal process or proceeding instituted by any party restraining or seeking to restrain the issuer of an Australian Letter of Credit or the Australian Operating Facility Lender from accepting or paying any draft or any amount under any such Australian Letter of Credit, except as a result of the Australian Operating Facility Lender’s gross negligence, wilful misconduct or material breach of this Agreement. The Australian Borrower agrees to pay amounts due under this indemnity on demand from the Australian Operating Facility Lender.

(8) The rights of the Australian Operating Facility Lender and the Australian Borrower’s obligations are not affected by anything that might otherwise affect them under law or otherwise, including, without limitation:

(a)

any inaccuracy, insufficiency, forgery or alteration in any certificate, Australian Letter of Credit or other document which purports to be made, issued or delivered under this Agreement or under any Australian Letter of Credit;

(b)

the fact that the Australian Operating Facility Lender releases any person (other than the Australian Borrower) or gives the Australian Borrower (or any other person) a concession, such as more time to pay, or compounds or compromises with them (whether or not an additional burden is imposed at the same time);

(c)	acquiescence or delay by one or both of the Australian Operating Facility Lender or any other person;

(d)	any variation or novation of a right of the Australian Operating Facility Lender or another person; or

(e)	the fact that the obligations of any person other than the Australian Borrower may not be enforceable.

(9) The Australian Borrower shall pay to the Australian Operating Facility Lender in respect of Australian Letters of Credit issued hereunder, an issuance fee quarterly in arrears (on the first day of January, April, July and October in each year, on the date of cancellation of the Australian Operating Facility and on the Australian Operating Facility Maturity Date) calculated at a rate per annum equal to the Applicable Pricing Rate on the Maximum Liability from time to time of each issued Australian Letter of Credit, calculated disregarding any amount paid out by the Australian Operating Facility Lender under the Australian Letter of Credit until the Australian Borrower pays in full in respect of that amount under clause 2.26(6). To the extent any Australian Letters of Credit for which issuance fees have been paid in advance are presented, cancelled, terminated or reduced prior to their original expiry date, the Australian Operating Facility Lender, shall reimburse the Australian Borrower for the amount of any applicable overpayment of any such issuance fees in connection with any such presentment, cancellation, termination or reduction.

ARTICLE 3—CONDITIONS PRECEDENT TO DRAWDOWNS

3.1	Conditions for Drawdowns

On or before each Drawdown hereunder the following conditions shall be satisfied:

(a)

the Agent, or in respect of a Drawdown under the Australian Operating Facility, the Australian Operating Facility Lender, or, in the case of a Drawdown under the Canadian Operating Facility, the Canadian Operating Facility Lender, shall have received a complete Drawdown Notice, delivered in accordance with the requirements hereof, from the applicable Borrower requesting the Drawdown;

(b)

the representations and warranties set forth in Section 9.1 shall be true and accurate in all respects on and as of the date of the requested Drawdown other than those representations and warranties expressly stated to be made as of an earlier date;

(c)	no Default or Event of Default shall have occurred and be continuing nor shall the Drawdown result in the occurrence of a Default or Event of Default; and

(d)

after giving effect to the proposed Drawdown, the Outstanding Principal of all Loans outstanding under the relevant Credit Facility shall not exceed the maximum principal amount of such Credit Facility and, in respect of the sub-facilities provided for under the Australian Operating Facility, the total principal amount outstanding under such sub-facility shall not exceed the maximum amount of such sub-facility.

3.2	Additional Conditions For Amendment and Restatement

This Agreement shall be effective upon, and the Existing Credit Agreement shall be amended and restated as herein provided upon, the following conditions being satisfied:

(a)	all fees which are due and payable under the Agency Fee Agreement to the Agent for its own account shall have been paid to the Agent by the Canadian Borrower (the “Agency Fee Agreement Fees”);

(b)

all fees and expenses previously agreed to in writing between the Canadian Borrower and each of (i) the Lead Arrangers, (ii) the Agent, (iii) the Lenders or (iv) any Lender or Lenders that are due and payable (other than the Agency Fee Agreement Fees) shall be paid by the Canadian Borrower to the Lead Arrangers, the Agent or the applicable Lender or Lenders, as applicable;

(c)

the Borrowers and each Guarantor at closing shall have delivered to the Agent, if applicable, a current certificate of status, compliance or good standing, as the case may be, in respect of its jurisdiction of incorporation, certified copies of its constating documents, by-laws, shareholder agreements, other organizational documents (or, for those entities that have previously provided such certified documents, certification that no change or amendments thereto have occurred or been made since previously delivered), as applicable, and the resolutions authorizing the Documents to which it is a party and the transactions thereunder and an Officers’ Certificate as to the incumbency of the officers thereof signing the Documents to which it is a party;

(d)

the Agent and the Lenders shall have received legal opinions from legal counsel to each Borrower and each Guarantor from legal counsel in each applicable jurisdiction, in form and substance as may be required by the Lenders acting reasonably;

(e)

no Default or Event of Default shall have occurred and be continuing and the Canadian Borrower shall have delivered to the Agent and the Lenders an Officer’s Certificate certifying the same to the Agent and the Lenders;

(f)

the Documents (including, without limitation, (i) a confirmation of guarantee from each Guarantor that has a Subsidiary Guarantee that is outstanding as of the date of this Agreement and (ii) any Subsidiary Guarantees required to be delivered in order for the Canadian Borrower to comply with its obligations under Section 10.1(q)) shall have been fully executed and delivered, each in form and substance satisfactory to the Lenders (acting reasonably);

(g)	the Canadian Borrower shall have delivered to the Agent an Officer’s Certificate attaching an updated corporate organization chart of the Canadian Borrower and its Subsidiaries;

(h)

if not already delivered, the Canadian Borrower shall have delivered the Compliance Certificate and reporting required pursuant to Sections 10.1(e)(i), (ii) and (iv) of this Agreement in respect of the December 31, 2018 fiscal year end of the Canadian Borrower; and

(i)

the Agent and the Lenders shall have received all such other documentation and information reasonably requested from each Borrower and their Subsidiaries in order to comply with any applicable “know your customer”, proceeds of crime and anti-money laundering rules and regulations including, without limitation, for any Lender that is a Covered Financial Institution if the Canadian Borrower or any Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Canadian Borrower or such Subsidiary not less than 5 days prior to the date hereof.

3.3	Waiver

The conditions set forth in Sections 3.1 and 3.2 are inserted for the sole benefit of the Lenders and the Agent and may be waived by the Lenders, in whole or in part (with or without terms or conditions) without prejudicing the right of the Lenders or Agent at any time to assert such waived conditions in respect of any subsequent Drawdown until such waived conditions are satisfied by the Canadian Borrower.

ARTICLE 4—EVIDENCE OF DRAWDOWNS

4.1	Account of Record

(1) The Agent shall open and maintain books of account evidencing all Loans and all other amounts owing by the Canadian Borrower to the Syndicated Facility Lenders hereunder. The Agent shall enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Canadian Borrower under the Syndicated Facility. The information entered in the foregoing accounts, absent manifest error, shall constitute prima facie evidence of the obligations of the Canadian Borrower to the Syndicated Facility Lenders hereunder with respect to all Loans and all other amounts owing by the Canadian Borrower to the Syndicated Facility Lenders hereunder. After a request by the Canadian Borrower, the Agent shall promptly advise the Canadian Borrower of such entries made in the Agent’s books of account.

(2) The Canadian Operating Facility Lender shall open and maintain books of account evidencing all Loans and all other amounts owing by the Canadian Borrower to the Canadian Operating Facility Lender hereunder. The Canadian Operating Facility Lender shall enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Canadian Borrower under the Canadian Operating Facility. The information entered in the foregoing accounts, absent manifest error, shall constitute prima facie evidence of the obligations of the Canadian Borrower to the Canadian Operating Facility Lender hereunder with respect to all Loans and all other amounts owing by the Canadian Borrower to the Canadian Operating Facility Lender hereunder. After a request by the Canadian Borrower, the Canadian Operating Facility Lender shall promptly advise the Canadian Borrower of such entries made in the Canadian Operating Facility Lender’s books of account.

(3) The Australian Operating Facility Lender shall open and maintain books of account evidencing all Loans and all other amounts owing by the Australian Borrower to the Australian Operating Facility Lender in respect of the Australian Operating Facility hereunder. The Australian Operating Facility Lender shall enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Australian Borrower under the Australian Operating Facility. The information entered in the foregoing accounts, absent manifest error, shall constitute prima facie evidence of the obligations of the Australian Borrower to the Australian Operating Facility Lender hereunder with respect to all Loans and all other amounts owing by the Australian Borrower under the Australian Operating Facility. After a request by the Australian Borrower or the Agent, the Australian Operating Facility Lender shall promptly advise the Australian Borrower or the Agent, as applicable, of such entries made in the Australian Operating Facility Lender’s books of account.

ARTICLE 5—PAYMENTS OF INTEREST AND FEES

5.1	Interest on Canadian Prime Rate Loans

The Canadian Borrower shall pay interest on each Canadian Prime Rate Loan owing by it during each Interest Period applicable thereto in Canadian Dollars at a rate per annum equal to the Canadian Prime Rate in effect from time to time during such Interest Period plus the Applicable Pricing Rate. Each determination by the Agent or the Canadian Operating Facility Lender, as applicable, of the Canadian Prime Rate applicable from time to time during an Interest Period, in the absence of manifest error, shall be prima facie evidence thereof. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Canadian Prime Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the Canadian Prime Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Canadian Borrower.

5.2	Interest on U.S. Base Rate Loans

The Canadian Borrower shall pay interest on each U.S. Base Rate Loan owing by it during each Interest Period applicable thereto in United States Dollars at a rate per annum equal to the U.S. Base Rate in effect from time to time during such Interest Period plus the Applicable Pricing Rate. Each determination by the Agent or the Canadian Operating Facility Lender, as applicable, of the U.S. Base Rate applicable from time to time during an Interest Period, in the absence of manifest error, shall be prima facie evidence thereof. Such interest shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the U.S. Base Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the U.S. Base Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Canadian Borrower.

5.3	Interest on Libor Loans

The Canadian Borrower shall pay interest on each Libor Loan owing by it during each Interest Period applicable thereto in United States Dollars at a rate per annum, calculated on the basis of a 360 day year, equal to the Libor Rate with respect to such Interest Period plus the Applicable Pricing Rate. Each determination by the Agent or the Canadian Operating Facility Lender, as applicable, of the Libor Rate applicable to an Interest Period, in the absence of manifest error, shall be prima facie evidence thereof. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Libor Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360.

5.4	Interest on BBSY Loans

The Australian Borrower shall pay interest on each BBSY Loan owing by it during each Interest Period applicable thereto in Australian Dollars at a rate per annum equal to the BBSY in effect from time to time during such Interest Period plus the Applicable Pricing Rate. Each determination by the Australian Operating Facility Lender of the BBSY applicable from time to time during an Interest Period, in the absence of manifest error, shall be prima facie evidence thereof. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the BBSY Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 360 days. Changes in the BBSY shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Australian Borrower.

5.5	Interest on Australian Overdraft Loans

The Australian Borrower shall pay interest on each Australian Overdraft Loan owing by it in Australian Dollars at a rate per annum equal to the BLR in effect from time to time. Each determination by the Australian Operating Facility Lender of the BLR applicable from time to time, in the absence of manifest error, shall be prima facie evidence thereof. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Australian Overdraft Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the BLR shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Australian Borrower. Interest payable pursuant to this Section 5.5 may, to the extent not otherwise paid on the relevant Interest Payment Date, be debited to (a) the Australian Designated Account and (b) to the extent there are insufficient funds in the Australian Designated Account, the Australian Overdraft Account.

5.6	Interest Act (Canada); Conversion of 360 Day Rates

(1) Whenever a rate of interest or other rate per annum hereunder is expressed or calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

(2) Whenever a rate of interest or other rate per annum hereunder is expressed or calculated on the basis of a year of 360 or 365 days, such rate of interest or other rate shall be expressed as a rate per annum, calculated on the basis of a 365 or 366 day year, as applicable, by multiplying such rate of interest or other rate by 365 or 366, as applicable, and dividing it by 360 or 365, as applicable.

(3) Each Borrower confirms that it fully understands and is able to calculate the rates of interest applicable to the Credit Facilities based on the methodology for calculating per annum rates provided for in this Agreement. The Agent agrees that, if requested in writing by any Borrower, it will calculate the nominal and effective per annum rate of interest on any Loan outstanding at the time of such request and provide such information to such Borrower within a reasonable time following such request; provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve any Borrower of any of its obligations under this Agreement or any other Document, nor result in any liability to the Agent or any Lender. Each Borrower hereby irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to the Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to any Borrower, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

5.7	Nominal Rates; No Deemed Reinvestment

The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

5.8	Standby Fees

(1) Subject to Section 16.2(3), the Canadian Borrower shall pay to the Agent for the account of the Syndicated Facility Lenders a standby fee in Canadian Dollars in respect of the Syndicated Facility calculated at a rate per annum equal to the Applicable Pricing Rate on the amount, if any, by which the amount of the Outstanding Principal under the Syndicated Facility for each day in the period of determination is less than the maximum principal amount for such Credit Facility for each such day. Fees determined in accordance with this Section shall accrue daily from and after the date hereof and be payable by the Canadian Borrower quarterly in arrears and on cancellation in full of the Syndicated Facility and on the Syndicated Facility Maturity Date.

(2) Subject to Section 16.2(3), the Canadian Borrower shall pay to the Canadian Operating Facility Lender for its own account a standby fee in Canadian Dollars in respect of the Canadian Operating Facility calculated at a rate per annum equal to the Applicable Pricing Rate on the amount, if any, by which the amount of the Outstanding Principal under the Canadian Operating Facility for each day in the period of determination is less than the maximum principal amount for such Credit Facility for each such day. Fees determined in accordance with this Section shall accrue daily from and after the date hereof and be payable by the Canadian Borrower quarterly in arrears and on cancellation in full of the Canadian Operating Facility and on the Canadian Operating Facility Maturity Date.

(3) Subject to Section 16.2(3), the Australian Borrower shall pay to the Australian Operating Facility Lender for its own account a standby fee in Australian Dollars in respect of Australian Operating Facility calculated at a rate per annum equal to the Applicable Pricing Rate on the amount, if any, by which the amount of the Outstanding Principal under the Australian Operating Facility for each day in the period of determination is less than the maximum principal amount for each such day of such Credit Facility. Fees determined in accordance with this Section shall accrue daily from and after the date hereof and be payable by the Australian Borrower quarterly in arrears and on cancellation in full of the Australian Operating Facility and on the Australian Operating Facility Maturity Date.

(4) As of: (i) the fifth day of January, April, July and October in each year, (ii) the date of any cancellation in full of a Credit Facility and (iii) the Maturity Date applicable to a Credit Facility the Agent, or in the case of the Canadian Operating Facility, the Canadian Operating Facility Lender, or, in the case of the Australian Operating Facility, the Australian Operating Facility Lender, shall determine the standby fees under this Section in respect of the applicable Credit Facility for the period from and including the date hereof or the date of the immediately preceding determination, as the case may be, to but excluding that date of determination and shall deliver to the applicable Borrower a written request for payment of the standby fees so determined, as detailed therein which request shall constitute prima facie evidence of the amount owing. The applicable Borrower shall pay to the Agent, for the account of the Syndicated Facility Lenders, or shall pay to the Canadian Operating Facility Lender, for its own account, or shall pay to the Australian Operating Facility Lender, for its own account, the standby fees referred to above within 5 Banking Days after receipt of each such written request.

(5) For certainty, no standby fees shall be payable by a Borrower in respect of a given Credit Facility for any period of time after the Maturity Date applicable to such Credit Facility.

5.9	Agent’s Fees

From and after the date hereof, the Canadian Borrower shall pay to the Agent, for its own account, until the Syndicated Facility has been fully cancelled and all Obligations thereunder have been paid in full, other than, in each case, the provisions of this Agreement (and the obligations related hereto) which by their terms survive the termination and cancellation of the Syndicated Facility, the non-refundable agency fees in the amounts specified in the Agency Fee Agreement.

5.10	Interest on Overdue Amounts

Notwithstanding any other provision hereof, in the event that any amount due hereunder (including, without limitation, any interest payment) is not paid when due (whether by acceleration or otherwise), the applicable Borrower shall pay interest on such unpaid amount (including, without limitation, interest on interest), if and to the fullest extent permitted by applicable law, from the date that such amount is due until the date that such amount is paid in full (but excluding the date of such payment if the payment is received for value at the required place of payment on the date of such payment), and such interest shall accrue daily, be calculated and compounded monthly and be payable on demand, after as well as before maturity, default and judgment, at a rate per annum that is equal to (i) in respect of amounts due in Canadian Dollars, the rate of interest then payable on Canadian Prime Rate Loans plus {Spread redacted}% per annum, (ii) in respect of amounts due in United States Dollars, the rate of interest then payable on U.S. Base Rate Loans plus {Spread redacted}% per annum, (iii) in respect of amounts due in Pounds Sterling or Euros, the rate of interest then payable on Canadian Prime Rate Loans plus {Spread redacted}% per annum and (iv) in respect of amounts due in Australian Dollars, the rate of interest then payable on Australian Overdraft Loans plus {Spread redacted}% per annum.

5.11	Waiver

To the extent permitted by applicable law, the covenant of the Borrowers to pay interest at the rates provided herein shall not merge in any judgment relating to any obligation of either Borrower to the Lenders or the Agent and any provision of the Interest Act (Canada) or Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrowers.

5.12	Maximum Rate Permitted by Law

No interest or fee to be paid hereunder shall be paid at a rate exceeding the maximum rate permitted by applicable law. In the event that such interest or fee exceeds such maximum rate, such interest or fees shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under applicable law.

ARTICLE 6—BANKERS’ ACCEPTANCES

6.1	Bankers’ Acceptances

The Canadian Borrower may give the Agent notice that Bankers’ Acceptances will be required under the Syndicated Facility pursuant to a Drawdown, Rollover or Conversion and may give the Canadian Operating Facility Lender notice that Bankers’ Acceptances will be required under the Canadian Operating Facility pursuant to a Drawdown, Rollover or Conversion.

6.2	Fees

Upon the acceptance by a Lender of a Bankers’ Acceptance, the Canadian Borrower shall pay to the Agent, for the account of such Lender, or shall pay the Canadian Operating Facility Lender, as applicable, a fee in Canadian Dollars equal to the Applicable Pricing Rate calculated on the principal amount at maturity of such Bankers’ Acceptance and for the period of time from and including the date of acceptance to but excluding the maturity date of such Bankers’ Acceptance and calculated on the basis of the number of days elapsed in a year of 365 days.

6.3	Form and Execution of Bankers’ Acceptances

The following provisions shall apply to each Bankers’ Acceptance hereunder:

(a)	the face amount at maturity of each draft drawn by the Canadian Borrower to be accepted as a Bankers’ Acceptance shall be Cdn.$100,000 and integral multiples thereof;

(b)

the term to maturity of each draft drawn by the Canadian Borrower to be accepted as a Bankers’ Acceptance shall, subject to market availability as determined by the applicable Lenders, be 1, 2, 3 or 6 months (or such other longer or shorter term as agreed by the applicable Lenders), as selected by the Canadian Borrower in the relevant Drawdown, Rollover or Conversion Notice, and each Bankers’ Acceptance shall be payable and mature on the last day of the Interest Period selected by the Canadian Borrower for such Bankers’ Acceptance (which, for certainty, pursuant to the definition of “Interest Period” shall be on or prior to the Maturity Date of the Credit Facility under which the Bankers’ Acceptances are proposed to be issued);

(c)

each draft drawn by the Canadian Borrower and presented for acceptance by a Lender shall be drawn on the standard form of such Lender in effect at the time; provided, however, that the Agent may require the applicable Lenders to use a generic form of Bankers’ Acceptance, in a form satisfactory to each such Lender, acting reasonably, provided by the Agent for such purpose in place of such Lenders’ own forms;

(d)

subject to Section 6.3(e) below, Bankers’ Acceptances shall be signed by duly authorized signatories of the Canadian Borrower or, in the alternative, the signatures of such signatories may be mechanically reproduced in facsimile thereon and Bankers’ Acceptances bearing such facsimile signatures shall be binding on the Canadian Borrower as if they had been manually executed and delivered by such officers on behalf of the Canadian Borrower; notwithstanding that any person whose manual or facsimile signature appears on any Bankers’ Acceptance may no longer be an authorized signatory for the Canadian Borrower on the date of issuance of a Bankers’ Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers’ Acceptance shall be binding on the Canadian Borrower; and

(e)

in lieu of signing Bankers’ Acceptances in accordance with Section 6.3(d) above, the Canadian Borrower may provide a Power of Attorney to a Lender; for so long as a Power of Attorney is in force with respect to a given Lender, such Lender shall execute and deliver Bankers’ Acceptances on behalf of the Canadian Borrower in accordance with the provisions thereof and, for certainty, all references herein to drafts drawn by the Canadian Borrower, Bankers’ Acceptances executed by the Canadian Borrower or similar expressions shall be deemed to include Bankers’ Acceptances executed in accordance with a Power of Attorney, unless the context otherwise requires.

6.4	Power of Attorney; Provision of Bankers’ Acceptances to Lenders

(1) Unless revoked with respect to a given Lender in accordance herewith, the Canadian Borrower hereby appoints each Syndicated Facility Lender that issues Bankers’ Acceptances and the Canadian Operating Facility Lender, acting by any authorized signatory of the Lender in question, the attorney of the Canadian Borrower:

(a)

to sign for and on behalf and in the name of the Canadian Borrower as drawer, drafts in such Lender’s standard form which are depository bills as defined in the Depository Bills and Notes Act (Canada) (the “DBNA”), payable to a “clearing house” (as defined in the DBNA) including, without limitation, The Canadian Depository For Securities Limited or its nominee, CDS & Co. (the “clearing house”);

(b)

for drafts which are not depository bills, to sign for and on behalf and in the name of the Canadian Borrower as drawer and to endorse on its behalf, Bankers’ Acceptances drawn on the Lender payable to the order of the undersigned or payable to the order of such Lender;

(c)	to fill in the amount, date and maturity date of such Bankers’ Acceptances; and

(d)	to deposit and/or deliver such Bankers’ Acceptances which have been accepted by such Lender,

provided that such acts in each case are to be undertaken by the Lender in question strictly in accordance with instructions given to such Lender by the Canadian Borrower as provided in this Section. For certainty, signatures of any authorized signatory of a Lender may be mechanically reproduced in facsimile on Bankers’ Acceptances in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of such Lender.

Instructions from the Canadian Borrower to a Lender relating to the execution, completion, endorsement, deposit and/or delivery by that Lender on behalf of the Canadian Borrower of Bankers’ Acceptances which the Canadian Borrower wishes to submit to the Lender for acceptance by the Lender shall be communicated by the Canadian Borrower in writing to the Agent or the Canadian Operating Facility Lender, as applicable, by delivery to the Agent or the Canadian Operating Facility Lender, as applicable, of Drawdown Notices, Conversion Notices and Rollover Notices, as the case may be, in accordance with this Agreement which, in the case Bankers’ Acceptances under the Syndicated Facility, in turn, shall be communicated by the Agent, on behalf of the Canadian Borrower, to the Lender.

The communication in writing by the Canadian Borrower, or on behalf of the Canadian Borrower by the Agent, to the Lender of the instructions set out in the Drawdown Notices, Conversion Notices and Rollover Notices referred to above shall constitute (a) the authorization and instruction of the Canadian Borrower to the Lender to sign for and on behalf and in the name of the Canadian Borrower as drawer the requested Bankers’ Acceptances and to complete and/or endorse Bankers’ Acceptances in accordance with such information as set out above and (b) the request of the Canadian Borrower to the Lender to accept such Bankers’ Acceptances and deposit the same with the clearing house or deliver the same, as the case may be, in each case in accordance with this Agreement and such instructions. The Canadian Borrower acknowledges that a Lender shall not be obligated to accept any such Bankers’ Acceptances except in accordance with the provisions of this Agreement.

A Lender shall be and it is hereby authorized to act on behalf of the Canadian Borrower upon and in compliance with instructions communicated to that Lender as provided herein if the Lender reasonably believes such instructions to be genuine. If a Lender accepts Bankers’ Acceptances pursuant to any such instructions, that Lender shall confirm particulars of such instructions and, in the case of Bankers’ Acceptances under the Syndicated Facility, advise the Agent that it has complied therewith by notice in writing addressed to the Agent and served personally or sent by telecopier in accordance with the provisions hereof. and, in the case of Bankers’ Acceptances under the Canadian Operating Facility, advise the Canadian Borrower that it has complied therewith by notice in writing addressed to the Canadian Borrower and served personally or sent by telecopier in accordance with the provisions hereof. A Lender’s actions in compliance with such instructions, confirmed and advised to the Agent or the Canadian Borrower, as applicable, by such notice, shall be conclusively deemed to have been in accordance with the instructions of the Canadian Borrower.

This Power of Attorney may be revoked by the Canadian Borrower with respect to any particular Lender at any time upon not less than 5 Banking Days’ prior written notice served upon the Lender in question and, in the case of the Syndicated Facility, the Agent, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Canadian Borrower in respect of any Bankers’ Acceptance executed, completed, endorsed, deposited and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

(2) Unless the Canadian Borrower has provided Powers of Attorney to the applicable Lenders, to facilitate Drawdowns, Rollovers or Conversions of Bankers’ Acceptances, the Canadian Borrower shall, upon execution of this Agreement and thereafter from time to time as required by the Lenders, provide to the Agent, for delivery to each Syndicated Facility Lender, and the Canadian Operating Facility Lender drafts drawn in blank by the Canadian Borrower (pre-endorsed and otherwise in fully negotiable form, if applicable) in quantities sufficient for each such Lender to fulfil its obligations hereunder. Any such pre-signed drafts which are delivered by the Canadian Borrower to the Agent or a Lender shall be held in safekeeping by the Agent or such Lender, as the case may be, with the same degree of care as if they were the Agent’s or such Lender’s property, and shall only be dealt with by the Lenders and the Agent in accordance herewith. No Lender shall be responsible or liable for its failure to make its share of any Drawdown, Rollover or Conversion of Bankers’ Acceptances required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide such pre signed drafts to the Agent (for delivery to such Lender) on a timely basis.

(3) By 10:00 a.m. (Calgary time) on the applicable Drawdown Date, Conversion Date or Rollover Date, the Canadian Borrower shall (a) either deliver to each applicable Lender in Toronto, or, if previously delivered, be deemed to have authorized each such Lender to complete and accept, or (b) where the Canadian Borrower has previously executed and delivered a Power of Attorney to such Lender, be deemed to have authorized each such Lender to sign on behalf of the Canadian Borrower, complete and accept, drafts drawn by the Canadian Borrower on such Lender in a principal amount at maturity equal to such Lender’s share of the Bankers’ Acceptances specified by the Canadian Borrower in the relevant Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be, as notified to the applicable Lenders by the Agent.

6.5	Mechanics of Issuance

(1) Upon receipt by the Agent of a Drawdown Notice, Conversion Notice or Rollover Notice from the Canadian Borrower requesting the issuance of Bankers’ Acceptances under the Syndicated Facility, the Agent shall promptly notify the Syndicated Facility Lenders thereof and advise each applicable Lender of the aggregate face amount of Bankers’ Acceptances to be accepted by such Lender, the date of issue and the Interest Period for such Loan, the apportionment among the Syndicated Facility Lenders of the face amounts of Bankers’ Acceptances to be accepted by each Syndicated Facility Lender shall be determined by the Agent by reference and in proportion to the respective Commitments of each Syndicated Facility Lender, provided that, when such apportionment cannot be evenly made, the Agent shall round allocations amongst such Lenders consistent with the Agent’s normal money market practices.

(2) On each Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances being so purchased by the Syndicated Facility Lenders:

(a)

before 9:00 a.m. (Calgary time) on such date, the Agent shall determine the CDOR Rate and shall obtain quotations from each Schedule II Lender or Schedule III Lender of the Discount Rate then applicable to bankers’ acceptances accepted by such Schedule II Lender or Schedule III Lender in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity to the Bankers’ Acceptances proposed to be issued on such date;

(b)

on or about 9:00 a.m. (Calgary time) on such date, the Agent shall determine the BA Discount Rate applicable to each applicable Lender and shall advise each such Lender of the BA Discount Rate applicable to it;

(c)

each applicable Lender shall complete and accept, in accordance with the Drawdown Notice, Conversion Notice or Rollover Notice delivered by the Canadian Borrower and advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date and shall purchase such Bankers’ Acceptances for its own account at a purchase price which reflects the BA Discount Rate applicable to such issue; and

(d)

in the case of a Drawdown, each applicable Lender shall by 12:00 p.m. (Toronto time), for same day value on the Drawdown Date, remit the Discount Proceeds or advance the BA Equivalent Advance, as the case may be, payable by such Lender (net of the acceptance fee payable to such Lender pursuant to Section 6.2) to the Agent for the account of the Canadian Borrower; the Agent shall, to the extent such proceeds have been received from the Lenders, make such funds available to the Canadian Borrower for same day value on such date.

(3) On each Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances being so purchased by the Canadian Operating Facility Lender:

(a)	on or about 9:00 a.m. (Calgary time) on such date, the Canadian Operating Facility Lender shall determine the BA Discount Rate applicable to it;

(b)

the Canadian Operating Facility Lender shall complete and accept, in accordance with the Drawdown Notice, Conversion Notice or Rollover Notice delivered by the Canadian Borrower, the Bankers’ Acceptances to be issued on such date and shall purchase such Bankers’ Acceptances for its own account at a purchase price which reflects the BA Discount Rate applicable to such issue; and

(c)

in the case of a Drawdown, the Canadian Operating Facility Lender shall make the Discount Proceeds (net of the acceptance fee payable to the Canadian Operating Facility Lender pursuant to Section 6.2) available to the Canadian Borrower for same day value.

(4) Each Syndicated Facility Lender and the Canadian Operating Facility Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it for its own account.

6.6	Rollover, Conversion or Payment on Maturity

In anticipation of the maturity of Bankers’ Acceptances, the Canadian Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers’ Acceptances:

(a)

(i) deliver to the Agent or the Canadian Operating Facility Lender, as applicable, a Rollover Notice that the Canadian Borrower intends to draw and present for acceptance on the maturity date new Bankers’ Acceptances (issued under the same Credit Facility as the maturing Bankers’ Acceptances) in an aggregate face amount up to the aggregate amount of the maturing Bankers’ Acceptances and (ii) on the maturity date pay to the Agent for the account of the applicable Lenders or to the Canadian Operating Facility Lender, as applicable, an additional amount equal to the difference between the aggregate face amount of the maturing Bankers’ Acceptances and the Discount Proceeds otherwise payable in respect of such new Bankers’ Acceptances together with the acceptance fees to which the applicable Lenders are entitled pursuant to Section 6.2;

(b)

(i) deliver to the Agent or the Canadian Operating Facility Lender, as applicable, a Conversion Notice requesting a Conversion of the maturing Bankers’ Acceptances to another type of Loan under the same Credit Facility as the maturing Bankers’ Acceptances and (ii) on the maturity date pay to the Agent for the account of the applicable Lenders or to the Canadian Operating Facility Lender, as applicable, an amount equal to the difference, if any, between the aggregate face amount of the maturing Bankers’ Acceptances and the amount of the Loans into which Conversion is requested; or

(c)

on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the applicable Lenders or the Canadian Operating Facility Lender, as applicable, an amount equal to the aggregate face amount of such Bankers’ Acceptances.

If the Canadian Borrower fails to so notify the Agent or the Canadian Operating Facility Lender, as applicable, or make such payments on maturity, the Agent or the Canadian Operating Facility Lender, as applicable, shall effect a Conversion into a Canadian Prime Rate Loan under the same Credit Facility as the maturing Bankers’ Acceptances of the entire amount of such maturing Bankers’ Acceptances as if a Conversion Notice had been given by the Canadian Borrower to the Agent to that effect.

6.7	Restriction on Rollovers and Conversions

Subject to the other provisions hereof, Conversions and Rollovers of Bankers’ Acceptances may only occur on the maturity date thereof.

6.8	Rollovers

In order to satisfy the continuing liability of the Canadian Borrower to a Lender for the face amount of maturing Bankers’ Acceptances accepted by such Lender, the Lender shall receive and retain for its own account the Discount Proceeds of new Bankers’ Acceptances issued on a Rollover, and, without duplication of the payment required to be made under Section 6.6(a)(ii), the Canadian Borrower shall on the maturity date of the Bankers’ Acceptances being rolled over pay to the Agent for the account of the applicable Lenders or the Canadian Operating Facility Lender, as applicable, an amount equal to the difference between the face amount of the maturing Bankers’ Acceptances and the Discount Proceeds from the new Bankers’ Acceptances, together with the acceptance fees to which the Lenders are entitled pursuant to Section 6.2.

6.9	Conversion into Bankers’ Acceptances

In respect of Conversions into Bankers’ Acceptances, in order to satisfy the continuing liability of the Canadian Borrower to the applicable Lenders for the amount of the converted Loan, each applicable Lender shall receive and retain for its own account the Discount Proceeds of the Bankers’ Acceptances issued upon such Conversion, and the Canadian Borrower shall on the Conversion Date pay to the Agent for the account of the applicable Lenders or to the Canadian Operating Facility Lender, as applicable, an amount equal to the difference between the principal amount of the converted Loan and the aggregate Discount Proceeds from the Bankers’ Acceptances issued on such Conversion, together with the acceptance fees to which the applicable Lenders are entitled pursuant to Section 6.2.

6.10	Conversion from Bankers’ Acceptances

In order to satisfy the continuing liability of the Canadian Borrower to the applicable Lenders for an amount equal to the aggregate face amount of the maturing Bankers’ Acceptances converted to another type of Loan, the Agent or the Canadian Operating Facility Lender, as applicable, shall record the obligation of the Canadian Borrower to the applicable Lenders as a Loan of the type into which such continuing liability has been converted.

6.11	BA Equivalent Advances

Notwithstanding the foregoing provisions of this Article, a Non-Acceptance Lender shall, in lieu of accepting Bankers’ Acceptances, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the Discount Proceeds which would be realized from a hypothetical sale of those Bankers’ Acceptances which, but for this Section, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances. To determine the amount of such Discount Proceeds, the hypothetical sale shall be deemed to take place at the BA Discount Rate for such Loan. Any BA Equivalent Advance shall be made on the relevant Drawdown Date, Rollover Date or Conversion Date as the case may be and shall remain outstanding for the term of the relevant Bankers’ Acceptances.

Concurrent with the making of a BA Equivalent Advance, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the acceptance fee calculated in accordance with Section 6.2 which, but for this Section, such Lender would otherwise be entitled to receive as part of such Loan. Subject to Section 6.6, upon the maturity date for such BA Equivalent Advance, the Canadian Borrower shall pay to each Non-Acceptance Lender an amount equal to the face amount at maturity of the Bankers’ Acceptances which, but for this Section, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances as repayment of the amount of its BA Equivalent Advance plus payment of the interest accrued and payable thereon to such maturity date.

All references herein to “Loans” and “Bankers’ Acceptances” shall, unless otherwise expressly provided herein or unless the context otherwise requires, be deemed to include BA Equivalent Advances made by a Non-Acceptance Lender as part of a Drawdown, Conversion or Rollover of Bankers’ Acceptances.

6.12	Termination of Bankers’ Acceptances

If at any time a Syndicated Facility Lender or the Canadian Operating Facility Lender ceases to accept bankers’ acceptances in the ordinary course of its business, such Lender shall be deemed to be a Non-Acceptance Lender and shall make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances under this Agreement.

ARTICLE 7—LETTERS OF CREDIT

7.1	Availability

Subject to the provisions hereof, the Canadian Borrower may require that Letters of Credit be issued under the Syndicated Facility in accordance with the Drawdown Notices and Rollover Notices of the Canadian Borrower; provided that the aggregate Outstanding Principal represented by all outstanding Letters of Credit under the Syndicated Facility shall not exceed Cdn.$130,000,000. The issuance of Letters of Credit shall constitute Drawdowns or Rollovers (as applicable) hereunder and shall reduce the availability of the Syndicated Facility by the aggregate Outstanding Principal of Letters of Credit under such Credit Facility.

7.2	Currency, Type, Form and Expiry

Letters of Credit issued pursuant hereto shall be denominated in Canadian Dollars, United States Dollars, Australian Dollars, Euros and Pounds Sterling and each other currency agreed to by the Lenders (in which case, the Lenders and the Canadian Borrower shall, acting reasonably, agree upon the mechanics for completing Drawdowns and Rollovers of Letters of Credit in such other currency and the repayment mechanisms in connection therewith) and amounts payable thereunder shall be paid in the currency in which the Letter of Credit is denominated. A Letter of Credit issued hereunder shall, at the option of the Canadian Borrower (as specified in the relevant Drawdown Notice or Rollover Notice), be issued (a) as a Fronted LC by the Fronting Lender specified in the relevant Drawdown Notice or Rollover Notice or (b) by the Agent on behalf of the Syndicated Facility Lenders (each as to their Rateable Portion thereof) as a POA LC; provided that a POA LC may only be denominated in Canadian Dollars and only to a beneficiary located in Canada. Letters of Credit shall be in a form satisfactory to the Fronting Lender or the

Agent (as applicable), acting reasonably, and shall have an expiration not later than the then current Syndicated Facility Maturity Date. On the Syndicated Facility Maturity Date, the Canadian Borrower shall provide or cause to be provided to the Agent cash collateral or letters of credit (or any combination thereof) in accordance with the provisions of Section 2.17(2) in an amount equal to or greater than the aggregate undrawn amount of all unexpired Letters of Credit outstanding under the Syndicated Facility; such cash collateral and letters of credit shall be held by the Agent and be applied in accordance with said Section 2.17(2) in satisfaction of and security for the Obligations of the Canadian Borrower for such unexpired Letters of Credit.

7.3	No Conversion

Except as provided in Section 7.7, the Canadian Borrower may not effect a Conversion of a Letter of Credit.

7.4	POA LC Provisions

(1) Each POA LC shall be issued by all Syndicated Facility Lenders as a single multi-Lender letter of credit, but the obligation of each Syndicated Facility Lender thereunder shall be several, and not joint, based upon its Rateable Portion in effect on the date of issuance of such POA LC. Each POA LC shall include the provisions contained in and shall be substantially in the form of Schedule I annexed hereto; provided that, without the prior written consent of each Syndicated Facility Lender, no POA LC shall be issued which varies the several and not joint nature of the liability of each Syndicated Facility Lender thereunder.

(2) Each POA LC shall be executed and delivered by the Agent in the name and on behalf of, and as attorney-in-fact for, each Syndicated Facility Lender party to such Letter of Credit. The Agent shall act under each POA LC as the agent of each Syndicated Facility Lender to:

(a)	receive Drafts and other documents presented by the beneficiary under such POA LC;

(b)	determine whether such Drafts and documents are in compliance with the terms and conditions of such POA LC; and

(c)

notify such Syndicated Facility Lender and the Canadian Borrower that a valid drawing has been made and the date that the related payment under such POA LC is to be made; provided that the Agent (in such capacity) shall have no obligation or liability for any payment to be made under any POA LC, and each POA LC shall expressly so provide.

Each Syndicated Facility Lender hereby irrevocably appoints and designates the Agent as its attorney-in-fact, acting through any duly authorized officer of the Agent, to execute and deliver in the name and on behalf of such Syndicated Facility Lender each POA LC to be issued by such Syndicated Facility Lender hereunder. Promptly upon the request of the Agent, each Syndicated Facility Lender will furnish to the Agent such powers of attorney or other evidence as any beneficiary of any POA LC may reasonably request in order to demonstrate that the Agent has the power to act as attorney-in-fact for such Syndicated Facility Lender to execute and deliver such POA LC. The Canadian Borrower and the Syndicated Facility Lenders agree that each POA LC shall provide that all Drafts and other documents presented thereunder shall be delivered to the Agent and that all payments thereunder shall be made by the Syndicated Facility Lenders obligated thereon through the Agent at the branch of the Agent specified therein. Each Syndicated Facility Lender shall be severally liable under each POA LC in proportion to its Rateable Portion on the date of issuance of such POA LC and each POA LC shall specify each Syndicated Facility Lender’s share of the amount payable thereunder.

(3) The Canadian Borrower and each Syndicated Facility Lender hereby authorize the Agent to review on behalf of each Syndicated Facility Lender each Draft and other document presented under each POA LC. The determination of the Agent as to the conformity of any documents presented under a POA LC to the requirements of such POA LC (which, for greater certainty, shall be in substantial compliance with the requirements of such POA LC), in the absence of the Agent’s gross negligence or wilful misconduct, shall be conclusive and binding on the Canadian Borrower and each Syndicated Facility Lender. The Agent, within a reasonable time following its receipt thereof, shall examine all documents purporting to represent a demand for payment under any POA LC. The Agent promptly after such examination shall:

(a)

notify each of the Syndicated Facility Lenders obligated under such POA LC and the Canadian Borrower by telephone (confirmed in writing) of such demand for payment and of each Syndicated Facility Lender’s share of such payment;

(b)	deliver to each such Syndicated Facility Lender a copy of each document purporting to represent a demand for payment under such POA LC; and

(c)	notify each Syndicated Facility Lender and the Canadian Borrower whether said demand for payment was properly made under such POA LC.

With respect to any drawing determined by the Agent to have been properly made under a POA LC, each Syndicated Facility Lender will make a payment under such POA LC in accordance with its liability under such POA LC and this Agreement, such payment to be made to the relevant Agent’s Account or such other account of the Agent as shall have been most recently designated by it for such purpose by notice to the Syndicated Facility Lenders. The Agent will make any such payment available to the beneficiary of such POA LC by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any payment by any Syndicated Facility Lender in respect of any POA LC, the Agent will notify the Canadian Borrower of such payment; provided that any failure to give or delay in giving such notice shall not relieve the Canadian Borrower of its obligation to reimburse the Syndicated Facility Lenders with respect to any such payment it being understood however that the Canadian Borrower shall not be deemed to be in default of its payment obligations hereunder with respect to such POA LC where such notice was not given to the Canadian Borrower. The responsibility of the Agent and the Syndicated Facility Lenders in connection with any Draft presented for payment under any POA LC shall, in addition to any payment obligation expressly provided for in such POA LC, be limited to determining that the documents (including each Draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such POA LC. The Agent shall not be required to make any payment under a POA LC in excess of the amount received by it from the Syndicated Facility Lenders for such payment.

(4) Notwithstanding any other provision of this Agreement, any Syndicated Facility Lender may agree to act as a fronting lender (the “POA Fronting Lender”) for any other Syndicated Facility Lender, including, without limitation, any Non-LC Lender (the “POA Fronted Lender”) in respect of the POA Fronted Lender’s Rateable Portion of any POA LC provided that (A) such fronting arrangement shall not become effective until after notice thereof is given to the Agent and the Canadian Borrower by both the POA Fronting Lender and the POA Fronted Lender, (B) the POA Fronting Lender must be approved by the Canadian Borrower (such approval not to be unreasonably withheld) unless the POA Fronting Lender is a Fronting Lender, (C) for certainty, no fronting fee shall be payable by the Canadian Borrower in respect of the fronted portion of such POA LC, (D) the fronted portion of such POA LC will be excluded from the Obligations owing to the POA Fronting Lender and will be included in the Obligations owing to the POA Fronted Lender and (E) for certainty, and without limiting the POA Fronting Lender’s recourse against the Canadian Borrower, the POA Fronting Lender shall have no recourse against any Syndicated Facility Lender (other than the POA Fronted Lender) in respect of the fronted portion of such POA LC. The terms of any such fronting arrangement may be documented by way of a separate letter agreement between the POA Fronting Lender and the POA Fronted Lender and, for certainty, the financial terms of these fronting arrangements do not need to be disclosed to the Canadian Borrower, the Agent or any of the other Syndicated Facility Lenders. For certainty, Non-LC Lenders may, but shall not be obligated to, enter into any such fronting arrangements with a POA Fronting Lender and in the event any Non-LC Lender fails to enter into any such fronting arrangements, the Canadian Borrower shall not request the issuance of or be entitled to have the Syndicated Facility Lenders issue any POA LC hereunder (except with the prior written consent of each Non-LC Lender as at the date of any such issuance).

7.5	Fronted LC Provisions

(1) Each Fronting Lender will exercise and give the same care and attention to each Fronted LC issued by it hereunder as it gives to its other letters of credit and similar obligations, and each Fronting Lender’s sole liability to each Syndicated Facility Lender shall be to promptly return to the Agent for the account of the Syndicated Facility Lenders, each Syndicated Facility Lender’s Rateable Portion of any payments made to such Fronting Lender by the Canadian Borrower hereunder (other than the fees and amounts payable to such Fronting Lender for its own account) if the Canadian Borrower has made a payment to such Fronting Lender hereunder. Each Syndicated Facility Lender agrees that, in paying any drawing under a Fronted LC, a Fronting Lender shall not have any responsibility to obtain any document (other than as expressly required by such Fronted LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of any person delivering any such document. Neither a Fronting Lender nor any of its representatives, officers, employees or agents shall be liable to any Syndicated Facility Lender for:

(a)	any action taken or omitted to be taken in connection herewith at the request or with the approval of the Syndicated Facility Lenders;

(b)	any action taken or omitted to be taken in connection with any Fronted LC in the absence of gross negligence or wilful misconduct; or

(c)	the execution, effectiveness, genuineness, validity, or enforceability of any Fronted LC, or any other document contemplated thereby.

No Fronting Lender shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper person or persons.

(2) The Canadian Borrower and each Syndicated Facility Lender hereby authorize each Fronting Lender to review on behalf of each Syndicated Facility Lender each draft and other document presented under each Fronted LC. The determination of a Fronting Lender as to the conformity of any documents presented under a Fronted LC to the requirements of such Fronted LC (which, for greater certainty, shall be in substantial compliance with the requirements of such Fronted LC), in the absence of such Fronting Lender’s gross negligence or wilful misconduct, shall be conclusive and binding on the Canadian Borrower and each Syndicated Facility Lender. A Fronting Lender, within a reasonable time following its receipt thereof, shall examine all documents purporting to represent a demand for payment under any Fronted LC. Such Fronting Lender promptly after such examination shall:

(a)	notify the Agent and the Canadian Borrower by telephone (confirmed in writing) of such demand for payment;

(b)	deliver to the Agent a copy of each document purporting to represent a demand for payment under such Fronted LC; and

(c)	notify the Agent and the Canadian Borrower whether said demand for payment was properly made under such Fronted LC.

7.6	Records

The Agent and, if applicable, the applicable Fronting Lender in the case of a Fronted LC, shall maintain records showing the undrawn and unexpired amount of each Letter of Credit outstanding hereunder and each Syndicated Facility Lender’s share of such amount and showing for each Letter of Credit issued hereunder:

(a)	the dates of issuance and expiration thereof;

(b)	the amount thereof; and

(c)	the date and amount of all payments made thereunder.

The Agent and, if applicable, the applicable Fronting Lender, shall make copies of such records available to the Canadian Borrower or any Syndicated Facility Lender upon its request.

7.7	Reimbursement or Conversion on Presentation;

On presentation of a Letter of Credit and payment thereunder by the Syndicated Facility Lenders, in the case of a POA LC, or by the applicable Fronting Lender, in the case of a Fronted LC, the Canadian Borrower shall forthwith pay to and reimburse the Agent for the account of the Syndicated Facility Lenders or the relevant Fronting Lender (as applicable) for all amounts paid pursuant to such Letter of Credit; failing such payment, the Canadian Borrower shall be deemed to have effected a Conversion of such Letter of Credit into: (a) a Canadian Prime Rate Loan, in the case of a Letter of Credit denominated in Canadian Dollars, (b) a U.S. Base Rate Loan, in the case of a Letter of Credit denominated in United States Dollars and (c) a Canadian Prime Rate Loan (at the Equivalent Amount), in the case of a Letter of Credit denominated in Pounds Sterling, Euros or Australian Dollars, in each case, under the Syndicated Facility and to the extent of the payment by the Syndicated Facility Lenders or the relevant Fronting Lender (as applicable) thereunder. The receipt by the Agent in accordance with this Section 7.7 of any payment made by the Canadian Borrower for the account of any of the Syndicated Facility Lenders or any Fronting Lender shall, insofar as the Canadian Borrower’s obligations to the relevant Lenders are concerned, be deemed also to be receipt by such Lenders and the Canadian Borrower shall have no liability in respect of any failure or delay on the part of the Agent in disbursing and/or accounting to the relevant Lenders in regard thereto.

7.8	Fronting Lender Indemnity

(1) If a Fronting Lender makes payment under any Fronted LC and the Canadian Borrower does not fully reimburse such Fronting Lender on or before the date of payment, then Section 7.7 shall apply to deem a Loan to be outstanding to the Canadian Borrower under this Agreement in the manner herein set out. Each Syndicated Facility Lender shall, on request by the such Fronting Lender, immediately pay to such Fronting Lender an amount equal to such Syndicated Facility Lender’s Rateable Portion of the amount paid by such Fronting Lender such that each Syndicated Facility Lender is participating in the deemed Loan in accordance with its Rateable Portion and, for certainty, regardless of whether any Default or Event of Default is then outstanding or whether any other condition to the making of a Loan has been satisfied or not.

(2) Each Syndicated Facility Lender shall immediately on demand indemnify a Fronting Lender to the extent of such Syndicated Facility Lender’s Rateable Portion of any amount paid or liability incurred by such Fronting Lender under each Fronted LC issued by it to the extent that the Canadian Borrower does not fully reimburse such Fronting Lender therefor.

(3) For certainty, the obligations in this Section 7.8 shall continue as obligations of those Syndicated Facility Lenders who were Lenders at the time when each such Letter of Credit was issued notwithstanding that such Syndicated Facility Lender may assign its rights and obligations hereunder, unless each relevant Fronting Lender specifically releases such Syndicated Facility Lender from such obligations in writing.

7.9	Fees and Expenses

(1) The Canadian Borrower shall pay to the Agent for the account of all Syndicated Facility Lenders in respect of Letters of Credit issued hereunder, an issuance fee quarterly in arrears (on the first day of January, April, July and October in each year, on the date of cancellation of the Syndicated Credit Facility and on the Syndicated Facility Maturity Date) calculated at a rate per annum equal to the Applicable Pricing Rate and on the outstanding undrawn amount of each such Letter of Credit for the number of days which such Letter of Credit will be outstanding in the year of 365 days in which the Letter of Credit is issued; provided that the minimum issuance fee for each such Letter of Credit shall be Cdn.$ {Minimum fee redacted} for Letters of Credit denominated in Canadian Dollars, U.S.$ {Minimum fee redacted} for Letters of Credit denominated in United States Dollars, £{Minimum fee redacted} for Letters of Credit denominated in Pounds Sterling, €{Minimum fee redacted} for Letters of Credit denominated in Euros and AUD${Minimum fee redacted} for Letters of Credit denominated in Australian Dollars. To the extent any Letters of Credit for which issuance fees have been paid in advance are presented, cancelled, terminated or reduced prior to their original expiry date, the Agent, on behalf of the applicable Syndicated Facility Lenders, shall reimburse the Canadian Borrower for the amount of any applicable overpayment of any such issuance fees in connection with any such presentment, cancellation, termination or reduction.

(2) The Canadian Borrower shall pay to the Agent for the account of the relevant Fronting Lender, as consideration for the issuance by such Fronting Lender of any Fronted LC, a fronting fee quarterly in arrears (on the first day of January, April, July and October in each year, on the date of cancellation of the Syndicated Credit Facility and on the Syndicated Facility Maturity Date) calculated at a rate of {Rate redacted}% per annum on the outstanding undrawn amount of each such Fronted LC for the number of days which such Fronted LC will be outstanding in the year of 365 days in which the Fronted LC is issued. To the extent any Letters of Credit for which issuance fees have been paid in advance are presented, cancelled, terminated or reduced prior to their original expiry date, the Agent, on behalf of the applicable Syndicated Facility Lenders, shall reimburse the Canadian Borrower for the amount of any applicable overpayment of any such issuance fees in connection with any such presentment, cancellation, termination or reduction.

(3) In addition, with respect to all Letters of Credit, the Canadian Borrower shall from time to time pay to the Agent or each Fronting Lender, as the case may be, its usual and customary fees and charges (at the then prevailing rates) for the amendment, delivery and administration of letters of credit such as the Letters of Credit and shall pay and reimburse the Agent, each Fronting Lender and the Syndicated Facility Lenders for any reasonable properly documented out-of-pocket costs and expenses incurred in connection with any Letter of Credit, including in connection with any payment thereunder.

7.10	Additional Provisions

(1) Indemnity and No Lender Liability

The Canadian Borrower shall indemnify and save harmless the Syndicated Facility Lenders, each Fronting Lender and the Agent against all claims, losses, costs, expenses or damages to the Syndicated Facility Lenders, the Fronting Lenders and the Agent arising out of or in connection with any Letter of Credit, the issuance thereof, any payment thereunder or any action taken by the Syndicated Facility Lenders, a Fronting Lender or the Agent or any other person in connection therewith in accordance with the terms of this Agreement including all reasonable properly documented costs relating to any legal process or proceeding instituted by any party restraining or seeking to restrain the issuer of a Letter of Credit or the Agent from accepting or paying any Draft or any amount under any such Letter of Credit, except as a result of the Agent’s, Syndicated Facility Lenders’ or a Fronting Lender’s (as applicable) gross negligence, wilful misconduct or material breach of this Agreement. The Canadian Borrower also agrees that the Syndicated Facility Lenders, the Fronting Lenders and the Agent shall have no liability to it for any reason in respect of or in connection with any Letter of Credit, the issuance thereof, any payment thereunder or any other action taken by the Syndicated Facility Lenders, the Fronting Lenders or the Agent or any other person in connection therewith, except as a result of the Agent’s, Syndicated Facility Lenders’ or a Fronting Lender’s (as applicable) gross negligence, wilful misconduct or material breach of this Agreement.

(2) No Obligation to Inquire

The Canadian Borrower hereby acknowledges and confirms to each of the Fronting Lenders, the Agent and the Syndicated Facility Lenders that the Fronting Lenders, the Agent and the Syndicated Facility Lenders shall not be obliged to make any inquiry or investigation as to the right of any beneficiary to make any claim or Draft or request any payment under a Letter of Credit and payment pursuant to a Letter of Credit shall not be withheld by reason of any matters in dispute between the beneficiary thereof and the Canadian Borrower. The sole obligation of each Fronting Lender, the Agent and the Syndicated Facility Lenders with respect to Letters of Credit is to cause to be paid a Draft drawn or purporting to be drawn in accordance with the terms of the applicable Letter of Credit and for such purpose each Fronting Lender or the Agent, as the case may be, is only obliged to determine that the Draft purports to comply with the terms and conditions of the relevant Letter of Credit.

The Fronting Lenders, the Agent and the Syndicated Facility Lenders shall not have any responsibility or liability for or any duty to inquire into the form (other than to the extent provided in the preceding paragraph), sufficiency (other than to the extent provided in the preceding paragraph), authorization, execution, signature, endorsement, correctness (other than to the extent provided in the preceding paragraph), genuineness or legal effect of any Draft, certificate or other document presented to it pursuant to a Letter of Credit and the Canadian Borrower unconditionally assumes all risks with respect to the same. The Canadian Borrower agrees that it assumes all risks of the acts or omissions of the beneficiary of any Letter of Credit with respect to the use by such beneficiary of the relevant Letter of Credit. The Canadian Borrower further agrees that neither the Agent nor any Syndicated Facility Lender, including any Fronting Lender, nor any of their respective officers, directors or correspondents will assume liability for, or be responsible for:

(a)

the validity, correctness, genuineness or legal effect of any document or instrument relating to any Letter of Credit, even if such document or instrument should in fact prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged;

(b)	the failure of any document or instrument to bear any reference or adequate reference to any Letter of Credit;

(c)

any failure to note the amount of any Draft on any Letter of Credit or on any related document or instrument; any failure of the beneficiary of any Letter of Credit to meet the obligations of such beneficiary to the Canadian Borrower or any other person;

(d)

any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, facsimile or otherwise, whether or not they are in cipher;

(e)	any inaccuracies in the translation of any messages, directions or correspondence or for errors in the interpretation of any technical terms; or

(f)

any failure by the Agent or any Syndicated Facility Lender, including any Fronting Lender, to make payment under any Letter of Credit as a result of any law, control or restriction rightfully or wrongfully exercised or imposed by any domestic or foreign court or government or Governmental Authority or as a result of any other cause beyond the control of the Agent or any Syndicated Facility Lender, including any Fronting Lender, or their respective officers, directors or correspondents.

(3) Obligations Unconditional

The obligations of the Canadian Borrower hereunder with respect to all Letters of Credit shall be absolute, unconditional and irrevocable and shall not be reduced by any event, circumstance or occurrence, including any lack of validity or enforceability of a Letter of Credit, or any Draft paid or acted upon by a Fronting Lender, the Agent, the Syndicated Facility Lenders or any of their respective correspondents being fraudulent, forged, invalid or insufficient in any respect (except with respect to their gross negligence, wilful misconduct or material breach of agreement or payment under a Letter of Credit other than in substantial compliance herewith), or any set-off, defenses, rights or claims which the Canadian Borrower may have against any beneficiary or transferee of any Letter of Credit. The obligations of the Canadian Borrower hereunder shall remain in full force and effect and shall apply to any alteration to or extension of the expiration date of any Letter of Credit or any Letter of Credit issued to replace, extend or alter any Letter of Credit.

(4) Other Actions

Any action, inaction or omission taken or suffered by a Fronting Lender, the Agent or any Syndicated Facility Lender or by any of their respective correspondents under or in connection with a Letter of Credit or any Draft made thereunder, if in good faith and in conformity with foreign or domestic laws, regulation or customs applicable thereto shall be binding upon the Canadian Borrower and shall not place the relevant Fronting Lender, the Agent, any Syndicated Facility Lender or any of their respective correspondents under any resulting liability to the Canadian Borrower. Without limiting the generality of the foregoing, a Fronting Lender, the Agent, any Syndicated Facility Lender and their respective correspondents may receive, accept or pay as complying with the terms of a Letter of Credit, any Draft thereunder, otherwise in order which may be signed by, or issued to, the administrator or any executor of, or the trustee in bankruptcy of, or the receiver for any property of, or any person or entity acting as a representative or in the place of, such beneficiary or its successors and assigns. The Canadian Borrower covenants that it will not take any steps, issue any instructions to a Fronting Lender, the Agent, any Syndicated Facility Lender or any of their respective correspondents or institute any proceedings intended to derogate from the right or ability of a Fronting Lender, the Agent, any Syndicated Facility Lender or their respective correspondents to honour and pay any Letter of Credit or any Drafts.

(5) Payment of Contingent Liabilities

The Canadian Borrower shall pay to the Agent an amount equal to the maximum undrawn face amount available to be drawn under any unexpired Letter of Credit which becomes the subject of any order, judgment, injunction or other such determination (an “Order”), or any petition, proceeding or other application for any Order by the Canadian Borrower or any other party, restricting payment under and in accordance with such Letter of Credit or extending a Fronting Lender’s or Syndicated Facility Lenders’ liability, as the case may be, under such Letter of Credit beyond the expiration date stated therein; payment in respect of each such Letter of Credit shall be due forthwith upon demand in the currency in which such Letter of Credit is denominated.

Any amount paid to the Agent pursuant to the preceding paragraph shall be held by the Agent in interest bearing cash collateral accounts (with interest payable for the account of the Canadian Borrower at the rates and in accordance with the then prevailing practices of the Agent for accounts of such type) as continuing security for the Obligations and shall, prior to an Event of Default be applied by the Agent against the Obligations for, or (at the option of the Agent) be applied in payment of, such Letter of Credit if payment is required thereunder; after an Event of Default the Agent may apply such amounts, firstly, against any Obligations in respect of the relevant Letter of Credit, and, after satisfaction of such Obligations or expiry of such Letter of Credit, against any other Obligations as it sees fit or as is directed by the Syndicated Facility Lenders.

The Agent shall release to the Canadian Borrower any amount remaining in the cash collateral accounts after applying the amounts necessary to discharge the Obligations relating to such Letter of Credit, upon the later of:

(a)

the date on which any final and non-appealable order, judgment or other determination has been rendered or issued either terminating any applicable Order or permanently enjoining the relevant Fronting Lender or Syndicated Facility Lenders, as the case may be, from paying under such Letter of Credit;

(b)	the earlier of:

(i)

the date on which either the original counterpart of such Letter of Credit is returned to the relevant Fronting Lender or Agent, as the case may be, for cancellation or such Fronting Lender or Syndicated Facility Lenders, as the case may be, is or are released by the beneficiary thereof from any other obligation in respect of such Letter of Credit; and

(ii)	the expiry of such Letter of Credit; and

(c)

if an Event of Default has occurred, the payment and satisfaction of all Obligations and the cancellation or termination of the Credit Facilities other than the provisions of this Agreement (and the obligations related hereto) which by their terms survive the termination and cancellation of the Credit Facilities.

(6) No Consequential Damages

Notwithstanding any other provision of the Documents to the contrary, the Fronting Lenders, the Agent and the Syndicated Facility Lenders shall not be liable to the Canadian Borrower for any consequential, indirect, punitive or exemplary damages with respect to action taken or omitted to be taken by any of them under or in respect of any Letter of Credit.

(7) Uniform Customs and Practice

The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the “Uniform Customs”) shall in all respects apply to each Letter of Credit unless expressly provided to the contrary therein and shall be deemed for such purpose to be a part of this Agreement as if fully incorporated herein. In the event of any conflict or inconsistency between the Uniform Customs and the governing law of this Agreement, the Uniform Customs shall, to the extent permitted by applicable law, prevail to the extent necessary to remove the conflict or inconsistency.

7.11	Certain Notices to the Agent with Respect to Letters of Credit

(1) A Fronting Lender (if other than the Agent) shall forthwith advise the Agent of any payment under, or cancellation of (whether full or partial), any Letter of Credit issued by such Fronting Lender pursuant hereto.

(2) For certainty, all Rollover Notices requesting a Rollover of a Letter of Credit shall be delivered to the Agent (rather than directly to a Fronting Lender) and, in addition to the other provisions hereof applicable to such a Rollover, no Rollover of a Letter of Credit shall be made unless a Rollover Notice is given to the Agent in accordance with Section 2.7(1)(d).

ARTICLE 8—PLACE AND APPLICATION OF PAYMENTS

8.1	Place of Payment of Principal, Interest and Fees; Payments to Agent, Canadian Operating Facility Lender and Australian Operating Facility Lender

All payments of principal, interest, fees and other amounts to be made by the applicable Borrower to the Agent, the Canadian Operating Facility Lender, the Australian Operating Facility Lender and the Lenders pursuant to this Agreement shall be made to the Agent (for, as applicable, the account of the relevant Lenders or its own account), the Canadian Operating Facility Lender or the Australian Operating Facility Lender, as applicable, in the currency in which the Loan is outstanding for value on the day such amount is due, and if such day is not a Banking Day on the Banking Day next following, by deposit or transfer thereof to the applicable Agent’s Accounts or applicable account of the Australian Operating Facility Lender or Canadian Operating Facility Lender, as applicable, or at such other place as the Canadian Borrower and the Agent, the

Canadian Borrower and the Canadian Operating Facility Lender or the Australian Borrower and the Australian Operating Facility Lender, as applicable, may from time to time agree. Notwithstanding anything to the contrary expressed or implied in this Agreement, the receipt by the Agent in accordance with this Agreement of any payment made by the Canadian Borrower for the account of any of the Syndicated Facility Lenders shall, insofar as the Canadian Borrower’s obligations to the Syndicated Facility Lenders are concerned, be deemed also to be receipt by such Lenders and the Canadian Borrower shall have no liability in respect of any failure or delay on the part of the Agent in disbursing and/or accounting to the relevant Lenders in regard thereto.

8.2	Designated Accounts of the Lenders

All payments of principal, interest, fees or other amounts to be made by the Agent to the applicable Lenders pursuant to this Agreement shall be made for value on the day required hereunder, provided the Agent receives funds from the Canadian Borrower for value on such day, and if such funds are not so received from such Borrower or if such day is not a Banking Day, on the Banking Day next following, by deposit or transfer thereof at the time specified herein to the account of each applicable Lender designated by such Lender to the Agent for such purpose or to such other place or account as the applicable Lenders may from time to time notify the Agent.

8.3	Funds

Each amount advanced, disbursed or paid hereunder shall be advanced, disbursed or paid, as the case may be, in such form of funds as may from time to time be customarily used in Calgary, Alberta, Toronto, Ontario, New York, New York and, if applicable, Perth, Australia in the settlement of banking transactions similar to the banking transactions required to give effect to the provisions of this Agreement on the day such advance, disbursement or payment is to be made.

8.4	Application of Payments

Except as otherwise agreed in writing by the Lenders, if any Event of Default shall occur and be continuing, all payments made by either of the Borrowers to the Agent and the Lenders shall be applied in the following order:

(a)	to amounts due hereunder as fees other than acceptance fees for Bankers’ Acceptances or issuance fees for Letters of Credit and Australian Letters of Credit;

(b)	to amounts due hereunder as costs and expenses;

(c)	to amounts due hereunder as default interest;

(d)	to amounts due hereunder as interest or acceptance fees for Bankers’ Acceptances or issuance fees for Letters of Credit and Australian Letters of Credit; and

(e)	to amounts due hereunder as principal (including reimbursement obligations in respect of Bankers’ Acceptances and Letters of Credit and Australian Letters of Credit).

8.5	Payments Clear of Taxes

(1) Any and all payments by each of the Borrowers to the Agent or the Lenders hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes and all liabilities with respect thereto imposed, levied, collected, withheld or assessed by any Governmental Authority or under the laws of any international tax authority imposed on the Agent or the Lenders, or by or on behalf of the foregoing; provided that, nothing in this Section 8.5(1) shall make a Borrower liable for or require it to pay an additional amount in respect of any taxes imposed on or measured by the recipient’s overall net income or capital or franchise taxes, any U.S. federal withholding tax imposed by FATCA, any Canadian taxes imposed on a payment by or on account of any obligation of the Borrower hereunder (i) to a person with which the Borrower does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of making such payment or (ii) in respect of a debt or other obligation to pay an amount to a person with whom the Borrower is not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of such payment, or any Canadian taxes imposed on Lender by reason of such Lender being a “specified shareholder” of the Borrower, or not dealing at arm’s length with a “specified shareholder” of Borrower (in each case, as defined in subsection 18(5) of the Income Tax Act (Canada)) (collectively, “Excluded Taxes”). In addition, each of the Borrowers agrees to pay any present or future stamp, transfer, registration, excise, issues, documentary or other taxes, charges or similar levies which arise from any payment made under this Agreement or the Loans or in respect of the execution, delivery or registration or the compliance with this Agreement or the other Documents contemplated hereunder other than taxes imposed on or measured by the recipient’s overall net income or capital or franchise taxes or any U.S. federal withholding tax imposed by FATCA. Each of the Borrowers shall indemnify and hold harmless the Agent and the Lenders for the full amount of all of the foregoing Taxes or other amounts paid or payable by the Agents or the Lenders and any liability (including penalties, interest, additions to tax and reasonable properly documented out-of-pocket expenses) resulting therefrom or with respect thereto which arise from any payment made under or pursuant to this Agreement or the Loans or in respect of the execution, delivery or registration of, or compliance with, this Agreement or the other Documents other than taxes imposed on or measured by the recipient’s overall net income or capital or franchise taxes or any U.S. federal withholding tax imposed by FATCA, or other Excluded Taxes.

(2) If either of the Borrowers shall be required by law to deduct or withhold any amount from any payment or other amount required to be paid to the Agent or the Lenders hereunder, or if any liability therefor shall be imposed or shall arise from or in respect of any sum payable hereunder, then the sum payable to the Agent or the Lenders hereunder shall be increased as may be necessary so that after making all required deductions, withholdings, and additional income tax payments attributable thereto (including deductions, withholdings or income tax payable for additional sums payable under this provision) the Agent or the Lenders, as the case may be, receive an amount equal to the amount they would have received had no such deductions or withholdings been made or if such additional taxes had not been imposed; in addition, the applicable Borrower shall pay the full amount deducted or withheld for such liabilities to the relevant taxation authority or other authority in accordance with applicable law, such payment to be made (if the liability is imposed on such Borrower) for its own account or (if the liability is imposed on the Agent or the Lenders) on behalf of and in the name of the Agent or the Lenders, as the case may be; provided that, nothing in this Section 8.5(2) shall make a Borrower liable for or require it to pay any additional amount in respect of taxes imposed on or measured by the recipient’s overall net income or capital or franchise taxes or in respect of any U.S. federal withholding tax imposed by FATCA. If the liability is imposed on the Agent or the Lenders, the applicable Borrower shall deliver to the Agent or the Lenders evidence satisfactory to the Agent or the Lenders, acting reasonably, of the payment to the relevant taxation authority or other authority of the full amount deducted or withheld.

(3) Each Lender shall use reasonable efforts to contest (to the extent contestation is reasonable) such imposition or assertion of such Taxes and shall reimburse to the applicable Borrower the amount of any reduction of Taxes, to the extent of amounts that have been paid by such Borrower in respect of such Taxes in accordance with this Agreement, as a result of such contestation and each Lender shall use reasonable efforts to obtain tax refunds, exemptions and/or credits in respect of any such Taxes in respect of which such Borrower is required to pay any additional amounts and shall reimburse such Borrower in respect of the amounts paid by it with such amount of the refund, credit, relief or exemption as will leave the Lender (after such reimbursement) in no more and no less favourable position than it would have been in had there been no such withholding taxes, provided that, no Lender shall have any obligation to expend its own funds, suffer any economic hardship or take any action detrimental to its interests (as determined by the relevant Lender in its sole discretion, acting reasonably) in connection therewith unless it shall have received from such Borrower payment therefor or an indemnity with respect thereto, satisfactory to it.

(4) If a payment made to a Lender under any Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Agent at the time or times prescribed by law and at such time or times requested by a Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation requested by a Borrower or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Each Lender shall promptly advise the Canadian Borrower and the Agent when it becomes aware of any non-compliance.

8.6	Set-Off

(1) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default which remains unremedied (whether or not the Loans have been accelerated hereunder), the Agent and each Lender shall have the right (and are hereby authorized by the Borrowers) at any time and from time to time to combine all or any of each Borrower’s accounts with the Agent or the Lender, as the case may be, and to set-off and to appropriate and to apply any and all deposits (general or special, term or demand) including, but not limited to, indebtedness evidenced by certificates of deposit whether matured or unmatured, and any other indebtedness at any time held by such Borrower or owing by such Lender or the Agent, as the case may be, to or for the credit or account of such Borrower against and towards the satisfaction of any Obligations owing by such Borrower, and may do so notwithstanding that the balances of such accounts and the liabilities are expressed in different currencies, and the Agent and each Lender are hereby authorized to effect any necessary currency conversions at the 4:30 p.m. (Toronto time) spot rate of exchange announced by the Bank of Canada on the Banking Day before the day of conversion.

(2) The Agent or the applicable Lender, as the case may be, shall notify the applicable Borrower of any such set-off from such Borrower’s accounts within a reasonable period of time thereafter, although the Agent or the Lender, as the case may be, shall not be liable to either Borrower for its failure to so notify.

ARTICLE 9—REPRESENTATIONS AND WARRANTIES

9.1	Representations and Warranties

The Canadian Borrower represents and warrants as follows to the Agent and to each of the Lenders and acknowledges and confirms that the Agent and each of the Lenders is relying upon such representations and warranties:

(a)	Existence and Good Standing

Each Borrower, each Guarantor and each Material Subsidiary is a corporation validly existing and in good standing under the laws of its jurisdiction of organization or is a limited liability company, partnership or trust validly existing under the laws of its jurisdiction of organization; each is duly registered in all other jurisdictions where the nature of its property or character of its business requires registration, except for jurisdictions where the failure to be so registered or qualified would not have a Material Adverse Effect, and has all necessary power and authority to own its properties and carry on its business as presently carried on or as contemplated by the Documents.

(b)	Authority

Each Borrower and each Guarantor has full power, legal right and authority to enter into the Documents to which it is a party and do all such acts and things as are required by such Documents to be done, observed or performed, in accordance with the terms thereof.

(c)	Valid Authorization and Execution

Each Borrower and each Guarantor has taken all necessary corporate, partnership, trust and other action (as applicable) of its directors, shareholders, partners, trustees and other persons (as applicable) to authorize the execution, delivery and performance of the Documents to which it is a party and to observe and perform the provisions thereof in accordance with the terms therein contained.

(d)	Validity of Agreement – Non-Conflict

None of the authorization, execution or delivery of this Agreement or the other Documents or performance of any obligation pursuant hereto or thereto requires or will require, pursuant to applicable law now in effect, any approval or consent of any Governmental Authority having jurisdiction (except such as has already been obtained and are in full force and effect and the approval of the Bank of Thailand in connection with payments by any Guarantor formed under the laws of Thailand under the Subsidiary Guarantee of such Guarantor) nor is in conflict with or contravention of (i) either Borrower’s or any of the Guarantor’s articles, by-laws or other constating documents or any resolutions of directors or shareholders or the provisions of its partnership agreement or declaration of trust or trust indenture (as applicable) or (ii) the provisions of any other indenture, instrument, undertaking or other agreement to which either of the Borrowers or any of the Guarantors is a party or by which they or their properties or assets are bound, the contravention of which would have or would reasonably be expected to have a Material Adverse Effect. The Documents when executed and delivered will constitute valid and legally binding obligations of each of the Borrowers and each of the Guarantors which is a party thereto enforceable against each such party in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights and general equitable principles, including the principle that equitable remedies, such as specific performance and injunction, may be granted only in the discretion of the court.

(e)	Ownership of Property

Each Borrower, each of the Guarantors and each of the Material Subsidiaries has good and marketable title to its property, assets and undertaking, subject to Permitted Encumbrances and to minor defects of title which, individually and in the aggregate, do not materially affect their respective rights of ownership therein or the value thereof, except where the failure to have such good and marketable title would not reasonably be expected to have a Material Adverse Effect.

The Canadian Borrower is not aware of any claim, event, occurrence or right granted to any other person, of any kind whatsoever, that has resulted in or would result in loss of all or any part of the interest of either Borrower, any Guarantor or any Material Subsidiary in any part of their respective property, other than a loss that would not have or would not reasonably be expected to have a Material Adverse Effect.

(f)	Debt

Neither Borrower, any of the Guarantors nor any of the Material Subsidiaries has outstanding or is currently liable for any Debt except for Permitted Debt.

(g)	Encumbrances

None of the property or assets of the Borrowers, any of the Guarantors or any of the Material Subsidiaries is subject to any Security Interest on or in respect of such property or assets except for Permitted Encumbrances.

(h)	No Omissions

Each Borrower, each of the Guarantors and each of the Material Subsidiaries has made available to the Agent all material information necessary to make any representations, warranties and statements contained in this Agreement not misleading in any material respect in light of the circumstances in which they are given.

(i)	Non-Default

No Default or Event of Default has occurred or is continuing.

(j)	Financial Condition

(i)

The audited and unaudited consolidated financial statements of the Canadian Borrower delivered to the Lenders and the Agent pursuant hereto present fairly, in all material respects, the consolidated financial condition of the Canadian Borrower as at the date thereof and the results of the consolidated operations thereof for the fiscal year or fiscal quarter (as applicable) then ending, all in accordance with generally accepted accounting principles consistently applied.

(ii)

Except as has been disclosed to the Agent and the Australian Operating Facility Lender by written notice in accordance with the provisions of this Agreement, no filing of a report of a material change as required to be filed by a Borrower or any Subsidiary (except a Project Finance SPV) with any securities commission or exchange or with any Governmental Authority having jurisdiction over the issuance and sale of securities of a Borrower or any Subsidiary (except a Project Finance SPV) has been made which material change has had or would reasonably be expected to have a Material Adverse Effect.

(k)	Information Provided

(i)	All information, materials and documents, including all cash flow projections, economic models, capital and operating budgets and other information and data:

(A)

prepared and provided to the Agent by a Borrower or any Subsidiary in respect of the transactions contemplated by this Agreement, or as required by the terms of this Agreement, were in the case of financial projections, prepared in good faith based upon reasonable assumptions at the date of preparation and in all other cases, true, complete and correct in all material respects as of the respective dates thereof; and

(B)

prepared by persons other than a Borrower or a Subsidiary and provided to the Agent or the Lenders by the Canadian Borrower or any Subsidiary in respect of the transactions contemplated by this Agreement, or as required by the terms of this Agreement, were, to the best of the knowledge of the Canadian Borrower, in the case of financial projections, prepared in good faith based upon reasonable assumptions at the date of preparation and in all other cases, true, complete and correct in all material respects as of the respective dates thereof.

(ii)

The information included in the Beneficial Ownership Certificate most recently delivered by the Canadian Borrower to each Lender that is a Covered Financial Institution is true and correct in all respects.

(l)	Absence of Litigation

There are no actions, suits or proceedings pending or, to the knowledge of the Canadian Borrower, threatened against or affecting either Borrower, any Guarantor or any Material Subsidiary, their property or any of their undertakings and assets, at law, in equity or before any arbitrator or before or by any Governmental Authority having jurisdiction in the premises in respect of which there is a reasonable likelihood of a determination adverse to either Borrower, any other Guarantor or any Material Subsidiary and which, if determined adversely, would have or would reasonably be expected to have a Material Adverse Effect.

(m)	Compliance with Applicable Laws, Court Orders and Agreements

Each Borrower, each of the Guarantors and each of the Material Subsidiaries and their respective property, businesses and operations are in compliance with all Applicable Laws (including, without limitation, all applicable Environmental Laws), all applicable directives, judgments, decrees, injunctions and orders rendered by any Governmental Authority or court of competent jurisdiction binding on it, its articles, by laws and other constating documents, all agreements or instruments to which it is a party or by which its property or assets are bound, and any employee benefit plans, except to the extent that failure to so comply would not have and would not reasonably be expected to have a Material Adverse Effect.

(n)	Required Permits in Effect

All Required Permits for each Borrower, all Guarantors and all Material Subsidiaries are in full force and effect, except to the extent that the failure to have or maintain the same in full force and effect would not, when taken in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(o)	Remittances Up to Date

All of the material remittances required to be made by each Borrower, the Guarantors and the Material Subsidiaries to Governmental Authorities have been made and are currently up to date and there are no outstanding arrears, other than where failure to make such remittances would not reasonably be expected to have a Material Adverse Effect.

(p)	Environmental

(i)

To the best of the knowledge and belief of the Canadian Borrower, after due inquiry, each Borrower, the Guarantors, the Material Subsidiaries and their respective properties, assets and undertakings taken as a whole comply in all respects and the businesses, activities and operations of same and the use of such properties, assets and undertakings and the processes and undertakings performed thereon comply in all respects with all Environmental Laws except to the extent that failure to so comply would not have and would not reasonably be expected to have a Material Adverse Effect; further, the Canadian Borrower does not know, and has no reasonable grounds to know, of any facts which result in or constitute or are likely to give rise to non-compliance with any Environmental Laws, which facts or non-compliance have or would reasonably be expected to have a Material Adverse Effect.

(ii)

The Borrowers, the Guarantors and the Material Subsidiaries have not received written notice and, except as previously disclosed to the Agent in writing, the Canadian Borrower has no knowledge after due inquiry, of any facts which would reasonably be expected to give rise to any notice of non-compliance with any Environmental Laws, which non-compliance has had or would reasonably be expected to have a Material Adverse Effect and neither Borrower, any Guarantor nor any Material Subsidiary has received any notice that either Borrower, any of the Guarantors or any Material Subsidiary is a potentially responsible party for a federal, provincial, regional, municipal or local clean up or corrective action in connection with their respective properties, assets and undertakings where such clean up or corrective action has had or would reasonably be expected to have a Material Adverse Effect.

(q)	Taxes

Each Borrower, each of the Guarantors and each of the Material Subsidiaries has duly filed on a timely basis all tax returns required to be filed and has paid all material Taxes which are due and payable, and has paid all material assessments and reassessments, and all other material Taxes, governmental charges, governmental royalties, penalties, interest and fines claimed against them, other than those which are being contested by them by Permitted Contest; each such person has made adequate provision for, and all required instalment payments have been made in respect of, Taxes payable for the current period for which returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by any such person or the payment of any Taxes; there are no actions or proceedings being taken by any taxation authority in any jurisdictions where either Borrower, any Guarantor or any Material Subsidiary carries on business to enforce the payment of any Taxes by it other than those which are being contested by it by Permitted Contest.

(r)	Guarantors and Material Subsidiaries

As at the date hereof, all of the Guarantors are listed on Schedule J annexed hereto and all Material Subsidiaries (which are not also Guarantors) are listed on Schedule K annexed hereto.

(s)	Intellectual Property

Each Borrower, the Guarantors and the Material Subsidiaries have or have the legal right to use all Intellectual Property necessary for the operation and conduct of their business, affairs, operations and processes, except to the extent that the failure to have the same would not have or reasonably be expected to have a Material Adverse Effect and, to the best of their knowledge and belief, no person has asserted any claim or taken any step or proceedings to prohibit or limit the use of such Intellectual Property by either Borrower, any of the Guarantors or any of the Material Subsidiaries, in respect of which claim, step or proceedings there is a reasonable likelihood of a determination adverse to either Borrower, any other Guarantor or any Material Subsidiary and which, if determined adversely, would have or would reasonably be expected to have a Material Adverse Effect.

(t)	Insurance

Each Borrower, each Guarantor and each Material Subsidiary maintains, with financially sound and reputable insurers, insurance with respect to its respective properties and businesses and against such casualties and contingencies and in such types and amounts as are in accordance with customary business practices for corporations of the size and type of business and operations as each Borrower, each such Guarantor and each such Material Subsidiary.

(u)	Sanctions

Neither the Canadian Borrower nor any of its Subsidiaries, nor, to its knowledge, any other person who receives the proceeds of any advance under the Credit Facilities, is a Sanctioned Person or, to its knowledge, is otherwise a prohibited party under Sanctions Regulations.

The Canadian Borrower and each of its Subsidiaries is in compliance with all Sanctions Regulations applicable to it.

9.2	Deemed Repetition

On the date of delivery by a Borrower of a Drawdown Notice to the Agent or the Australian Operating Facility Lender and again on the date of any Drawdown made by a Borrower pursuant thereto:

(a)

except those representations and warranties which are stated to be made as at a specific date or which the applicable Borrower has notified the Agent or the Australian Operating Facility Lender in writing cannot be repeated for such Drawdown and in respect of which the applicable Lenders have waived in writing (with or without terms or conditions) the application of the condition precedent in Section 3.1(b) for such Drawdown, each of the representations and warranties contained in Section 9.1 shall be deemed to be repeated; and

(b)

the Canadian Borrower shall be deemed to have represented to the Agent and the Lenders that, except as has otherwise been notified to the Agent or the Australian Operating Facility Lender, as applicable, in writing and has been waived in accordance herewith, no event has occurred and remains outstanding which would constitute a Default or an Event of Default nor will any such event occur as a result of the aforementioned Drawdown.

9.3	Other Documents

All representations, warranties and statements of each Borrower or any Guarantor contained in this Agreement, any Subsidiary Guarantee, the Parent Guarantee or any certificate delivered hereunder by a Borrower or a Guarantor shall be deemed to constitute representations and warranties made by the Canadian Borrower to the Agent and the Lenders under Section 9.1 of this Agreement.

9.4	Effective Time of Repetition

All representations and warranties, when repeated or deemed to be repeated hereunder, shall be construed with reference to the facts and circumstances existing at the time of repetition, unless they are stated herein to be made as at the date hereof or as at another date.

9.5	Nature of Representations and Warranties

The representations and warranties set out in this Agreement or deemed to be made pursuant hereto shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders’ Counsel. Such representations and warranties shall survive until this Agreement has been terminated, provided that the representations and warranties relating to environmental matters shall survive the termination of this Agreement.

ARTICLE 10—GENERAL COVENANTS

10.1	Affirmative Covenants of the Canadian Borrower

So long as any Obligation is outstanding (other than those obligations which by their terms survive the termination and cancellation of this Agreement and the Credit Facilities) or any Credit Facility is available hereunder, the Canadian Borrower covenants and agrees with each of the Lenders and the Agent that, unless (subject to Section 16.10) a Majority of the Lenders otherwise consent in writing:

(a)	Punctual Payment and Performance

It shall duly and punctually pay, and shall cause the Australian Borrower to duly and punctually pay, the principal of all Loans, all interest thereon and all fees and other amounts required to be paid by the Borrowers hereunder in the manner specified hereunder and the Canadian Borrower shall perform and observe all of its obligations under this Agreement and under any other Document to which it is a party and shall cause the Australian Borrower and each of the Guarantors to perform and observe all of their obligations under any Documents to which each is a party.

(b)	Books and Records

It shall, and shall cause each of its Subsidiaries (except each Project Finance SPV), to keep proper books of record and account in which complete and correct entries, in all material respects, will be made of its transactions in accordance with generally accepted accounting principles.

(c)	Maintenance and Operation

It shall do or cause to be done, and will cause each Subsidiary (except each Project Finance SPV) to do or cause to be done, all things necessary or required to have all its properties, assets and operations owned, operated and maintained in accordance with diligent and prudent industry practice and Applicable Laws except to the extent that the failure to do or cause to be done the same would not have and would not reasonably be expected to have a Material Adverse Effect.

(d)	Maintain Existence; Compliance with Legislation Generally; Required Permits

Except as otherwise permitted by Section 10.2(c) and 10.2(j), the Canadian Borrower shall, and shall cause the Australian Borrower, each of the other Guarantors and the Material Subsidiaries, to preserve and maintain its corporate, partnership, trust or other existence (as the case may be) as a corporation, partnership, trust or limited liability company existing under the laws of its applicable jurisdiction of organization. The Canadian Borrower shall do or cause to be done, and shall cause the Australian Borrower, each of the other Guarantors and the Material Subsidiaries to do or cause to be done, all acts necessary or desirable to comply with all Applicable Laws, except (other than in the case of laws relating to corruption and bribery) where such failure to comply does not and would not reasonably be expected to have a Material Adverse Effect, and to preserve and keep in full force and effect all Required Permits and all other franchises, licences, rights, privileges, permits and Governmental Authorizations necessary to enable the Borrowers, each of the Guarantors and each of the Material Subsidiaries to operate and conduct their respective businesses in accordance with prudent industry practice, except to the extent that the failure to have any of the same does not and would not reasonably be expected to have a Material Adverse Effect.

(e)	Budgets, Financial Statements and Other Information

The Canadian Borrower shall deliver to the Agent with sufficient copies for each of the Lenders:

(i)

Annual Consolidated Business Plan / Financial Forecasts – as soon as available and, in any event, within 90 days after the end of each of its fiscal years, copies of (A) its annual consolidated business plan for the next fiscal year which shall include, without limitation its annual consolidated capital budget (which segregates those capital expenditures attributed to maintenance and to growth) for the next fiscal year and its annual operating budget for the next fiscal year (approved by its board of directors) and (B) financial forecasts for the next fiscal year including pro forma consolidated financial statements for the Canadian Borrower prepared on a quarterly basis for such period (including a pro forma balance sheet, pro forma statement of income and pro forma statement of cash flows) and a pro forma calculation of the financial covenants contained in Section 10.3;

(ii)

Annual Financials – as soon as available and, in any event, within 90 days after the end of each of its fiscal years, copies of the Canadian Borrower’s audited annual financial statements on a consolidated basis consisting of a balance sheet, statement of income, statement of cash flows and statement of shareholders’ equity for each such year, together with the notes thereto in the case of the audited annual financial statements, all prepared in accordance with generally accepted accounting principles consistently applied, together with a report and an audit opinion of the Canadian Borrower’s auditors thereon in the case of audited annual financial statements of the Canadian Borrower;

(iii)

Quarterly Financials – as soon as available and, in any event within 60 days after the end of each of its first, second and third fiscal quarters, copies of each of the Canadian Borrower’s unaudited quarterly financial statements on a consolidated basis, in each case consisting of a balance sheet, statement of income, statement of cash flows and statement of shareholders’ equity for each such period all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied;

(iv)

Compliance Certificate – concurrently with furnishing the financial statements pursuant to Sections 10.1(e)(ii) and (iii), a Compliance Certificate signed by any one of the president, chief financial officer, vice president finance or treasurer of the Canadian Borrower and stating that, inter alia, the representations and warranties in Section 9.1 are true and accurate in all respects (or, if applicable, specifying those that are not) (unless stated to be made as at the date hereof or another date, in which case such representations and warranties shall be true and correct as of the date made), that no Default or Event of Default has occurred and is continuing (or, if applicable, specifying those defaults or events notified in accordance with Section 10.1(h) below) and demonstrating compliance with the financial covenants contained in Section 10.3;

(v)

Financial Instruments – To the extent the Canadian Borrower ceases to include, in the notes to its financial statements referenced above, a table (and related information) reporting on Financial Instruments, the Canadian Borrower shall provide a table (and related information), in substantially the same form as previously included in its financial statements, to the Agent concurrently with furnishing the financial statements pursuant to Sections 10.1(e)(ii) and (iii); and

(vi)

Other – such other information, reports, certificates, projections of income and cash flow or other matters affecting the business, affairs, financial condition, property or assets of the Canadian Borrower or its Subsidiaries as the Agent or any Lender may reasonably request including, without limitation, promptly after any request therefor by a Lender that is a Covered Financial Institution, all information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

(f)	Rights of Inspection

At any reasonable time and from time to time upon reasonable prior notice, but not more frequently than once per calendar quarter for so long as no Default or Event of Default has occurred and is continuing, the Canadian Borrower shall permit, and shall cause its Subsidiaries (except each Project Finance SPV) to permit, the Agent and any Lender or any representative thereof (at the expense of the Canadian Borrower during the continuance of a Default or Event of Default and, otherwise, at the expense of the Agent or such Lender, as applicable) to (i) examine and make copies of and abstracts from the records and books of account of the Canadian Borrower or any of its Subsidiaries (except each Project Finance SPV), (ii) visit and inspect the premises and properties of the Canadian Borrower or any of its Subsidiaries (except each Project Finance SPV) (in each case at the risk of the Canadian Borrower, except for the gross negligence or wilful misconduct of the inspecting party or the failure of any such inspecting party to comply with Applicable Law and the Canadian Borrower’s, or any Subsidiary’s health and safety requirements, as advised to such inspecting party), and (iii) discuss the affairs, operations, finances and accounts of the Canadian Borrower or any of its Subsidiaries with any of the officers of the Canadian Borrower or any of its Subsidiaries (except each Project Finance SPV).

(g)	Notice of Material Litigation

The Canadian Borrower shall promptly give written notice to the Agent of any litigation, proceeding or dispute affecting either Borrower, any of the Guarantors or any of the Material Subsidiaries in respect of a demand or claim in respect of which there is a reasonable likelihood of an adverse determination and which if adversely determined would reasonably be expected to result in a liability, obligation or judgment in excess of 5% of Consolidated Net Tangible Assets (in aggregate at any point in time) or to have a Material Adverse Effect, and shall from time to time furnish to the Agent all reasonable information requested by the Agent concerning the status of any such litigation, proceeding or dispute.

(h)	Notice of Default or Event of Default

The Canadian Borrower shall deliver to the Agent, as soon as reasonably practicable, and in any event no later than 3 Banking Days after becoming aware of a Default or the occurrence of an Event of Default, an Officer’s Certificate describing in detail such Default or such Event of Default and specifying the steps, if any, being taken to cure or remedy the same.

(i)	Notice of Material Adverse Effect or Material Adverse Change

The Canadian Borrower shall, as soon as reasonably practicable, promptly notify the Agent of any event, circumstance or condition that has had or is reasonably likely to have a Material Adverse Effect or cause a Material Adverse Change.

(j)	Notice of New Material Subsidiaries

The Canadian Borrower shall promptly give written notice to the Agent of the acquisition, creation or existence of each new Material Subsidiary.

(k)	Securities Disclosure

The Canadian Borrower shall promptly furnish to the Agent copies of all registration materials, reports, material change reports, circulars, notices and other non-confidential information that the Canadian Borrower was required by applicable law to file and has filed with any securities commission or stock exchange, has furnished to its shareholders or publicly disclosed (whether by way by advertisement or otherwise), except for insider reports and other filings which are of an administrative nature and do not contain any material information with respect to the business, affairs or financial condition of the Canadian Borrower and its Subsidiaries (except each Project Finance SPV). The Canadian Borrower shall be deemed to have satisfied its obligations under this Section 10.1(k) if and to the extent the registration materials, material change reports, circulars, reports, notices and other non-confidential information, as the case may be, shall have been filed with the Canadian Securities Administrators (and are accessible to the Agent) in the SEDAR filing system at www.sedar.com.

(l)	Payment of Royalties, Taxes, Withholdings, etc.

The Canadian Borrower shall, and shall cause the Australian Borrower, the other Guarantors and the Material Subsidiaries to, from time to time, pay or cause to be paid all material royalties, rents, Taxes, rates, levies or assessments, ordinary or extraordinary, governmental fees or dues, and to make and remit all withholdings, lawfully levied, assessed or imposed upon the Borrowers, the Guarantors and the Material Subsidiaries or any of the assets of the Borrowers, the Guarantors and the Material Subsidiaries as and when the same become due and payable, except when and so long as the validity of any such royalties, rents, Taxes, rates, levies, assessments, fees, dues or withholdings is being contested by the Borrowers, the Guarantors or the Material Subsidiaries by a Permitted Contest or the failure to pay or cause to be paid the same would not have or reasonably be expected to have a Material Adverse Effect.

(m)	Payment of Preferred Claims

The Canadian Borrower shall, and shall cause the Australian Borrower, the other Guarantors and the Material Subsidiaries to, from time to time pay when due or cause to be paid when due all amounts related to wages, workers’ compensation obligations, government royalties or pension fund obligations and any other amount which may result in a lien, charge, Security Interest or similar encumbrance against the assets of such Borrower, such Guarantor or such Material Subsidiary arising under statute or regulation, except when and so long as the validity of any such amounts or other obligations is being contested by the Borrowers, the Guarantors or the Material Subsidiaries by a Permitted Contest or the failure to pay or cause to be paid the same would not have or reasonably be expected to have a Material Adverse Effect

(n)	Environmental Covenants

(i)

Without limiting the generality of Section 10.1(d) above, the Canadian Borrower shall, and shall cause the Australian Borrower, the other Guarantors and the Material Subsidiaries to, conduct their business and operations so as to comply at all times with all Environmental Laws if the consequence of a failure to comply, either alone or in conjunction with any other such non compliances, would have or would reasonably be expected to have a Material Adverse Effect.

(ii)	If either Borrower, any of the Guarantors or any of the Material Subsidiaries shall:

(A)

receive or give any notice that a violation of any Environmental Law has or may have been committed or is about to be committed by the same, and if such violation has or would reasonably be expected to have a Material Adverse Effect;

(B)

receive any notice that a complaint, proceeding or order has been filed or is about to be filed against the same alleging a violation of any Environmental Law, and if such violation would reasonably be expected to have a Material Adverse Effect; or

(C)

receive any notice requiring a Borrower, a Guarantor or a Material Subsidiary, as the case may be, to take any action in connection with the release of Hazardous Materials into the environment or alleging that such Borrower, such Guarantor or such Material Subsidiary may be liable or responsible for costs associated with a response to or to clean up a Release of Hazardous Materials into the environment or any damages caused thereby in excess of 5% of Consolidated Net Tangible Assets (in aggregate at any point in time), or if such action or liability has or would reasonably be expected to have a Material Adverse Effect, the Canadian Borrower shall promptly provide the Agent with a copy of such notice and shall, or shall cause such Guarantor or Material Subsidiary to, furnish to the Agent from time to time all reasonable information requested by the Agent relating to the same.

(o)	Use of Loans

The Canadian Borrower shall, and shall cause the Australian Borrower to, use all Loans and the proceeds thereof solely for the purposes set forth in Section 2.3 hereof.

(p)	Required Insurance

The Canadian Borrower shall, and shall cause the Australian Borrower, the other Guarantors and the Material Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business and against such casualties and contingencies and in such types and such amounts as shall be in accordance with customary business practices for corporations of the size and type of business and operations as the Canadian Borrower and its Subsidiaries, to the extent such insurance is available on reasonable commercial terms.

(q)	Assets and Revenues Coverage

The Canadian Borrower shall ensure that the Canadian Borrower and the Guarantors which are Eligible Contract Participants (i) own not less than {Percentage redacted}% of the consolidated assets of the Canadian Borrower (as set forth on the consolidated balance sheet of the Canadian Borrower, in accordance with generally accepted accounting principles), excluding the assets of the Project

Finance SPVs, as at each Quarter End and (ii) have earned revenues that represent not less than {Percentage redacted}% of the consolidated revenues of the Canadian Borrower (as set forth on the consolidated income statement of the Canadian Borrower, in accordance with generally accepted accounting principles), excluding the revenues of the Project Finance SPVs, over the previous 12 months, as calculated at each Quarter End.

Notwithstanding the foregoing, the calculation of the {Percentage redacted}% test for the purposes of determining compliance with this Section 10.1(q) for any period shall not include any assets of any Guarantor, or revenues attributable to any Guarantor, formed under the laws of Thailand until such Guarantor has received the “approval in principal” from Governmental Authorities in Thailand required in connection with payments under the Subsidiary Guarantee of such Guarantor to any foreign beneficiary thereunder.

(r)	Sanctions

The Canadian Borrower shall provide the Agent with notice of any material (a) trade, commerce or other commercial dealing by a Borrower or a Subsidiary with any Sanctioned Person or (b) violation of Sanctions Regulations, in each case, of which it is aware; for the purpose of this covenant, “material” shall mean that such dealing or violation accounts for or is in respect of greater than 10% of the Consolidated Net Tangible Assets or consolidated revenues of the Canadian Borrower.

10.2	Negative Covenants of the Canadian Borrower

So long as any Obligation is outstanding (other than those obligations which by their terms survive the termination and cancellation of this Agreement and the Credit Facilities) or either any Credit Facility is available hereunder, the Canadian Borrower covenants and agrees with each of the Lenders and the Agent that, unless (subject to Section 16.10) a Majority of the Lenders otherwise consent in writing:

(a)	Change of Business

The Canadian Borrower shall not, and shall not permit the Australian Borrower, any other Guarantor or any Material Subsidiary to, change in any material respect its Business.

(b)	Negative Pledge

The Canadian Borrower shall not, and shall not permit the Australian Borrower, any other Guarantor or any Material Subsidiary to, create, issue, incur, assume or permit to exist any Security Interests on any of its or their property, undertakings or assets other than Permitted Encumbrances.

(c)	No Dissolution

The Canadian Borrower shall not, and shall not permit the Australian Borrower, any other Guarantor or any Material Subsidiary to, liquidate, dissolve or wind up or take any steps or proceedings in connection therewith except (i) in the case of Guarantors, where the successor thereto or transferee thereof is a Borrower or another Guarantor or (ii) in the case of Material Subsidiaries, where the successor thereto or transferee thereof is a Borrower, a Guarantor or another Material Subsidiary.

(d)	Limit on Sale of Assets

Except for Permitted Dispositions, the Canadian Borrower shall not, and shall not permit any Subsidiary (except each Project Finance SPV) to, sell, transfer or otherwise dispose of any of their respective property or assets (i) during the continuance of a Default or Event of Default or (ii) in any calendar year, whether in one or a series of transactions, which, in aggregate, have a fair market value in excess of 5% of Consolidated Net Tangible Assets.

(e)	Limitation on Debt

The Canadian Borrower shall not have or incur, or permit the Australian Borrower, any other Guarantor or any Material Subsidiary to have or incur, any Debt other than Permitted Debt.

(f)	Limit on Investments and Financial Assistance

The Canadian Borrower shall not, and shall not permit the Australian Borrower, any Guarantor or any Material Subsidiary to (i) make Investments in any person other than a Borrower or a Guarantor or (ii) provide any Financial Assistance to or for the benefit of any person other than a Borrower or a Guarantor, other than (A) amounts in relation to the Project Finance SPVs up to a maximum aggregate amount at any time of U.S.$100,000,000 (or the Equivalent Amount thereof measured as at the time of the making of any such Investment or provision of such Financial Assistance) plus 100% of the net proceeds of any equity offerings received by a Borrower, a Guarantor or a Material Subsidiary from a person other than a Borrower, a Guarantor or a Material Subsidiary, (B) amounts not in excess, in the aggregate, in any calendar year, of 5% of Consolidated Net Tangible Assets plus 100% of the net proceeds to such Borrower, such Guarantor or Material Subsidiary from any equity offerings and (C) an Investment in a person that will become a Guarantor by delivering a Subsidiary Guarantee concurrently with or immediately following the making of the Investment.

(g)	Limits on Distributions

The Canadian Borrower shall not make any Distributions during the continuance of a Default or Event of Default or which, immediately following such Distribution, would have or would reasonably be expected to result in a Default or Event of Default.

(h)	No Financial Instruments Other Than Permitted Hedging

The Canadian Borrower shall not and shall not permit any Subsidiary (except each Project Finance SPV) to enter into, transact or have outstanding any Financial Instruments or Financial Instrument Obligations other than Permitted Hedging.

(i)	Non Arm’s Length Transactions

Except in respect of transactions between or among a Borrower and/or one or more of the Guarantors and/or the Material Subsidiaries, the Canadian Borrower shall not, nor shall it permit the Australian Borrower, any other Guarantor or any Material Subsidiary to, enter into any contract, agreement or transaction whatsoever, including for the sale, purchase, lease or other dealing in any property or the provision of any services (other than office and administration services provided in the ordinary course of business), with any Related Party except upon fair and reasonable terms, which terms are not less favourable to a Borrower, a Guarantor or a Material Subsidiary, as applicable, than it would obtain in an arm’s length transaction.

(j)	No Merger, Amalgamation, etc.

Except as permitted under Section 10.2(c) or Section 10.2(d), the Canadian Borrower shall not, and shall not permit the Australian Borrower, any other Guarantor or Material Subsidiary to, merge with, amalgamate with or consolidate with any other person, or convey, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets to any other person (whether by way of reconstruction, reorganization, recapitalization, arrangement, consolidation, amalgamation, merger, transfer, sale or otherwise) unless:

(i)	the Agent has been provided with 21 days’ prior notice thereof;

(ii)

in the case of any such transaction involving the Canadian Borrower, the successor formed by such consolidation or amalgamation or the survivor of such merger or the person that acquires by conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Canadian Borrower as an entirety, as the case may be, shall be a solvent corporation, limited liability company, partnership or trust organized and existing under the laws of the Canada (or any province or territory therein) or such other jurisdiction acceptable to the Agent, acting reasonably;

(iii)

in the case of any such transaction involving the Australian Borrower, the successor formed by such consolidation or amalgamation or the survivor of such merger or the person that acquires by conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Australian Borrower as an entirety, as the case may be, shall be a solvent corporation, limited liability company, partnership or trust organized and existing under the laws of the Commonwealth of Australia (or any territory therein) or such other jurisdiction acceptable to the Agent and the Australian Operating Facility Lender, each acting reasonably;

(iv)

in the case of any such transaction involving a Guarantor, the successor formed by such consolidation or amalgamation or the survivor of such merger or the person that acquires by conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of such Guarantor as an entirety, as the case may be, shall be a solvent corporation, limited liability company, partnership or trust organized and existing under the laws of a jurisdiction approved pursuant to the definition of “Guarantor” contained herein;

(v)

in the case of any such transaction involving any other Material Subsidiary, the successor formed by such consolidation or amalgamation or the survivor of such merger or the person that acquires by conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of such Material Subsidiary as an entirety, as the case may be, shall be a solvent corporation, limited liability company, partnership or trust organized and existing under the jurisdiction of its organization or creation;

(vi)

in the case of such transaction involving a Borrower or a Guarantor, as provided for in subparagraphs (ii), (iii) and (iv) above (A) such successor corporation, limited liability company, partnership or trust shall have executed and delivered to the Agent an agreement or agreements assuming the due and punctual performance and observance of each covenant, obligation and condition of each respective Document by which the Borrower or such Guarantor was bound and (B) shall have caused to be delivered to the Agent and the Lenders an opinion of independent counsel to the effect that (1) all agreements or instruments effecting such assumption are enforceable in accordance with their terms and (2) as a result of such transaction, no Borrower or Guarantor that continues to exist has been released from its obligations under the Documents (such opinion to be acceptable to the Agent, acting reasonably); provided that agreements or instruments of assumption shall not be required if such assumption occurs by operation of law, and the Canadian Borrower delivers an opinion of such counsel to that effect (such opinion to be acceptable to the Agent, acting reasonably);

(vii)	in all cases, immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(viii)	in all cases, the transaction shall not result in a Change of Control.

No such conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of a Borrower or a Guarantor shall have the effect of releasing such Borrower or Guarantor or any successor person from its liability under this Agreement or any other Document.

(k)	Hostile Acquisitions

The Canadian Borrower shall not, and shall not permit the Australian Borrower to, utilize the proceeds of any Drawdown, or any Loans, under any Credit Facility to, or to provide funds to any Subsidiary, Affiliate or other person to, finance a hostile takeover.

(l)	Sanctions

The Canadian Borrower shall not and shall not permit any Subsidiary to (a) engage in any transaction with a person that is listed on the SDN List or on a list maintained pursuant to the Sanctioned Person Legislation, (b) knowingly engage in any transaction with a person that is directly or indirectly owned or controlled by a person that is listed on the SDN List or on a list maintained pursuant to Sanctioned Person Legislation or (c) become designated as a Sanctioned Person.

The Canadian Borrower shall not and shall not permit any Subsidiary to engage in any transaction or dealing that would be in violation of applicable Sanctions Regulations except where to do so does not and would not reasonably be expected to have a Material Adverse Effect.

The Borrowers shall not and shall not permit any Subsidiary to (i) directly or, to its knowledge, indirectly, use the proceeds from any Credit Facility to fund any activities or business of or with any person that is listed on the SDN List or on a list maintained pursuant to the Sanctioned Person Legislation, or (ii) knowingly, directly or indirectly, use the proceeds from any Credit Facility to fund any activities or business of or with any person that is directly or indirectly owned or controlled by a person that is listed on the SDN List or on a list maintained pursuant to the Sanctioned Person Legislation. The Borrowers shall not knowingly use the proceeds from any Credit Facility in violation of any applicable Sanctions Regulations.

10.3	Financial Covenants

So long as any Obligation is outstanding (other than those obligations which by their terms survive the termination and cancellation of this Agreement and the Credit Facilities) or any Credit Facility is available hereunder, the Canadian Borrower covenants and agrees with each of the Lenders and the Agent that, unless (subject to Section 16.10) a Majority of the Lenders otherwise consent in writing:

(a)	Maximum Net Funded Debt to EBITDA Ratio

As at each Quarter End, the Canadian Borrower shall not permit the Net Funded

Debt to EBITDA Ratio to exceed 3.00:1.00, such ratio to be calculated on a rolling four-quarter basis.

Notwithstanding the foregoing, for the four Quarter Ends following the completion of a Material Acquisition, the Canadian Borrower shall not permit the Net Funded Debt to EBITDA Ratio to exceed 3.50:1.00 (the “Acquisition Leverage Step Up”) provided that (i) without taking into account the Material Acquisition, the Net Funded Debt to EBITDA Ratio shall not have exceeded 3.00:1.00 as at each such Quarter Ends and (ii) if the Canadian Borrower has previously invoked the Acquisition Leverage Step Up, the Canadian Borrower shall only be entitled to again invoke the Acquisition Leverage Step Up if the Net Funded Debt to EBITDA Ratio shall not have exceeded 3.00:1.00 for the two Quarter Ends preceding the subsequent Material Acquisition in question.

(b)	Minimum Interest Coverage Ratio

As at each Quarter End, the Canadian Borrower shall not permit the Interest Coverage Ratio to be less than 3.00:1.00, such ratio to be calculated on a rolling four-quarter basis.

10.4	Agent May Perform Covenants

If, following the expiry of any cure periods provided for in Section 12.1, the Canadian Borrower fails to perform any covenants on its part herein contained, the Agent may give notice to the Canadian Borrower of such failure and if such covenant remains unperformed, the Agent may, in its discretion but need not, perform any such covenant capable of being performed by the Agent and if the covenant requires the payment or expenditure of money, the Agent may, upon having received approval of all Lenders, make such payments or expenditure and all sums so expended shall be forthwith payable by the Canadian Borrower to the Agent on behalf of the Lenders and shall bear interest at the applicable interest rate provided in Section 5.10. No such performance, payment or expenditure by the Agent shall be deemed to relieve the Canadian Borrower of any default hereunder or under the other Documents.

ARTICLE 11—GUARANTEES

11.1	Guarantees

(1) Subject to the Canadian Borrower’s rights under Section 2.25, the Canadian Borrower shall cause certain of its Subsidiaries (each of whose jurisdiction of incorporation, formation, organization, amalgamation or continuation, or in which it exists or subsists, is any of an OECD Country (which includes, for greater certainty, Mexico, Barbados, Oman, Kuwait, Bahrain, Colombia, Peru, Brazil, Thailand, Malaysia, Singapore and Indonesia or any province, territory, state or district of any of the foregoing)), excluding the Project Finance SPVs, to execute and deliver a Subsidiary Guarantee in the form of Schedule H-1 annexed hereto, in each case with such modifications and insertions as may be required by the Agent and agreed to by the Canadian Borrower, each acting reasonably, including modifications necessary to have such guarantees be in compliance with the Applicable Laws of the governing jurisdiction of such Subsidiary (together with a certified copy of such Subsidiary’s constating or other organizational documents and a legal opinion in form and substance satisfactory to the Agent, acting reasonably) in order to comply with the positive covenant set out in Section 10.1(q).

(2) Subject to Section 2.25, upon a Subsidiary executing and delivering a Subsidiary Guarantee pursuant to Section 11.1(1), such Subsidiary shall be a Guarantor for all purposes hereof and the other Documents.

(3) The Canadian Borrower shall execute and deliver the Parent Guarantee in the form Schedule H-2 annexed hereto with such modifications and insertions as may be required by the Agent and agreed to by the Canadian Borrower, each acting reasonably.

11.2	Forms

The form of Subsidiary Guarantee and Parent Guarantee have been or shall be prepared based upon the laws of Canada and Alberta applicable thereto in effect at the date hereof. The Agent shall have the right to require that any such Subsidiary Guarantee or Parent Guarantee be amended to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, in order to ensure that all Obligations are fully guaranteed by the Guarantors (and the Obligations of the Australian Borrower are fully guaranteed by the Canadian Borrower) except that in no event shall the Agent require that the foregoing be effected if the result thereof would be to grant the Agent or the Lenders greater rights than is otherwise contemplated herein or therein.

11.3	Dealing with Guarantees

The Agent, with the consent of all of the Lenders, may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and otherwise deal with the Borrowers and other parties and with security as the Agent may see fit, without prejudice to or in any way limiting the liability of the Borrowers under this Agreement or the other Documents.

11.4	Release of Guarantees

The Guarantors shall not be released from the Subsidiary Guarantees (and the Canadian Borrower shall not be released from the Parent Guarantee) or any part thereof, other than to the extent that a Guarantor has been designated as a Non-Guarantor Subsidiary in compliance with the terms hereof (in which case the Subsidiary Guarantee of such former Guarantor shall automatically cease to apply to the subject matter thereof for the benefit of the Agent and the Lenders), except by a written release signed by the Agent with the prior written consent of the Lenders. If all of the Obligations, Bank Product Obligations and Lender Financial Instrument Obligations (other than those obligations which by their terms survive the termination and cancellation of this Agreement and the Credit Facilities) have been repaid, paid, satisfied and discharged, as the case may be, in full and the Credit Facilities have been fully cancelled, then the Agent shall cause it and the Lenders’ interest in the Subsidiary Guarantees and the Parent Guarantee to be released.

11.5	Transfer of Subsidiary Guarantees

If The Toronto-Dominion Bank, in its capacity as Agent, or any successor thereto, in its capacity as Agent ceases to be the Agent (the “Departing Agent”), the Departing Agent shall transfer and assign all of its right, title and interest in its capacity as Agent in and to the Subsidiary Guarantees and the Parent Guarantee to the Successor Agent.

11.6	Hedging Affiliates and Bank Product Affiliates

Each Lender hereby confirms to and agrees with the Agent and the other Lenders as follows:

(a)

such Lender is, for the purpose of guaranteeing the Lender Financial Instrument Obligations owing to or in favour of its Hedging Affiliates and the Bank Product Obligations owing to or in favor of its Bank Product Affiliates pursuant to the Subsidiary Guarantees, executing and delivering this Agreement both on its own behalf and as agent for and on behalf of such Hedging Affiliates and Bank Product Affiliates;

(b)

the Agent shall be and is hereby authorized by each such Hedging Affiliate and Bank Product Affiliate (i) to hold the Subsidiary Guarantee on behalf of such Hedging Affiliate and Bank Product Affiliate as guarantees for the Lender Financial Instrument Obligations and Bank Product Obligations owing to or in favour of it in accordance with the provisions of the Documents and (ii) to act in accordance with the provisions of the Documents (including on the instructions or at the direction of the Majority of the Lenders) in all respects with respect to the Subsidiary Guarantees; and

(c)

(i) the Lender Financial Instruments of any such Hedging Affiliate or the Lender Financial Instrument Obligations owing to or in favour of any such Hedging Affiliate and (ii) the Bank Products of any such Bank Product Affiliate or the Bank Product Obligations owing to or in favor of any such Bank Product Affiliate shall not be included or taken into account for the purposes of Section 16.10 or (for certainty) in any determination of the Majority of the Lenders or the Lenders which shall be determined solely based upon the Commitments of the Lenders hereunder or the Outstanding Principal owing to the Lenders.

11.7	Guarantees for Hedging with Former Lenders

If a Lender ceases to be a Lender under this Agreement (a “Former Lender”), all Lender Financial Instrument Obligations owing to such Former Lender and its Hedging Affiliates under Lender Financial Instruments entered into while such Former Lender was a Lender shall remain guaranteed by the Subsidiary Guarantees (equally and rateably) to the extent that such Lender Financial Instrument Obligations were guaranteed by the Subsidiary Guarantees prior to such Lender becoming a Former Lender and, subject to the following provisions of this Section 11.7 and unless the context otherwise requires, all references herein to “Lender Financial Instrument Obligations” shall include such obligations to a Former Lender and its Hedging Affiliates and all references herein to “Lender Financial Instruments” shall include such Financial

Instruments with a Former Lender and its Hedging Affiliates. For certainty, any Financial Instrument Obligations under Financial Instruments entered into with a Former Lender or an Affiliate thereof after the Former Lender has ceased to be a Lender shall not be guaranteed by the Subsidiary Guarantees. Notwithstanding the foregoing, no Former Lender or any Affiliate thereof shall have any right to cause or require the enforcement of the Subsidiary Guarantees or any right to participate in any decisions relating to the Subsidiary Guarantees, including any decisions relating to the enforcement or manner of enforcement of the Subsidiary Guarantees or decisions relating to any amendment to, waiver under, release of or other dealing with all or any part of the Subsidiary Guarantees; for certainty, the sole right of a Former Lender and its Affiliates with respect to the Subsidiary Guarantees is to share, on a pari passu basis, in any proceeds of realization and enforcement of the Subsidiary Guarantees.

ARTICLE 12—EVENTS OF DEFAULT AND ACCELERATION

12.1	Events of Default

The occurrence of any one or more of the following events (each such event being herein referred to as an “Event of Default”) shall constitute a default under this Agreement:

(a)	Principal Default: if a Borrower fails to pay the principal of any Loan hereunder when due and payable;

(b)	Other Payment Default: if a Borrower fails to pay:

(i)	any interest (including, if applicable, default interest) accrued on any Loan;

(ii)	any acceptance fee with respect to a Bankers’ Acceptance or issuance fee with respect to a Letter of Credit; or

(iii)	any other amount not specifically referred to in paragraph (a) above or in this paragraph (b) payable by a Borrower hereunder;

in each case when due and payable, and such default is not remedied within 5 Banking Days of such amount being due and payable;

(c)	Certain Covenant Defaults: if the Canadian Borrower fails to observe or perform any covenant in:

(i)	Sections 10.2(b) to (h), inclusive, Section 10.2(l) or Section 10.1(r) and shall fail to remedy or cure the same within 5 Banking Days; or

(ii)	Section 10.3 or Section 11.1;

(d)

Breach of Other Covenants: if a Borrower or a Guarantor fails to observe or perform any covenant or obligation herein or in any other Document required on its part to be observed or performed (other than a covenant or condition whose breach or default in performance is specifically dealt with elsewhere in this Section) and, after notice has been given by the Agent to the Canadian Borrower specifying such default and requiring the applicable Borrower or Guarantor to remedy or cure the same, such Borrower or such Guarantor shall fail to remedy such default within a period of 30 days after the giving of such notice;

(e)

Incorrect Representations: if any representation or warranty made by a Borrower or any Guarantor herein or in any other Document shall prove to have been incorrect or misleading in any respect on and as of the date made and the facts or circumstances which make such representation or warranty incorrect or misleading are not remedied and the representation or warranty in question remains incorrect or misleading more than 30 days after the Agent notifies the Canadian Borrower of the same;

(f)

Involuntary Insolvency: if a decree or order of a court of competent jurisdiction is entered adjudging a Borrower, a Guarantor or a Material Subsidiary a bankrupt or insolvent under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws or ordering the winding up or liquidation of its affairs or, in the case of the Australian Borrower or a Guarantor or a Material Subsidiary organized under the laws of Australia, it is unable to pay its debts when they fall due or it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Australian Corporations Act) or, as a result of the operation of Section 459F(1) of the Australian Corporations Act, it is taken to have failed to comply with a statutory demand; provided that any plan of arrangement under the Business Corporations Act (Ontario), the Business Corporations Act (Alberta) or the Canada Business Corporations Act or any analogous statute, whether foreign or domestic, consummated in compliance with Section 10.2(j) shall not constitute an Event of Default under this Section 12.1(f);

(g)

Idem: if any case, proceeding or other action shall be instituted in any court of competent jurisdiction against a Borrower, a Guarantor or a Material Subsidiary, seeking in respect of it an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition, proposal or arrangement with creditors, a readjustment of debts, the appointment of trustee in bankruptcy, receiver, receiver and manager, interim receiver, custodian, sequestrator, (or in the case of the Australian Borrower or a Guarantor or a Material Subsidiary organized under the laws of Australia, an administrator or other controller (as defined in the Australian Corporations Act) or other person with similar powers with respect to a Borrower, a Guarantor or a Material Subsidiary) or all or substantially all of its assets, or any other like relief in respect of a Borrower, a Guarantor or a Material Subsidiary under any bankruptcy or insolvency law and such case, proceeding or other action results in an entry of an order for such relief or any such adjudication or appointment, which is not stayed or dismissed within 30 days; provided that any plan of arrangement under the Business Corporations Act (Ontario), the Business Corporations Act (Alberta) or the Canada Business Corporations Act or any analogous statute, whether foreign or domestic, consummated in compliance with Section 10.2(j) shall not constitute an Event of Default under this Section 12.1(g);

(h)

Voluntary Insolvency: if a Borrower, a Guarantor or a Material Subsidiary makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee in bankruptcy, receiver, receiver and manager, interim receiver, custodian, sequestrator (or in the case of the Australian Borrower or a Guarantor or a Material Subsidiary organized under the laws of Australia, an administrator or other controller (as defined in the Australian Corporations Act)) or other person with similar powers of itself or all or substantially all of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement (where a Borrower, a Guarantor or a Material Subsidiary is the subject of such arrangement), composition, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights or consents to, or acquiesces in, the filing of such assignment, proposal, relief, petition, proposal, appointment or proceeding; provided that any plan of arrangement under the Business Corporations Act (Ontario), the Business Corporations Act (Alberta) or the Canada Business Corporations Act or any analogous statute, whether foreign or domestic, consummated in compliance with Section 10.2(j) shall not constitute an Event of Default under this Section 12.1(h);

(i)

Dissolution: except as permitted by Sections 10.2(c) or 10.2(j), if proceedings are commenced for the dissolution, liquidation or winding up of a Borrower, any Guarantor or any Material Subsidiary unless such proceedings are being actively and diligently contested in good faith to the satisfaction of the Majority of the Lenders;

(j)

Security Realization: if creditors of either Borrower, any Guarantors or any Material Subsidiaries having a Security Interest against or in respect of the property and assets thereof, or any part thereof, realize upon or enforce any such security against such property and assets or any part thereof having an aggregate fair market value in excess of 5% of Consolidated Net Tangible Assets and such realization or enforcement shall continue in effect and not be released, discharged or stayed within the lesser of 30 days and the period of time prescribed under Applicable Laws for the completion of the sale of or realization against the assets subject to such seizure or attachment;

(k)

Seizure: if property and assets of the Borrowers, the Guarantors and the Material Subsidiaries or any part thereof having an aggregate fair market value in excess of 5% of Consolidated Net Tangible Assets are seized or otherwise attached by anyone pursuant to any legal process or other means, including, without limitation, distress, execution or any other step or proceeding with similar effect and such attachment, step or other proceeding shall continue in effect and not be released, discharged or stayed within the lesser of 30 days and the period of time prescribed under Applicable Laws for the completion of the sale of or realization against the assets subject to such seizure or attachment;

(l)

Judgment: if one or more final judgments, decrees or orders (after available appeals have been exhausted) for an aggregate amount in excess of 5% of Consolidated Net Tangible Assets shall be awarded against a Borrower, any Guarantor or any Material Subsidiary and such Borrower, any such Guarantor or any such Material Subsidiary, as applicable, has not provided security (to the Agent, the applicable court that rendered such judgment, the judgment creditor or an agent or trustee for one of the foregoing) for any of such judgments, decrees or orders or caused such judgment decree or order to be satisfied or stayed within 30 days of such judgment, decree or order being awarded;

(m)

Payment Cross Default: if a Borrower, any of the Guarantors or any Material Subsidiary (or any combination thereof) defaults in the payment when due (whether at maturity, upon acceleration, or otherwise) of Debt or Financial Instrument Obligations in aggregate in excess of 5% of Consolidated Net Tangible Assets unless such default has been remedied or waived in accordance with the provisions of the relevant indentures, credit agreements, instruments or other agreement evidencing such Debt or Financial Instrument Obligations;

(n)

Event Cross Default: if a default, event of default or other similar condition or event (however described) in respect of a Borrower, any of the Guarantors or any of the Material Subsidiaries (or any combination thereof) occurs or exists (and is continuing) under any indentures, credit agreements, agreements or other instruments evidencing or relating to Debt or Financial Instrument Obligations (individually or collectively) in an aggregate amount in excess of 5% of Consolidated Net Tangible Assets and such default, event or condition has resulted in such Funded Debt or Financial Instrument Obligations becoming, or becoming capable at such time of being declared, due and payable thereunder before it would otherwise have been due and payable;

(o)	Cease to Carry on Business: if a Borrower or any Guarantor ceases to carry on business other than as expressly permitted pursuant to Sections 10.2(c) and 10.2(j);

(p)	Change of Control:

(i)	if a Change of Control referenced in subparagraph (a) of the definition thereof occurs; or

(ii)

if a Change of Control referenced in subparagraph (b) of the definition thereof occurs and, in the opinion of the Lenders (acting reasonably) such Change of Control would reasonably be expected to have a Material Adverse Effect;

(q)

Lender Financial Instruments: if a Financial Instrument Demand for Payment has been delivered to the Canadian Borrower and the Canadian Borrower fails to make payment thereunder within (i) in respect of amounts of Cdn.$500,000 (or the Equivalent Amount thereof) or more, 5 Banking Days and (ii) in respect of amounts of less than Cdn.$500,000 (or the Equivalent Amount thereof), 10 Banking Days; or

(r)

Invalidity: if, other than as a result of an act or omission of the Agent or any Lender, any Document or any material provision thereof shall at any time for any reason cease to be in full force and effect, be declared to be void or voidable (and the same is not forthwith effectively rectified or replaced by the Canadian Borrower) or shall be repudiated, or the validity or enforceability thereof shall at any time be contested by a Borrower or any Guarantor, or a Borrower or any Guarantor shall deny that it has any or any further liability or obligation thereunder, or at any time it shall be unlawful or impossible for them to perform any of their respective obligations.

12.2	Acceleration

If any Event of Default shall occur and for so long as it is continuing:

(a)	the entire principal amount of all Loans then outstanding from the Borrowers and all accrued and unpaid interest thereon,

(b)	an amount equal to the face amount at maturity of all Bankers’ Acceptances issued by the Canadian Borrower which are unmatured,

(c)	an amount equal to the maximum amount then available to be drawn under all unexpired Letters of Credit and Australian Letters of Credit, and

(d)	all other Obligations outstanding hereunder,

shall, at the option of the Agent in accordance with Section 15.11 or upon the request of a Majority of the Lenders, become immediately due and payable upon written notice to that effect from the Agent to the Canadian Borrower (on behalf of the Canadian Borrower and the Australian Borrower), all without any other notice and without presentment, protest, demand, notice of dishonour or any other demand whatsoever (all of which are hereby expressly waived by the Borrowers). In such event and if the Borrowers do not immediately pay all such amounts upon receipt of such notice, either the Lenders (in accordance with the proviso in Section 15.11(a)) or the Agent on their behalf may, in their discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrowers authorized or permitted by law for the recovery of all the indebtedness and liabilities of the Borrowers to the Lenders and proceed to exercise any and all rights hereunder and under the other Documents and no such remedy for the enforcement of the rights of the Lenders shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

12.3	Conversion on Default

Upon the occurrence and during the continuance of an Event of Default, the Agent, on behalf of the Lenders, or the Canadian Operating Facility Lender, as applicable, may convert, at the Equivalent Amount, if applicable, (a) any outstanding Loan (other than a Letter of Credit) under the Syndicated Facility to either a Canadian Prime Rate Loan or a U.S. Base Loan (at the Equivalent Amount, if applicable) and (b) any outstanding Loan under the Canadian Operating Facility to a Canadian Prime Rate Loan or U.S. Base Rate Loan. Interest shall accrue on each such Loan at the rate specified in Article 5 with interest on all overdue interest at the same rate, such interest to be calculated daily and payable on demand.

12.4	Remedies Cumulative and Waivers

For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Agent hereunder or under any other Document are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lenders or by the Agent of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which any one or more of the Lenders and the Agent may be lawfully entitled for such default or breach. Any waiver by, as applicable, the Majority of the Lenders, the Lenders or the Agent of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein and any indulgence granted, either expressly or by course of conduct, by, as applicable, the Majority of the Lenders, the Lenders or the Agent shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lenders or the Agent under this Agreement or any other Document as a result of any other default or breach hereunder or thereunder.

12.5	Termination of Lenders’ Obligations

The occurrence of a Default or Event of Default shall relieve the Lenders of all obligations to provide any further Drawdowns, Rollovers or Conversions to each Borrower hereunder (but only for so long as such Default or Event of Default is continuing); provided that the foregoing shall not prevent the Lenders or the Agent from disbursing money or effecting any Conversion which, by the terms hereof, they are entitled to effect, or any Conversion or Rollover requested by a Borrower and acceptable to the Lenders and the Agent.

12.6	Acceleration of All Lender Obligations

(1) If a Lender or a Hedging Affiliate has delivered a Financial Instrument Demand for Payment to the Canadian Borrower or a Subsidiary, then it shall promptly notify the Agent and other Lenders thereof.

(2) If an Acceleration Notice has been delivered to a Borrower, then, to the extent that it is not already the case, all Obligations, all Financial Instrument Obligations under Lender Financial Instruments and all Bank Product Obligations shall be immediately due and payable and each Lender, Hedging Affiliate, Bank Product Affiliate and the Agent shall (and shall be entitled to) promptly, and in any event within 3 Banking Days of receipt of notice of the foregoing, deliver such other Demands for Payment and notices as may be necessary to ensure that all Obligations, Financial Instrument Obligations under Lender Financial Instruments and Bank Product Obligations are thereafter due and payable under this Agreement, the Bank Products and the Lender Financial Instruments.

(3) Each agreement, indenture, instrument or other document evidencing or relating to a Bank Product or Lender Financial Instrument shall, notwithstanding any provision thereof to the contrary, be deemed to be hereby amended to allow and permit the Lender which is a party thereto to comply with the provisions of this Section 12.6.

12.7	Application and Sharing of Payments Following Acceleration

Except as otherwise agreed to by all of the Lenders in their sole discretion, all monies and property received by the Lenders for application in respect of the Obligations, the Bank Product Obligations and the Financial Instrument Obligations under Lender Financial Instruments subsequent to the Adjustment Time and all monies received as a result of a realization upon the Subsidiary Guarantees and the Parent Guarantee (collectively, the “Realization Proceeds”) shall be applied and distributed to the Lenders and the Agent in the order and manner set forth below:

(a)

firstly, distributed proportionately to the Lenders and the Agent in accordance with amounts owing to each Lender and the Agent on account of the reasonable properly documented costs and expenses of enforcement and realization upon the Subsidiary Guarantees and the Parent Guarantee; and

(b)

secondly, distributed Rateably to the Lenders, the Bank Product Affiliates and Hedging Affiliates on account of the Obligations, the Bank Product Obligations and the Financial Instrument Obligations under Lender Financial Instruments;

and the balance of the Realization Proceeds (if any) shall be paid to the Borrowers or otherwise as may be required by law.

12.8	Calculations as at the Adjustment Time

For the purposes of this Agreement, if a Financial Instrument Demand for Repayment has been delivered, then any amount which is payable by the Canadian Borrower or a Subsidiary (except a Project Finance SPV) under such Lender Financial Instrument in settlement of obligations arising thereunder as a result of the early termination of the Lender Financial Instrument shall be deemed to have become payable at the time of delivery of such Financial Instrument Demand for Repayment notwithstanding that the amount payable by the Canadian Borrower or a Subsidiary is to be subsequently calculated and notice thereof given to the Canadian Borrower or such Subsidiary in accordance with such Lender Financial Instrument.

12.9	Sharing Repayments

Each Lender agrees that, subsequent to the Adjustment Time, it will at any time and from time to time upon the request of the Agent purchase undivided participations in the Obligations owing under the Syndicated Facility and make any other adjustments which may be necessary or appropriate in order that Obligations under the Syndicated Facility which remain outstanding to each Lender are thereafter outstanding proportionately to the aggregate outstanding Obligations under the Syndicated Facility owing to all Lenders. The Borrowers agree to do, or cause to be done (whether by a Borrower or its Subsidiaries, but excluding any Project Finance SPV), all things reasonably necessary or appropriate to give effect to any and all purchases and other adjustments by and between the Lenders pursuant to this Section. For certainty, subject to the Adjustment Time, all Realization Proceeds will be distributed pursuant to Section 12.7.

12.10	Pro Rata Obligations

After all Obligations are declared by the Agent to be due and payable pursuant to Section 12.2, each Syndicated Facility Lender and the Canadian Operating Facility Lender agrees that (a) it will at any time or from time to time thereafter at the request of the Agent as required by any other Syndicated Facility Lender or the Canadian Operating Facility Lender, as the case may be, purchase at par on a non-recourse basis a participation in the Outstanding Principal owing to each of the other Lenders under the Syndicated Facility and the Canadian Operating Facility and make any other adjustments as are necessary or appropriate, in order that the Outstanding Principal owing to each of the Lenders under the Syndicated Facility and the Canadian Operating Facility, as adjusted pursuant to this Section 12.10, will be in the same proportion as each Lender’s individual aggregate Commitments under the Syndicated Facility and the Canadian Operating Facility were to the overall aggregate Commitments of all Lenders under the Syndicated Facility and the Canadian Operating Facility immediately prior to the Event of Default resulting in such declaration and (b) the amount of any repayment made by or on behalf of the Canadian Borrower and the Subsidiaries under the Documents or any proceeds received by the Agent or the Lenders in connection therewith will be applied by the Agent in a manner such that to the extent possible the amount of the Outstanding Principal owing to each Lender under the Syndicated Facility and the Canadian Operating Facility after giving effect to such application will be in the same proportion as each Lender’s individual aggregate Commitments under the Syndicated Facility and the Canadian Operating Facility were to the overall aggregate Commitments of all Lenders under the Syndicated Facility and the Canadian Operating Facility immediately prior to the Event of Default resulting in such declaration.

ARTICLE 13—CHANGE OF CIRCUMSTANCES

13.1	Market Disruption Respecting LIBOR Loans and BBSY Loans

(1) In the event that at any time subsequent to the giving of a Drawdown Notice, Rollover Notice or Conversion Notice to the Agent or the Canadian Operating Facility Lender, as applicable, by the Canadian Borrower with regard to any requested Libor Loan a Lender (acting reasonably) makes a determination, which shall be conclusive and binding upon the Canadian Borrower, that:

(a)

by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested Libor Loan during the ensuing Interest Period selected;

(b)

the making or continuing of the requested Libor Loan by such Lender has been made impracticable by the occurrence of an event which materially adversely affects the London interbank market generally; or

(c)	the Libor Rate shall no longer represent the effective cost to such Lender of United States Dollar deposits in such market for the relevant Interest Period,

then such Lender shall give notice thereof to the Agent and the Canadian Borrower as soon as possible after such determination, but in any event before the aforementioned time, (and the Agent shall, in turn, give notice thereof to the other applicable Lenders) and the Canadian Borrower shall, within one Banking Day after receipt of such notice and in replacement of the Drawdown Notice, Rollover Notice or Conversion Notice, as the case may be, previously given by the Canadian Borrower, give the Agent or the Canadian Operating Facility Lender, as applicable, a Drawdown Notice or a Conversion Notice, as the case may be, which specifies the Drawdown of any other Loan or the Conversion of the relevant Libor Loan on the last day of the applicable Interest Period into any other Loan which would not be affected by the notice from such Lender pursuant to this Section 13.1(1). In the event the Canadian Borrower fails to give, if applicable, a valid replacement Conversion Notice with respect to the maturing Libor Loans which were the subject of a Rollover Notice, such maturing Libor Loans, shall be converted on the last day of the applicable Interest Period, as applicable, into U.S. Base Rate Loans as if a Conversion Notice had been given to the Agent or the Canadian Operating Facility Lender, as applicable, by the Canadian Borrower pursuant to the provisions hereof. In the event the Canadian Borrower fails to give, if applicable, a valid replacement Drawdown Notice with respect to a Drawdown originally requested by way of a Libor Loan, then the Canadian Borrower shall be deemed to have requested a Drawdown by way of a U.S. Base Rate Loan in the amount specified in the original Drawdown Notice, in each case, on the originally requested Drawdown Date, the applicable Lenders (subject to the other provisions hereof) shall make available the requested amount by way of a U.S. Base Rate Loan. In the event that a Lender gives the aforementioned notice, such Lender shall provide notice to the Canadian Borrower and the Agent promptly following its determination that the circumstances prompting the delivery of such notice no longer affects its ability to offer Libor Loans and the Agent shall in turn promptly give notice thereof to the other applicable Lenders, following which the Canadian Borrower shall be free to avail itself of Drawdowns of Libor Loans in accordance with the terms hereof.

(2) Notwithstanding anything to the contrary in this Agreement or any other Document, if the Agent or the Canadian Operating Facility Lender (or in the case of clause (c) below, the Canadian Borrower) determines (which determination shall be conclusive absent manifest error), or if the Canadian Borrower or the Majority of the Lenders notify the Agent and the Canadian Operating Facility Lender (with, in the case of the Majority of the Lenders, a copy to Canadian Borrower) that the Canadian Borrower or the Majority of the Lenders (as applicable) have determined, that:

(a)

adequate and reasonable means do not exist for ascertaining the Libor Rate for any requested Interest Period because the rate set by ICE Benchmark Administration is not available or published on a current basis and such circumstances are unlikely to be temporary;

(b)

the ICE Benchmark Administration or a Governmental Authority having jurisdiction over the Agent or the Canadian Operating Facility Lender has made a public statement identifying a specific date after which the Libor Rate shall no longer be made available or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(c)	the Libor Rate is no longer the market standard benchmark rate for United States Dollar denominated loans;

then, reasonably promptly after such determination by the Agent or the Canadian Operating Facility Lender, as applicable, or receipt by the Agent and the Canadian Operating Facility Lender of such notice, as applicable, the Agent (on behalf of itself and the Canadian Operating Facility Lender) and the Canadian Borrower may negotiate an amendment to this Agreement to replace Libor Loans with loans using an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), (any such proposed rate, a “Libor Successor Rate”), together with any required conforming changes to this Agreement.

If no Libor Successor Rate has been determined and:

(i)	the circumstances under subparagraph (a) above exist;

(ii)	the Scheduled Unavailability Date has occurred; or

(iii)

60 days have passed since the determination by the Agent or the Canadian Operating Facility Lender, as applicable, or receipt of notice by the Agent and the Canadian Operating Facility Lender from the Canadian Borrower, as applicable, that the circumstance described under subparagraph (c) above exist, the Agent will promptly so notify the Canadian Borrower and each Lender and, thereafter, (i) the obligation of the Lenders to make or maintain Libor Loans shall be suspended and (ii) the Libor Rate component shall no longer be utilized in determining the U.S. Base Rate. Upon receipt of such notice, the Canadian Borrower may revoke any pending request for a Drawdown of, Conversion into or Rollover of Libor Loans or, failing that, will be deemed to have converted any such notice in to a Drawdown Notice, Conversion Notice or Rollover Notice, as applicable, requesting U.S. Base Rate Loans in the amount specified therein.

(3) In the event that at any time subsequent to the giving of a Drawdown Notice, Conversion Notice or Rollover Notice to the Australian Operating Facility Lender by the Australian Borrower with regard to any requested BBSY Loan the Australian Operating Facility Lender (acting reasonably) makes a determination, which shall be conclusive and binding upon the Australian Borrower, that:

(a)

by reason of circumstances affecting the Australian bank bill market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested BBSY Loan during the ensuing Interest Period selected;

(b)

the making or continuing of the requested BBSY Loan by the Australian Operating Facility Lender has been made impracticable by the occurrence of an event which materially adversely affects the Australian bank bill market generally; or

(c)	the BBSY shall no longer represent the effective cost to the Australian Operating Facility Lender of bids for bills in the Australian bank bill market for the relevant Interest Period,

then the applicable interest rate on such BBSY Loan payable under Section 5.4 shall be deemed to be a rate per annum equal to the BBR in effect from time to time during the relevant Interest Period plus the Applicable Pricing Rate (applicable for BBSY Loans) and references to “BBSY” in respect of BBSY Loans shall be deemed to be references to “BBR”.

13.2	Market Disruption Respecting Bankers’ Acceptances

If:

(a)

the Agent (acting reasonably) or the Canadian Operating Facility Lender (acting reasonably), as applicable, makes a determination, which determination shall be conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower, that there no longer exists an active market for bankers’ acceptances accepted by the Syndicated Facility Lenders or the Canadian Operating Facility Lender, respectively; or

(b)

the Agent is advised by a Syndicated Facility Lender by written notice (each, a “Lender BA Suspension Notice”) that such Lender has determined (in its sole discretion, acting in good faith), or the Canadian Operating Facility Lender has determined (in its sole discretion, acting in good faith), that the BA Discount Rate will not or does not accurately reflect the cost of funds of such Lender or the discount rate which would be applicable to a sale of Bankers’ Acceptances accepted by such Lender in the market;

then:

(c)

the right of the Canadian Borrower to request Bankers’ Acceptances or BA Equivalent Advances from any applicable Lender shall be suspended until the Agent or the Canadian Operating Facility Lender, as applicable, determines that the circumstances causing such suspension no longer exist, and so notifies the Canadian Borrower and the applicable Lenders;

(d)

any outstanding Drawdown Notice requesting a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Drawdown Notice requesting a Loan by way of Canadian Prime Rate Loans in the amount specified in the original Drawdown Notice;

(e)

any outstanding Conversion Notice requesting a Conversion of a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Conversion Notice requesting a Conversion of such Loan into a Loan by way of Canadian Prime Rate Loans; and

(f)

any outstanding Rollover Notice requesting a Rollover of a Loan by way of Bankers’ Acceptances or BA Equivalent Advances, shall be deemed to be a Conversion Notice requesting a Conversion of such Loans into a Loan by way of Canadian Prime Rate Loans.

The Agent or the Canadian Operating Facility Lender, as applicable, shall promptly notify the Canadian Borrower (and, in respect of the Syndicated Facility, the applicable Lenders) of any suspension of the Canadian Borrower’s right to request the Bankers’ Acceptances or BA Equivalent Advances and of any termination of any such suspension. A Lender BA Suspension Notice shall be effective upon receipt of the same by the Agent if received prior to 2:00 p.m. (Toronto time) on a Banking Day and if not, then on the next following Banking Day, except in connection with an outstanding Drawdown Notice, Conversion Notice or Rollover Notice, in which case the applicable Lender BA Suspension Notice shall only be effective with respect to such outstanding Drawdown Notice, Conversion Notice or Rollover Notice if received by the Agent prior to 2:00 p.m. (Toronto time) two Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date (as applicable) applicable to such outstanding Drawdown Notice, Conversion Notice or Rollover Notice, as applicable.

In the event that a Lender gives a Lender BA Suspension Notice, such Lender shall provide notice to the Canadian Borrower and the Agent promptly following its determination that the circumstances prompting the delivery of such notice no longer affects its ability to sell Bankers’ Acceptances and the Agent shall in turn promptly give notice thereof to the other applicable Lenders, following which the Canadian Borrower shall be free to request Bankers’ Acceptances or BA Equivalent Advances in accordance with the terms hereof.

13.3	Change in Law

(1) If the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law but nevertheless binding on a Lender) or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or any other entity charged with the interpretation or administration thereof or compliance by a Lender with any request or direction (whether or not having the force of law but nevertheless binding on such Lender) of any such authority or entity in each case after the date hereof:

(a)

subjects such Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Taxes (other than Taxes on such Lender’s overall income or capital or franchise taxes), or changes the basis of taxation of payments due to such Lender, or increases any existing Taxes (other than Taxes on such Lender’s overall income or capital or franchise taxes) on payments of principal, interest or other amounts payable by a Borrower to such Lender under this Agreement;

(b)

imposes, modifies or deems applicable any reserve, liquidity, special deposit, regulatory or similar requirement against assets or liabilities held by, or deposits in or for the account of, or loans by such Lender, or any acquisition of funds for loans or commitments to fund loans or obligations in respect of undrawn, committed lines of credit or in respect of Bankers’ Acceptances accepted by such Lender;

(c)

imposes on such Lender or requires there to be maintained by such Lender any additional capital adequacy or additional capital requirements (including, without limitation, a requirement which affects such Lender’s allocation of capital resources to its obligations) in respect of any Loan or obligation of such Lender hereunder, or any other condition with respect to this Agreement; or

(d)

directly or indirectly affects the cost to such Lender of making available, funding or maintaining any Loan or otherwise imposes on such Lender any other condition or requirement affecting this Agreement or any Loan or any obligation of such Lender hereunder;

and the result of (a), (b), (c) or (d) above, in the sole determination of such Lender acting in good faith, is:

(e)	to increase the cost to such Lender of performing its obligations hereunder with respect to any Loan;

(f)	to reduce any amount received or receivable by such Lender hereunder or its effective return hereunder or on its capital in respect of any Loan or any Credit Facility;

(g)	to reduce the standby fees payable pursuant to Section 5.8; or

(h)

to cause such Lender to make any payment with respect to or to forego any return on or calculated by reference to, any amount received or receivable by such Lender hereunder with respect to any Loan or any Credit Facility;

such Lender shall determine that amount of money which shall compensate the Lender for such increase in cost, payments to be made or reduction in income or return or interest foregone (herein referred to as “Additional Compensation”). Upon a Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section, the Lender shall promptly so notify the Canadian Borrower (on behalf of the Canadian Borrower and the Australian Borrower) and the Agent. The relevant Lender shall provide the Canadian Borrower (on behalf of the Canadian Borrower and the Australian Borrower) and the Agent with a photocopy of the relevant law, rule, guideline, regulation, treaty or official directive (or, if it is impracticable to provide a photocopy, a written summary of the same) and a certificate of a duly authorized officer of such Lender setting forth, in reasonable detail, the Additional Compensation and the basis of calculation therefor, which shall be conclusive evidence of such Additional Compensation in the absence of manifest error. The applicable Borrower shall pay to such Lender within 10 Banking Days of the giving of such notice such Lender’s Additional Compensation. Each of the Lenders shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section are then applicable notwithstanding that any Lender has previously been paid any Additional Compensation.

(2) Each Lender agrees that it will not claim Additional Compensation from a Borrower under Section 13.3(1) if it is not generally claiming similar compensation from its other customers in similar circumstances or in respect of any period greater than 3 months prior to the delivery of notice in respect thereof by such Lender, unless, in the latter case, the adoption, change or other event or circumstance giving rise to the claim for Additional Compensation is retroactive or is retroactive in effect.

(3) Notwithstanding anything herein to the contrary, (i) any provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, rules, guidelines or directives thereunder or issued in connection therewith, in each case not announced or known and implemented before the date of this Agreement that are applicable to a Lender making a claim for compensation under Section 13.3 and (ii) all regulations, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or other regulatory authorities, in each case pursuant to Basel III and in each case only in the form adopted by the Governmental Authorities asserting relevant jurisdiction over the Lender seeking compensation under Section 13.3, but excluding any amounts that have arisen as a result of any transitional rules or directives relating to Basel III to which a Lender making a claim for compensation under Section 13.3 is already subject, shall in each case be deemed to be a “change in law” for the purposes of this Section 13.3, regardless of the date enacted, adopted or issued.

13.4	Prepayment of Portion

In addition to the other rights and options of the Borrowers hereunder and notwithstanding any contrary provisions hereof, if a Lender gives the notice provided for in Section 13.3 with respect to any Loan (an “Affected Loan”), the applicable Borrower may, upon 2 Banking Days’ notice to that effect given to such Lender and the Agent (which notice shall be irrevocable), prepay in full without penalty such Lender’s Rateable Portion of the Affected Loan outstanding together with accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment, such Additional Compensation as may be applicable to the date of such payment and all costs, losses and expenses incurred by such Lender by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Affected Loan or any part thereof on other than the last day of the applicable Interest Period, and upon such payment being made that Lender’s obligations to make such Affected Loans to such Borrower under this Agreement shall terminate.

13.5	Illegality

If a Lender determines, in good faith, that the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law but nevertheless binding on such Lender) or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or any other entity charged with the interpretation or administration thereof or compliance by a Lender or its Lender Parent with any request or direction (whether or not having the force of law) of any such authority or entity, now or hereafter makes it unlawful or impossible for any Lender to, or for its Lender Parent to permit such Lender to, make, fund or maintain a Loan under any Credit Facility under which it is a Lender or to give effect to its obligations in respect of such a Loan, such Lender may, by written notice thereof to the Canadian

Borrower (on behalf of the Canadian Borrower and the Australian Borrower) and to the Agent declare its obligations under this Agreement in respect of such Loan to be terminated whereupon the same shall forthwith terminate, and the applicable Borrower shall, within the time required by such law (or at the end of such longer period as such Lender at its discretion has agreed), either (a) effect a Conversion of such Loan in accordance with the provisions hereof (if such Conversion would resolve the unlawfulness or impossibility), (b) prepay the principal of such Loan (including by providing cash collateral in respect of outstanding Letters of Credit and Australian Letters of Credit in accordance with the provisions hereof) together with accrued interest, such Additional Compensation as may be applicable with respect to such Loan to the date of such payment and all costs, losses and expenses incurred by the Lenders by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period or (c) in the case of a Letter of Credit or Australian Letter of Credit, take any other necessary steps and actions with respect thereto in order to avoid the unlawfulness or impossibility. If any such change shall only affect a portion of such Lender’s obligations under this Agreement which is, in the opinion of such Lender and the Agent, acting reasonably, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Agent, the other Lenders or the Borrowers hereunder, such Lender shall only declare its obligations under that portion so terminated.

13.6	Mitigation Obligations

If any Lender requires Additional Compensation, requires a Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 8.5, or terminates its obligations hereunder pursuant to Section 13.5, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its obligations hereunder to another of its offices, branches or affiliates, if, in the judgement of such Lender, such designation or assignment (a) would eliminate or reduce any Additional Compensation payable hereunder or any additional amount payable in accordance with Section 8.5 or eliminate the event giving rise to the termination of such Lender’s obligations pursuant to Section 13.5, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expenses and would not otherwise be disadvantageous to the Lender. Each Borrower agrees to pay all properly documented reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE 14—COSTS, EXPENSES AND INDEMNIFICATION

14.1	Costs and Expenses

Each Borrower shall pay promptly upon notice from the Agent all reasonable properly documented out-of-pocket costs and expenses of the Lenders and the Agent in connection with the Documents and the establishment and syndication of the applicable Credit Facilities, including in connection with preparation, printing, execution and delivery of this Agreement and the other Documents whether or not any Drawdown has been made hereunder, and also including, without limitation, the reasonable properly documented fees and out-of-pocket costs and expenses of Lenders’ Counsel with respect thereto (limited to one set of Lenders’ counsel per jurisdiction except as expressly set out below) and with respect to advising the Agent and the Lenders as to their rights and responsibilities under this Agreement and the other Documents. Except for ordinary expenses of the Lenders and the Agent relating to the day to day administration of this Agreement, the Borrowers further agree to pay within 30 days of demand by the Agent all reasonable properly documented out-of-pocket costs and expenses in connection with the preparation or review of waivers, consents and amendments pertaining to this Agreement, and in connection with the establishment of the validity and enforceability of this Agreement and the preservation or enforcement of rights of the Lenders and the Agent under this Agreement and other Documents, including, without limitation, all reasonable properly documented out-of-pocket costs and expenses sustained by the Lenders and the Agent as a result of any failure by a Borrower to perform or observe any of its obligations hereunder or in connection with any action, suit or proceeding (whether or not an Indemnified Party is a party or subject thereto), together with interest thereon from and after such 30th day if such payment is not made by such time. The legal costs of the Agent and the Lenders payable by the Borrowers pursuant to this Section shall be limited to one set of Lenders’ counsel per jurisdiction (provided the Canadian Borrower acknowledges that the Lenders retained an additional set of counsel in the United States of America in connection with the settlement of the provisions of this Agreement related to Sanctions Regulations and the Canadian Borrower shall be responsible for all reasonable properly documented out of pocket fees and expenses of the Agent related to such counsel).

14.2 General Indemnity

In addition to any liability of the Borrowers to any Lender or the Agent under any other provision hereof, each Borrower shall indemnify each Indemnified Party and hold each Indemnified Party harmless against any losses, claims, costs, damages or liabilities (including, without limitation, any expense or cost incurred in the liquidation and re-deployment of funds acquired to fund or maintain any portion of a Loan and reasonable properly documented out-of-pocket expenses and reasonable legal fees on a solicitor and his own client basis) incurred by the same as a result of or in connection with the Credit Facilities or the Documents, including, without limitation, as a result of or in connection with:

(a)

any cost or expense incurred by reason of the liquidation or re-deployment in whole or in part of deposits or other funds required by any Lender to fund any Bankers’ Acceptance or to fund or maintain any Loan as a result of a Borrower’s failure to complete a Drawdown or to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder;

(b)

subject to permitted or deemed Rollovers and Conversions, the Canadian Borrower’s failure to provide for the payment to the Agent, for the account of the Lenders, or to the Canadian Operating Facility Lender, as applicable, of the full principal amount of each Bankers’ Acceptance on its maturity date;

(c)

a Borrower’s failure to pay any other amount, including without limitation any interest or fee, due hereunder on its due date after the expiration of any applicable grace or notice periods (subject, however, to the interest obligations of the Borrowers hereunder for overdue amounts);

(d)	the Canadian Borrower’s repayment or prepayment of a Libor Loan otherwise than on the last day of its Interest Period;

(e)	the prepayment of any outstanding Bankers’ Acceptance before the maturity date of such Bankers’ Acceptance;

(f)	a Borrower’s failure to give any notice required to be given by it to the Agent, the Canadian Operating Facility Lender, the Australian Operating Facility Lender or the Lenders hereunder;

(g)	the failure of a Borrower to make any other payment due hereunder;

(h)	any inaccuracy or incompleteness of the Canadian Borrower’s representations and warranties contained in Article 9;

(i)	any failure of the Canadian Borrower to observe or fulfil its obligations under Article 10;

(j)	any failure of the Canadian Borrower to observe or fulfil any other Obligation not specifically referred to above; or

(k)	the occurrence of any Default or Event of Default in respect of a Borrower,

provided that this Section shall not apply to (i) any losses, claims, costs, damages or liabilities that arise by reason of the gross negligence or wilful misconduct of the Indemnified Party claiming indemnity hereunder or the material breach of a Document by such Indemnified Party or (ii) claims brought by a Borrower or an Indemnified Party against an Indemnified Party (only) or by an Indemnified Party against a Borrower or a Guarantor. The provisions of this Section shall survive repayment of the Obligations.

14.3 Environmental Indemnity

Each Borrower shall indemnify and hold harmless the Indemnified Parties forthwith on demand by the Agent from and against any and all claims, suits, actions, debts, damages, costs, losses, liabilities, penalties, obligations, judgments, charges, expenses and disbursements (including without limitation, all reasonable legal fees and disbursements on a solicitor and his own client basis) of any nature whatsoever, suffered or incurred by the Indemnified Parties or any of them in connection with any Credit Facility, whether as beneficiaries under the Documents, as successors in interest of the Borrowers or any of their Subsidiaries, or voluntary transfer in lieu of foreclosure, or otherwise howsoever, with respect to any Environmental Claims relating to the property of a Borrower or any of their Subsidiaries arising under any Environmental Laws as a result of the past, present or future operations of the Borrowers or any of their Subsidiaries (or any predecessor in interest to the Borrowers or their Subsidiaries) relating to the property of the Borrowers or their Subsidiaries, or the past, present or future condition of any part of the property of the Borrowers or their Subsidiaries owned, operated or leased by the Borrowers or their Subsidiaries (or any such predecessor in interest), including any liabilities arising as a result of any indemnity covering Environmental Claims given to any person by the Lenders or the Agent or a receiver, receiver manager or similar person appointed hereunder or under applicable law

(collectively, the “Indemnified Third Party”); but excluding any Environmental Claims or liabilities relating thereto to the extent that such Environmental Claims or liabilities (a) arise by reason of the gross negligence or wilful misconduct of the Indemnified Party or the Indemnified Third Party claiming indemnity hereunder or the material breach of a Document by such Indemnified Party or Indemnified Third Party or (b) are in connection with a claim brought by a Borrower, an Indemnified Party or and Indemnified Third Party against an Indemnified Party or Indemnified Third Party (only) or by an Indemnified Party or Indemnified Third Party against a Borrower. The provisions of this Section shall survive the repayment of the Obligations.

For the purposes of providing the benefit of the indemnities contained in Sections 14.2 and 14.3 in favour of the Indemnified Parties and Indemnified Third Parties which are not a party hereto, the applicable Lender or the Agent, as the case may be, shall, in addition to contracting on its own behalf, be deemed to be contracting as agent and trustee for and on behalf of such persons.

14.4	Judgment Currency

(1) If for the purpose of obtaining or enforcing judgment against a Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section referred to as the “Judgment Currency”) an amount due in Canadian Dollars, United States Dollars, Pounds Sterling, Euros or Australian Dollars under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

(a)	the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date; or

(b)

the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter in this Section referred to as the “Judgment Conversion Date”).

(2) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 14.4(1)(b), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable Borrower shall pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian Dollars, United States Dollars, Pounds Sterling, Euros or Australian Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(3) Any amount due from a Borrower under the provisions of Section 14.4(2) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(4) The term “rate of exchange” in this Section 14.4 means the 4:30 p.m. (Toronto time) rate of exchange for Canadian interbank transactions in Canadian Dollars, United States Dollars, Pounds Sterling, Euros or Australian Dollars, as the case may be, in the Judgment Currency published by the Bank of Canada for the Banking Day immediately preceding the day in question or, if such rate is not so published by the Bank of Canada, such term shall mean the Equivalent Amount of the Judgement Currency.

ARTICLE 15—THE AGENT AND ADMINISTRATION OF THE CREDIT FACILITIES

15.1	Authorization and Action

(1) Each Lender hereby irrevocably appoints and authorizes the Agent to be its agent in its name and on its behalf to exercise such rights or powers granted to the Agent or the Lenders under this Agreement to the extent specifically provided herein and on the terms hereof, together with such powers as are reasonably incidental thereto and the Agent hereby accepts such appointment and authorization. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but, subject to Section 16.10, shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority of the Lenders and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability in such capacity or which could result in the Agent’s incurring any costs and expenses, without provision being made for indemnity of the Agent by the Lenders against any loss, liability, cost or expense incurred, or to be incurred or which is contrary to this Agreement or applicable law.

(2) The Lenders agree that all decisions as to actions to be or not to be taken, as to consents or waivers to be given or not to be given, as to determinations to be made and otherwise in connection with this Agreement and the Documents, shall be made upon the decision of the Majority of the Lenders except in respect of a decision or determination where it is specifically provided in this Agreement that “all Lenders”, “all of the Lenders” or “the Lenders” or words to similar effect, or the Agent alone, is to be responsible for same. Each of the Lenders shall be bound by and agrees to abide by and adopt all decisions made as aforesaid and covenants in all communications with the Borrowers to act in concert and to join in the action, consent, waiver, determination or other matter decided as aforesaid.

15.2	Procedure for Making Loans

(1) With respect to the Syndicated Facility, the Agent shall make Loans available to the Canadian Borrower as required hereunder by debiting the account of the Agent to which the Lenders’ Rateable Portions of such Loans have been credited in accordance with Section 2.12 (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Agent and the Canadian Borrower in writing, by crediting the account of the Canadian Borrower or, at the expense of the Canadian Borrower, transferring (or causing to be transferred) like funds in accordance with the instructions of the Canadian Borrower as set forth in the Drawdown Notice, Rollover Notice or Conversion Notice, as the case may be, in respect of each Loan; provided that the obligation of the Agent hereunder to effect such a transfer shall be limited to taking such steps as are commercially reasonable to implement such instructions, which steps once taken shall constitute conclusive and binding evidence that such funds were advanced hereunder in accordance with the provisions relating thereto and the Agent shall not be liable for any damages, claims or costs which may be suffered by the Canadian Borrower and occasioned by the failure of such Loan to reach the designated destination.

(2) With respect to the Syndicated Facility, unless the Agent has been notified by a Lender at least one Banking Day prior to the Drawdown Date, Rollover Date or Conversion Date, as the case may be, requested by the Canadian Borrower that such Lender will not make available to the Agent its Rateable Portion of such Loan, the Agent may assume that such Lender has made or will make such portion of the Loan available to the Agent on the Drawdown Date, Rollover Date or Conversion Date, as the case may be, in accordance with the provisions hereof and the Agent may, but shall be in no way obligated to, in reliance upon such assumption, make available to the Canadian Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made its Rateable Portion of a Loan available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such Lender’s Rateable Portion of the Loan and all reasonable costs and expenses incurred by the Agent in connection therewith together with interest thereon (at the rate payable hereunder by the Canadian Borrower in respect of such Loan or, in the case of funds made available in anticipation of a Lender remitting proceeds of a Bankers’ Acceptance, at the rate of interest per annum applicable to Canadian Prime Rate Loans) for each day from the date such amount is made available to the Canadian Borrower until the date such amount is paid to the Agent; provided, however, that notwithstanding such obligation if such Lender fails to so pay, the Canadian Borrower covenants and agrees that, without prejudice to any rights the Canadian Borrower may have against such Lender, it shall repay such amount to the Agent forthwith after demand therefor by the Agent. The amount payable to the Agent pursuant hereto shall be set forth in a certificate delivered by the Agent to such Lender and the Canadian Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be prima facie evidence thereof, in the absence of manifest error. If such Lender makes the payment to the Agent required herein, the amount so paid shall constitute such Lender’s Rateable Portion of the Loan for purposes of this Agreement. The failure of any Lender to make its Rateable Portion of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its Rateable Portion of such Loan on the Drawdown Date, Rollover Date or Conversion Date, as the case may be, but no Lender shall be responsible for the failure of any other Lender to make the Rateable Portion of any Loan to be made by such other Lender on the date of any Drawdown, Rollover or Conversion, as the case may be.

15.3	Remittance of Payments

Except for amounts payable to the Agent for its own account, forthwith after receipt of any repayment pursuant hereto or payment of interest or fees pursuant to Article 5 or payment pursuant to Article 8, the Agent shall remit to each applicable Lender its Rateable Portion of such payment; provided that, if the Agent, on the assumption that it will receive on any particular date a payment of principal, interest or fees hereunder, remits to a Lender its Rateable Portion of such payment and the Canadian Borrower fails to make such payment, each of the Lenders on receipt of such remittance from the Agent agrees to repay to the Agent forthwith on demand an amount equal to the remittance together with all reasonable costs and expenses incurred by the Agent in connection therewith and interest thereon at the rate and calculated in the manner applicable to the

Loan in respect of which such payment is made, or, in the case of a remittance in respect of Bankers’ Acceptances, at the rate of interest applicable to Canadian Prime Rate Loans for each day from the date such amount is remitted to the Lenders without prejudice to any right such Lender may have against the Canadian Borrower. The exact amount of the repayment required to be made by the Lenders pursuant hereto shall be as set forth in a certificate delivered by the Agent to each Lender, which certificate shall be conclusive and binding for all purposes in the absence of manifest error.

15.4	Redistribution of Payment

Each Lender agrees that:

(a)

if the Lender exercises any security against or right of counter claim, set-off or banker’s lien or similar right with respect to the property of a Borrower or any Subsidiary (other than a Project Finance SPV) or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim and collateral for which it is, or is entitled to exercise any set-off against, a debt owed by it to a Borrower or any Subsidiary (other than a Project Finance SPV), the Lender shall apportion the amount thereof proportionately between:

(i)

such Lender’s Rateable Portion of all outstanding Obligations owing by a Borrower (including the face amounts at maturity of Bankers’ Acceptances accepted by the Lenders), which amounts shall be applied in accordance with Section 15.4(b); and

(ii)	amounts otherwise owed to such Lender by a Borrower and their Subsidiaries (other than a Project Finance SPV),

provided that (i) any cash collateral account held by such Lender as collateral for a letter of credit or bankers’ acceptance issued or accepted by such Lender on behalf of a Borrower or a Subsidiary may be applied by such Lender to such amounts owed by such Borrower or a Subsidiary, as the case may be, to such Lender pursuant to such letter of credit or in respect of any such bankers’ acceptance without apportionment and (ii) these provisions do not apply to a right or claim which arises or exists in respect of a loan or other debt in respect of which the relevant Lender holds a Security Interest which is a Permitted Encumbrance;

(b)

if, in the aforementioned circumstances, the Lender, through the exercise of a right, or the receipt of a secured claim described in Section 15.4(a) above or otherwise, receives payment of a proportion of the aggregate amount of Obligations due to it hereunder which is greater than the proportion received by any other Lender in respect of the aggregate Obligations due to the Lenders (having regard to the respective Rateable Portions of the Lenders), the Lender receiving such proportionately greater payment shall purchase, on a non-recourse basis at par, and make payment for a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in the outstanding Loans of the other Lender or Lenders so that their respective receipts shall be pro rata to their respective Rateable Portions; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered by or on behalf of a Borrower or any trustee, liquidator, receiver or receiver manager or person with analogous powers from the purchasing Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to the extent of such recovery, but without interest unless the purchasing Lender is required to pay interest on such amount, in which case each selling Lender shall reimburse the purchasing Lender pro rata in relation to the amounts received by it. Such Lender shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claims; and

(c)	if the Lender does, or is required to do, any act or thing permitted by Section 15.4(a) or (b) above, it shall promptly provide full particulars thereof to the Agent.

15.5	Duties and Obligations

Neither the Agent nor any of its directors, officers, agents or employees (and, for purposes hereof, the Agent shall be deemed to be contracting as agent and trustee for and on behalf of such persons) shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Agent:

(a)

may assume that there has been no assignment or transfer by any means by the Lenders of their rights hereunder, unless and until the Agent receives written notice of the assignment thereof from such Lender and the Agent receives from the assignee an executed Assignment Agreement providing, inter alia, that such assignee is bound hereby as it would have been if it had been an original Lender party hereto;

(b)

may consult with legal counsel (including receiving the opinions of either Borrower’s counsel and Lenders’ Counsel required hereunder), independent public or chartered accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(c)

shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of a Borrower made or deemed to be made hereunder;

(d)	may assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge to the contrary;

(e)	may rely as to any matters of fact which might reasonably be expected to be within the knowledge of any person upon a certificate signed by or on behalf of such person;

(f)

shall not be bound to disclose to any other person any information relating to a Borrower, any of their Subsidiaries or any other person if such disclosure would or might in its opinion constitute a breach of any applicable law, be in default of the provisions hereof or be otherwise actionable at the suit of any other person; and

(g)

may refrain from exercising any right, power or discretion vested in it which would or might in its reasonable opinion be contrary to any applicable law or any directive or otherwise render it liable to any person, and may do anything which is in its reasonable opinion necessary to comply with such applicable law.

Further, the Agent (i) does not make any warranty or representation to any Lender nor shall it be responsible to any Lender for the accuracy or completeness of the representations and warranties of either Borrower herein or the data made available to any of the Lenders in connection with the negotiation of this Agreement, or for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (ii) shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of either Borrower or to inspect the property (including the books and records) of either Borrower or any of their Subsidiaries; and (iii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto.

15.6	Prompt Notice to the Lenders

Notwithstanding any other provision herein, the Agent agrees to provide to the Lenders, with copies where appropriate, all information, notices and reports required to be given to the Agent by the Borrowers, promptly upon receipt of same, excepting therefrom information and notices relating solely to the role of Agent hereunder.

15.7	Agent’s and Lenders’ Authorities

With respect to its Commitments and the Drawdowns, Rollovers, Conversions and Loans made by it as a Lender, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent. Subject to the express provisions hereof relating to the rights and obligations of the Agent and the Lenders in such capacities, the Agent and each Lender may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers and their Subsidiaries or any corporation or other entity owned or controlled by any of them and any person which may do business with any of them without any duties to account therefor to the Agent or the other Lenders and, in the case of the Agent, all as if it was not the Agent hereunder.

15.8	Lender Credit Decision

It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrowers and their Subsidiaries. Each Lender represents to the Agent that it is engaged in the business of making and evaluating the risks associated with commercial revolving loans or term loans, or both, to corporations similar to the Borrowers, that it can bear the economic risks related to the transaction contemplated hereby, that it has had access to all information deemed necessary by it in making such decision (provided that this representation shall not impair its rights against the Borrowers) and that it is entering into this Agreement in the ordinary course of its commercial lending business. Accordingly, each Lender confirms with the Agent that it has not relied, and will not hereafter rely, on the Agent (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrowers or any other person under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent), or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or any of their Subsidiaries. Each Lender acknowledges that a copy of this Agreement has been made available to it for review and each Lender acknowledges that it is satisfied with the form and substance of this Agreement. Each Lender hereby covenants and agrees that, subject to Section 15.4, it will not make any arrangements with the Borrowers for the satisfaction of any Loans or other Obligations without the consent of all the other Lenders.

15.9	Indemnification of Agent

The Lenders hereby agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), on a pro rata basis in accordance with their respective Commitments as a proportion of the aggregate of all outstanding Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under or in respect of this Agreement in its capacity as Agent; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements resulting from the Agent’s gross negligence or wilful misconduct. If a Borrower subsequently repays all or a portion of such amounts to the Agent, the Agent shall reimburse the Lenders their pro rata shares (according to the amounts paid by them in respect thereof) of the amounts received from a Borrower. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its portion (determined as above) of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

15.10	Successor Agent

The Agent may, as hereinafter provided, resign at any time by giving 45 days’ prior written notice thereof to the Lenders and the Canadian Borrower. Upon any such resignation, the Lenders shall, after soliciting the views of the Canadian Borrower, have the right to appoint another Lender as a successor agent (the “Successor Agent”) who shall be acceptable to the Canadian Borrower, acting reasonably. If no Successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent shall, on behalf of the Lenders, appoint a Successor Agent who shall be a Lender acceptable to the Canadian Borrower, acting reasonably. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall thereupon be discharged from its further duties and obligations as Agent under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall continue to enure to its benefit as to any actions taken or omitted to be taken by it as Agent or in its capacity as Agent while it was Agent hereunder.

15.11	Taking and Enforcement of Remedies

Each of the Lenders hereby acknowledges that, to the extent permitted by applicable law, the remedies provided hereunder to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder are to be exercised not severally, but collectively by the Agent upon the decision of the Majority of the Lenders regardless of whether acceleration was made pursuant to Section 12.2. Notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it shall not be entitled to individually take any action with respect to any Credit Facility, including, without limitation, any acceleration under Section 12.2, but that any such action shall be taken only by the Agent with the prior written agreement or instructions of the Majority of the Lenders; provided that, notwithstanding the foregoing, if (a) the Agent, having been adequately indemnified against costs and expenses of so doing by the Lenders, shall fail to carry out any such instructions of a Majority of the Lenders, any Lender may do so on behalf of all Lenders and shall, in so doing, be entitled to the benefit of all protections given the Agent hereunder or elsewhere, and (b) in the absence of instructions from the Majority of the Lenders and where in the sole opinion of the Agent the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders or any of them take such action on behalf of the Lenders as it deems appropriate or desirable in the interests of the Lenders. Each of the Lenders hereby further covenants and agrees that upon any such written consent being given by the Majority of the Lenders, or upon a Lender or the Agent taking action as aforesaid, it shall cooperate fully with the Lender or the Agent to the extent requested by the Lender or the Agent in the collective realization including, without limitation, and, if applicable, the appointment of a receiver, or receiver and manager to act for their collective benefit. Each Lender covenants and agrees to do all acts and things and to make, execute and deliver all agreements and other instruments, including, without limitation, any instruments necessary to effect any registrations, so as to fully carry out the intent and purpose of this Section; and each of the Lenders hereby covenants and agrees that, subject to Section 5.9, Section 15.4 and Section 10.2(b) it has not heretofore and shall not seek, take, accept or receive any security for any of the obligations and liabilities of the Borrowers hereunder or under any other document, instrument, writing or agreement ancillary hereto and shall not enter into any agreement with any of the parties hereto or thereto relating in any manner whatsoever to the Credit Facilities, unless all of the Lenders shall at the same time obtain the benefit of any such security or agreement.

With respect to any enforcement, realization or the taking of any rights or remedies to enforce the rights of the Lenders hereunder, the Agent shall be a trustee for each Lender, and all monies received from time to time by the Agent in respect of the foregoing shall be held in trust and shall be trust assets within the meaning of applicable bankruptcy or insolvency legislation and shall be considered for the purposes of such legislation to be held separate and apart from the other assets of the Agent, and each Lender shall be entitled to their Rateable Portion of such monies. In its capacity as trustee, the Agent shall be obliged to exercise only the degree of care it would exercise in the conduct and management of its own business and in accordance with its usual practice concurrently employed or hereafter instituted for other substantial commercial loans.

15.12	Reliance Upon Agent

The Borrowers shall be entitled to rely upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent pursuant to this Agreement, and the Borrowers shall generally be entitled to deal with the Agent with respect to matters under this Agreement which the Agent is authorized to deal with without any obligation whatsoever to satisfy itself as to the authority of the Agent to act on behalf of the Lenders and without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent, notwithstanding any lack of authority of the Agent to provide the same.

15.13	No Liability of Agent

The Agent shall have no responsibility or liability to the Borrowers on account of the failure of any Lender to perform its obligations hereunder (unless such failure was caused, in whole or in part, by the Agent’s failure to observe or perform its obligations hereunder), or to any Lender on account of the failure of the Borrowers or any Lender to perform its obligations hereunder.

15.14	The Agent and Defaulting Lenders

(1) Each Defaulting Lender shall, to the extent permitted by Applicable Law, be required to provide to the Agent cash in an amount, as shall be determined from time to time by the Agent in its discretion, equal to all obligations of such Defaulting Lender that are owing or, in the case of contingent obligations under any outstanding Fronted LCs (after giving effect to the reallocation provisions in Section 16.2) may be owing to the Agent pursuant to this Agreement, or to any Fronting Lender hereunder including such Defaulting Lender’s obligation to pay its Rateable Portion of any indemnification or expense reimbursement amounts not paid by the Borrowers. Such cash shall be held by the Agent in one or more cash collateral accounts, which accounts shall be in the name of the Agent and shall not be required to be interest bearing. The Agent shall be entitled to apply the foregoing cash in accordance with Section 15.14(3).

(2) In addition to the indemnity and reimbursement obligations noted in Section 15.9, the Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder) rateably according to their respective Rateable Portions (and in calculating the Rateable Portion of a Lender, ignoring the Commitments of Defaulting Lenders) any amount that a Defaulting Lender fails to pay the Agent and which is due and owing to the Agent pursuant to Section 15.9. Each Defaulting Lender agrees to indemnify each other Lender for any amounts paid by such Lender and which would otherwise be payable by the Defaulting Lender.

(3) The Agent shall be entitled to set-off and/or withhold any Defaulting Lender’s Rateable Portion of all payments received from the Borrowers against such Defaulting Lender’s obligations to fund payments and Loans required to be made by it and to purchase participations required to be purchased by it in each case under this Agreement and the other Documents (provided that, notwithstanding the exercise of such set-off or withholding, the Borrowers shall have been deemed to have made such payment to such Defaulting Lender for the purposes of this Agreement and the other Documents). To the extent permitted by law, the Agent shall be entitled to withhold and deposit in one or more non-interest bearing cash collateral accounts in the name of the Agent all amounts (whether principal, interest, fees or otherwise) received by the Agent and due to a Defaulting Lender pursuant to this Agreement, which amounts shall be used by the Agent:

(a)	first, to reimburse the Agent for any amounts owing to it by the Defaulting Lender pursuant to any Document;

(b)

second, to repay on a pro rata basis any (i) Loans made by a Lender pursuant to Section 16.2(4) in order to fund a shortfall created by a Defaulting Lender and, upon receipt of such repayment, each such Lender shall be deemed to have assigned to the Defaulting Lender such incremental portion of such Loans;

(c)

third, to cash collateralize all other contingent obligations of such Defaulting Lender to the Agent, in its capacity as Agent, or any Fronting Lender owing pursuant to this Agreement in such amount as shall be determined from time to time by the Agent in its discretion, including such Defaulting Lender’s obligation to pay its Rateable Portion of any indemnification or expense reimbursement amounts not paid by the Borrowers; and

(d)	fourth, to fund from time to time the Defaulting Lender’s Rateable Portion of Loans.

(4) For greater certainty and in addition to the foregoing, neither the Agent nor any of its Affiliates nor any of their respective shareholders, officers, directors, employees, agents or representatives shall be liable to any Lender (including, without limitation, a Defaulting Lender ) for any action taken or omitted to be taken by it in connection with amounts payable by the Borrowers to a Defaulting Lender and received and deposited by the Agent in a cash collateral account and applied in accordance with the provisions of this Agreement, save and except for the gross negligence or wilful misconduct of the Agent as determined by a final non-appealable judgement of a court of competent jurisdiction.

15.15	Article for Benefit of Agent and Lenders

The provisions of this Article 15 which relate to the rights and obligations of the Lenders to each other or to the rights and obligations between the Agent and the Lenders shall be for the exclusive benefit of the Agent and the Lenders, and, except to the extent provided in Sections 15.1, 15.2, 15.6, 15.10, 15.11, 15.12, 15.13, 15.14 and this Section 15.15, the Borrowers shall not have any rights or obligations thereunder or be entitled to rely for any purpose upon such provisions. Any Lender may waive in writing any right or rights which it may have against the Agent or the other Lenders hereunder without the consent of or notice to the Borrowers.

ARTICLE 16—GENERAL

16.1	Exchange and Confidentiality of Information

(1) The Borrowers agree that the Agent and each Lender may provide any assignee or participant or any bona fide prospective assignee or participant pursuant to Sections 16.6 or 16.7 with any information concerning the Borrowers and their Subsidiaries provided such party agrees in writing with the Agent or such Lender for the benefit of the Borrowers to be bound by a like duty of confidentiality to that contained in this Section.

(2) Each of the Agent and the Lenders acknowledges the confidential nature of the financial, operational and other information and data provided and to be provided to them by a Borrower pursuant hereto (the “Information”) and agrees to keep such information confidential and to take such steps as are necessary to prevent the disclosure thereof provided, however, that:

(a)

the Agent and the Lenders may disclose all or any part of the Information if, in their reasonable opinion, such disclosure is required (i) by their respective auditors, or (ii) in connection with any actual or threatened judicial, administrative or governmental proceedings including, without limitation, proceedings initiated under or in respect of this Agreement;

(b)

the Agent and the Lenders shall incur no liability in respect of any Information disclosed with the written consent of the applicable Borrower or required to be disclosed by any applicable law or regulation, or by applicable order, policy or directive having the force of law, to the extent of such requirement;

(c)

the Agent and each Lender may disclose the Information to any Governmental Authority (including any self-regulatory agency or authority) having jurisdiction over it (i) upon the request thereof or (ii) where it considers such disclosure to be required, acting reasonably;

(d)

the Agent and each Lender may provide any Affiliate thereof with the Information to the extent reasonably required to be disclosed thereto; provided that each such Affiliate shall be under a like duty of confidentiality to that contained in this Section 16.1 and further provided that the Agent or the Lender, as the case may be, providing the Information shall be responsible for any breach by its Affiliate of the aforementioned like duty of confidentiality;

(e)

the Agent and the Lenders may provide Lenders’ Counsel and their other agents and professional advisors with any Information; provided that such persons shall be under a like duty of confidentiality to that contained in this Section;

(f)

the Agent and each of the Lenders shall incur no liability in respect of any Information: (i) which is or becomes readily available to the public (other than by a breach hereof) or which has been made readily available to the public by a Borrower or its Subsidiaries, (ii) which the Agent or the relevant Lender can show was, prior to receipt thereof from such Borrower, lawfully in the Agent’s or Lender’s possession and not then subject to any obligation on its part to such Borrower to maintain confidentiality, or (iii) which the Agent or the relevant Lender received from a third party who was not, to the knowledge of the Agent or such Lender, under a duty of confidentiality to such Borrower at the time the information was so received;

(g)

the Agent and the Lenders may disclose the Information to other financial institutions in connection with the syndication by the Agent or Lenders of the Credit Facilities or the granting by a Lender of a participation in the Credit Facilities where such financial institution agrees to be under a like duty of confidentiality to that contained in this Section; and

(h)

the Agent and the Lenders may disclose all or any part of the Information so as to enable the Agent and the applicable Lenders to initiate any lawsuit against a Borrower or to defend any lawsuit commenced by a Borrower the issues of which touch on the Information, but only to the extent such disclosure is necessary to the initiation or defense of such lawsuit.

16.2	Nature of Obligation under this Agreement; Defaulting Lenders

(1) The obligations of each Lender and of the Agent under this Agreement are several. The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders, the Agent or either Borrower of any of their respective obligations hereunder.

(2) Subject to and without derogating from the operation of Section 15.14 and this Section 16.2, neither the Agent nor any Lender shall be responsible for the obligations of any other Lender hereunder.

(3) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)	the standby fees payable pursuant to Section 5.8 shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender;

(b)

a Defaulting Lender shall not be included in determining whether, and the Commitment and the Rateable Portion of the Outstanding Principal of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority of the Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 16.10), provided that any waiver or amendment requiring the consent of all Lenders or each affected Lender that (i) affects such Defaulting Lender in a manner that differs in any material respect from its application to other affected Lenders, (ii) increases the Commitment of such Defaulting Lender, (iii) extends the Maturity Date applicable to such Defaulting Lender, (iv) decreases the Applicable Pricing Rate applicable to such Defaulting Lender or (v) postpones, reduces or waives any principal payment due to such Defaulting Lender hereunder shall in each case require the consent of such Defaulting Lender; and

(c)	for the avoidance of doubt, the Borrowers shall retain and reserve its other rights and remedies respecting each Defaulting Lender.

(4) If the Agent has actual knowledge that a Lender is a Defaulting Lender at the time that the Agent receives a Drawdown Notice or a Rollover Notice that relates to a Fronted LC, or a Conversion Notice (or deemed notice) that will result in a currency conversion, then each other Lender (each a “Non-Defaulting Lender”) shall fund its Rateable Portion of such affected Loan (and, in calculating such Rateable Portion, the applicable Agent shall ignore the Commitments of each such Defaulting Lender); provided that, for certainty, no Lender shall be obligated by this Section to make or provide Loans in excess of its Commitment. If the Agent acquires actual knowledge that a Lender is a Defaulting Lender at any time after the applicable Agent receives a Drawdown Notice or a Rollover Notice that relates to a Fronted LC or a Conversion Notice (or deemed notice) that will result in a currency conversion, then the Agent shall promptly notify the Canadian Borrower that such Lender is a Defaulting Lender (and such Lender shall be deemed to have consented to such disclosure). Each Defaulting Lender agrees to indemnify each other Lender for any amounts paid by such Lender under this Section 16.2(4) and which would otherwise have been paid by the Defaulting Lender if its Commitment had been included in determining the Rateable Portions of such affected Loans.

(5) If any Fronted LC is outstanding at the time that a Lender becomes a Defaulting Lender then:

(a)

all or any part of such Defaulting Lender’s Rateable Portion of such Fronted LC shall be re-allocated among the Non-Defaulting Lenders in accordance with their respective Rateable Portions; provided that such re-allocation may only be effected if and to the extent that (i) such re-allocation would not cause any Non-Defaulting Lender’s Rateable Portion of all Loans to exceed its applicable Commitment(s) and (ii) the conditions precedent in Section 3.1 are satisfied at such time;

(b)

if the re-allocation described in clause (a) above cannot be effected, or can only partially be effected, then such Defaulting Lender shall, within one Banking Day following notice by the Agent, provide cash collateral for such Defaulting Lender’s Rateable Portion of such Fronted LC (after giving effect to any partial re-allocation pursuant to clause (a) above) in accordance with the procedures set forth in Section 15.14 for so long as such Fronted LC is outstanding; and

(c)

if the Rateable Portions of the Non-Defaulting Lenders are re-allocated pursuant to this Section 16.2(5), then the issuance fees payable to the Lenders pursuant to Section 7.9 shall be adjusted to give effect to such re-allocations in accordance with each such Non-Defaulting Lender’s Rateable Portions.

(6) So long as any Lender is a Defaulting Lender, no Fronting Lender shall be required to issue, amend or increase any Fronted LC unless such Fronting Lender is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateralized in accordance with Section 15.14, and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 16.2(4) or 16.2(5)(a) as applicable (and the Defaulting Lenders shall not participate therein).

(7) If any Lender shall cease to be a Defaulting Lender, then, upon becoming aware of the same, the Agent shall notify the Non-Defaulting Lenders and (in accordance with the written direction of the Agent) such Lender (which has ceased to be a Defaulting Lender) shall purchase, and the Non-Defaulting Lenders shall on a rateable basis sell and assign to such Lender, portions of such Loans equal in total to such Lender’s Rateable Portion thereof without regard to Section 15.2(4).

(8) Each Defaulting Lender hereby indemnifies the Borrowers for any losses, claims, costs, damages or liabilities (including reasonable out-of-pocket expenses and reasonable legal fees on a solicitor and his own client basis) incurred by the Borrowers as a result of such Defaulting Lender failing to comply with the terms of this Agreement including any failure to fund its portion of any Loans required to be made by it hereunder.

(9) The Borrowers shall have the right, at its option, to (i) replace Defaulting Lenders under the Credit Facilities (by causing them to assign their rights and interests under the Credit Facilities to additional financial institutions which have agreed to become Lenders or by increasing the Commitments of existing Lenders under the Credit Facilities with, in the latter case, the consent of such increasing Lenders, or any combination thereof), (ii) repay the Obligations outstanding to Defaulting Lenders under the Credit Facilities and cancelling their Commitments (without corresponding repayment to other Lenders), or (iii) any combination of the foregoing; provided that increases in the Commitments of existing Lenders and the addition of new financial institutions as Lenders shall require the consent of the Agent and each Fronting Lender, such consents not to be unreasonably withheld or delayed (except for consent of the Fronting Lenders which shall be in each Fronting Lender’s sole discretion).

(10) In order to give effect to the provisions of Section 16.2(9)(but subject to such provisions), the relevant Borrower may, from time to time:

(a)

require any Defaulting Lender to assign all of its rights, benefits and interests under the Documents, its Commitments and its Rateable Portion of all Loans and other Obligations (collectively, the “Defaulting Lender’s Assigned Interests”) to (i) any other Lenders which have agreed to increase their Commitments and purchase the Defaulting Lender’s Assigned Interests, and (ii) to third party financial institutions selected by such Borrower. The relevant Borrower shall provide the Agent and each Fronting Lender with 10 Banking Days’ prior written notice of its desire to proceed under this Section. The assignment of the Defaulting Lender’s Assigned Interests shall be effective upon: (w) execution and delivery of assignment documentation satisfactory to the relevant Defaulting Lender the assignee, the relevant Borrower and the Agent (each acting reasonably); (x) upon payment to the relevant Defaulting Lender, by the relevant assignee of an amount equal to such Lender’s Rateable Portion of all Loans being assigned and all accrued but unpaid interest and fees hereunder in respect of those portions of the Loans and Commitments being assigned; (y) upon payment by the relevant assignee to the applicable Agent (for the applicable Agent’s own account) of the transfer fee contemplated in Section 16.6; and (z) upon provision satisfactory to the Defaulting Lender (acting reasonably) being made for (I) payment at maturity of outstanding Bankers’ Acceptances accepted by it and (II) indemnity in respect of its share of outstanding Letters of Credit or, with respect to outstanding Fronted LCs, release by the relevant Fronting Lenders of its obligations in respect thereof. Upon such assignment and transfer, the assigning Defaulting Lender shall have no further right, interest, benefit or obligation in respect of the Defaulting Lender’s Assigned Interests (except as provided in Section 7.8(3)) and the assignee thereof shall succeed to the position of such Lender as if the same was an original party hereto in the place and stead of such Defaulting Lender; for such purpose, the assignee shall execute and deliver an Assignment Agreement and such other documentation as may be reasonably required by the Agent, the Fronting Lenders and the relevant Borrower to confirm its agreement to be bound by the provisions hereof as a Lender and to give effect to the foregoing; and

(b)

to the extent that a Borrower has not caused any Defaulting Lender to assign its rights, benefits and interests to another Lender or other financial institution as provided in paragraph (a) above, repay to such Defaulting Lender at any time while such Lender continues to be a Defaulting Lender, all such Lender’s Rateable Portion of all Loans outstanding under the Credit Facilities, together with all accrued but unpaid interest and fees thereon and with respect to its Commitments, without making corresponding repayment to the other Lenders and, upon such repayment and provision satisfactory to the relevant Defaulting Lender, (acting reasonably) being made for (i) payment at maturity of all outstanding Bankers’ Acceptances accepted by such Lender and (ii) indemnity in respect of its share of outstanding Letters of Credit or, with respect to outstanding Fronted LCs, release by the relevant Fronting Lenders of its obligations in respect thereof, the relevant Borrower may cancel such Lender’s Commitments. Upon completion of the foregoing, such Defaulting Lender shall have no further right, interest, benefit or obligation in respect of the Credit Facilities (except as provided in Section 7.8(3)) and each Credit Facility shall be reduced by the amount of such Lender’s cancelled Commitment thereunder.

16.3	Notices

Any demand, notice or communication to be made or given hereunder shall be in writing and may be made or given by personal delivery or by transmittal by telecopy or other electronic means of communication addressed to the respective parties as follows:

To the Canadian Borrower:

Enerflex Ltd.

Suite 904, 1331 Macleod Trail S.W

Calgary, Alberta T2G 0K3

Attention: Vice President and Chief Financial Officer

Facsimile: {Redacted}

To the Australian Borrower:

Enerflex Australasia Holdings Pty Ltd

82-86 James Street

Northbridge, Western Australia 6003

Australia

Attention: General Manager, Finance and Administration

Facsimile: {Redacted}

To the Agent:

for Drawdown Notices, Conversion Notices, Rollover Notices and Repayment Notices, to

The Toronto Dominion Bank, as Agent

TD North Tower

77 King Street West, 25th Floor

Toronto, Ontario M5K 1A2

Attention: Vice President, Loan Syndications - Agency

Facsimile: {Redacted}

for all other notices, to:

The Toronto Dominion Bank, as Agent

TD Bank Tower

66 Wellington Street West, 9th Floor

Toronto, Ontario M5K 1A2

Attention:Vice President, Loan Syndications - Agency

Facsimile:{Redacted}

with a copy to:

The Toronto-Dominion Bank

Commercial National Accounts

Suite 1100, 421-7th Avenue S.W.

Calgary, AB T2P 4K9

Attention: Client Services Officer

Facsimile: {Redacted}

To the Australian Operating Facility Lender:

HSBC Bank Australia Limited

Level 1, 188-190 St Georges Terrace

Perth, Western Australia 6000

Attention: {Name Redacted}

Facsimile: {Redacted}

To the Canadian Operating Facility Lender:

The Toronto-Dominion Bank

Suite 1100, 421-7th Avenue S.W.

Calgary, AB T2P 4K9

Attention: Client Services Officer

Facsimile: {Redacted}

To each Lender: As set forth in the most recent administrative questionnaire or other written notification provided to the Agent by such Lender or to such other address or telecopy number as any party may from time to time notify the others in accordance with this Section. Any demand, notice or communication made or given by personal delivery or by telecopier or other electronic means of communication during normal business hours at the place of receipt on a Banking Day shall be conclusively deemed to have been made or given at the time of actual delivery or transmittal, as the case may be, on such Banking Day. Any demand, notice or communication made or given by personal delivery or by telecopier or other electronic means of communication after normal business hours at the place of receipt or otherwise than on a Banking Day shall be conclusively deemed to have been made or given at 9:00 a.m. (Calgary time) on the first Banking Day following actual delivery or transmittal, as the case may be.

16.4	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrowers may be found.

16.5	Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the Borrowers, the Lenders, the Agent and their respective successors and permitted assigns.

16.6	Assignment

Any Lender may, with the prior written consent of each of the relevant Borrower, the Fronting Lenders (which consent of the Fronting Lenders shall only be required in connection with a sale, assignment, transfer or grant in respect of the Syndicated Facility) and the Agent (except that the consent of a Borrower shall not be required during the continuance of an Event of Default), which consents shall not be unreasonably withheld (except for consent of the Fronting Lenders which shall be in each Fronting Lenders’ sole discretion), sell, assign, transfer or grant an interest in its Commitments (in a minimum amount of Cdn.$5,000,000 or the Equivalent Amount thereof), its Rateable Portion of the Loans and its rights under the Documents; provided that without the consent of the relevant Borrower, each Fronting Lender and the Agent, no Lender shall sell, assign, transfer or grant an interest in any Commitment, Loan or Document if the effect of the same would be to have a Lender with aggregate Commitments of less than Cdn.$5,000,000 (or the Equivalent Amount thereof); and further provided that, it shall be a precondition to any such sale, assignment, transfer or grant that the contemplated assignee Lender shall have paid to the Agent, for the Agent’s own account, a transfer fee of Cdn.${Fee Redacted}. Subject to Section 7.8(3), upon any such sale, assignment, transfer or grant, the granting Lender shall have no further obligation hereunder with respect to such interest except in case of a grant to an Affiliate of the granting Lender, in which case such Lender shall remain obligated hereunder with respect to such interest. Upon any such sale, assignment, transfer or grant, the granting Lender, the new Lender, the Agent and the Borrowers shall execute and deliver an Assignment Agreement. The Borrowers shall not assign their rights or obligations hereunder without the prior written consent of all of the Lenders.

16.7	Participations

Any Lender may, without the consent of either Borrower, grant one or more participations in its Commitments and its Rateable Portion of the Loans to other persons, provided that the granting of such a participation: (a) shall be at the Lender’s own cost, (b) shall not affect the obligations of such Lender hereunder nor shall it increase the costs to the Borrowers hereunder or under any of the other Documents, and (c) shall not provide the participant with any right to approve the provision by the Lender of any consent, waiver or approval hereunder or require a Borrower to deal directly with such participant.

16.8	Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.9	Whole Agreement

This Agreement and the other Documents constitute the whole and entire agreement between the parties hereto regarding the subject matter hereof and thereof and cancel and supersede any prior agreements (including, without limitation, any commitment letters), undertakings, declarations, commitments, representations, written or oral, in respect thereof.

16.10	Amendments and Waivers

Any provision of this Agreement may be amended only if the Borrowers and the Majority of the Lenders so agree in writing and, except as otherwise specifically provided herein, may be waived only if the Majority of the Lenders (excluding any Defaulting Lenders) so agree in writing, but:

(a)

an amendment or waiver which changes or relates to (i) the amount of the Loans available hereunder (except as provided for in Section 2.24) (or decreases in the period of notice for Drawdowns, Conversions, Rollovers or voluntary prepayment of Loans) or any Lender’s Commitment, (ii) decreases in the rates of or deferral of the dates of payment of interest, Bankers’ Acceptance or Letter of Credit fees, (iii) decreases in the amount of or deferral of the dates of payment of fees hereunder (other than fees payable for the account of Agent), (iv) the definition of “Majority of the Lenders”, (v) any provision hereof contemplating or requiring consent, approval or agreement of “all Lenders”, “all of the Lenders”, “the Lenders” or similar expressions or permitting waiver of conditions or covenants or agreements by “all Lenders”, “all of the Lenders”, “the Lenders” or similar expressions, (vi) Sections 2.4, 2.20 to 2.24, inclusive or the definition of “Event of Default”, (vii) the release or discharge of, or any material amendment or waiver of, any Subsidiary Guarantee, (viii) the conditions precedent to Drawdowns, or (ix) this Section, shall require the agreement or waiver of all the Lenders (excluding any Defaulting Lenders) and also (in the case of an amendment) of the other parties hereto; and

(b)

an amendment or waiver which changes or relates to the rights and/or obligations of the Agent or a Fronting Lender shall also require the agreement of the Agent or Fronting Lender (as the case may be) thereto.

Any such waiver and any consent by the Agent, any Lender, the Majority of the Lenders or all of the Lenders under any provision of this Agreement must be in writing and may be given subject to any conditions thought fit by the person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

16.11	Further Assurances

The Borrowers, the Lenders and the Agent shall promptly cure any default by it in the execution and delivery of this Agreement, the other Documents or any of the agreements provided for hereunder to which it is a party. The Borrowers, at their expense, shall promptly execute and deliver to the Agent, upon request by the Agent (acting reasonably), all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for the Borrowers’ compliance with, or accomplishment of the covenants and agreements of the Borrowers hereunder or more fully to state the obligations of the Borrowers as set out herein or to make any registration, recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.

16.12	Attornment

The parties hereto each hereby attorn and submit to the non-exclusive jurisdiction of the courts of the Province of Alberta in regard to legal proceedings relating to the Documents. For the purpose of all such legal proceedings, this Agreement shall be deemed to have been performed in the Province of Alberta and the courts of the Province of Alberta shall have jurisdiction to entertain any action arising under this Agreement. Notwithstanding the foregoing, nothing in this Section shall be construed nor operate to limit the right of any party hereto to commence any action relating hereto in any other jurisdiction, nor to limit the right of the courts of any other jurisdiction to take jurisdiction over any action or matter relating hereto.

16.13	Time of the Essence

Time shall be of the essence of this Agreement.

16.14	Change of Currency

If any change in the currency of the United Kingdom occurs, this Agreement shall, to the extent the Agent (acting reasonably and after consultation with the Canadian Borrower) specifies to be necessary, be amended to comply with generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

16.15	Credit Agreement Governs

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Documents, the provisions of this Agreement, to the extent of the conflict or inconsistency, shall govern and prevail.

16.16	Know Your Customer Laws

Each Borrower shall promptly provide all information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Agent, in order to comply with any applicable “know your customer” and anti-money laundering rules and regulations, whether now or hereafter in existence. Each of the Borrowers represents and warrants to the Lenders that it is not a charity registered with the Canada Revenue Agency and that it does not solicit charitable financial donations from the public.

16.17	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Such executed counterparts may be delivered by facsimile or other electronic transmission and, when so delivered, shall constitute a binding agreement of the parties hereto.

16.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Solely to the extent any Lender is an EEA Financial Institution and notwithstanding anything to the contrary in any Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

16.19	Exiting Fronting Lender and Exiting Lender

(a)

Wells Fargo Bank, N.A., in its capacity as a Fronting Lender under the Existing Credit Agreement, confirms and agrees that (a) as of the date hereof, it has not issued any Fronted LCs which remain outstanding and (b) it is executing this Agreement solely as an exiting Fronting Lender and, upon satisfaction of the conditions precedent set forth in Section 3.2, shall cease to be a Fronting Lender hereunder and shall no longer be a party to this Agreement, in its capacity as a Fronting Lender (for certainty, it shall be a party to this Agreement as a Lender hereunder). For certainty, notwithstanding that Wells Fargo Bank, N.A. shall cease to be a Fronting Lender, it shall continue to be entitled to all indemnities in favour of Fronting Lenders provided for under the Existing Credit Agreement and to the benefit of any other provisions in the Existing Credit Agreement which continue to survive, in each case, in respect of any matter, claim or liability incurred by it as a Fronting Lender thereunder with respect to each Fronted LC previously issued by it.

(b)

Bank of America, N.A., Canada Branch agrees that, it is executing this Agreement solely as an exiting Lender and, upon satisfaction of the conditions precedent set forth in Section 3.2, shall cease to be a Lender hereunder, shall not have a Commitment under any of the Credit Facilities and shall no longer be a party to this Agreement. For certainty, notwithstanding that Bank of America, N.A., Canada Branch shall cease to be a Lender, it shall continue to be entitled to all indemnities in favour of Lenders provided for under the Existing Credit Agreement and to the benefit of any other provisions in the Existing Credit Agreement which continue to survive, in each case, in respect of any matter, claim or liability incurred by it as a Lender thereunder.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

ENERFLEX LTD.

By:	(signed) Dimitios James Harbilas
Name: Dimitios James Harbilas
Title: Executive Vice President and
Chief Financial Officer

By:	(signed) Marc Edward Rossiter
Name: Marc Edward Rossiter
Title: Executive Vice President and
Chief Operating Officer

Executed by ENERFLEX	)
AUSTRALASIA HOLDINGS PTY	)
LTD in accordance with section 127(1))
of the Corporations Act 2001 (Cwlth) by	)
authority of its directors:	)
)
)
(signed) Philip Antoni John Pyle	)	(signed) Helmuth Ernest Witulski
Signature of director	)	Signature of director
)
Philip Antoni John Pyle	)	Helmuth Ernest Witulski
Name of director	)	Name of director

Enerflex – Second Amended and Restated Credit Agreement

LENDERS:

THE TORONTO-DOMINION BANK

By:	(signed) Carolyn Ni
Name: Carolyn Ni
Title: Sr. Analyst
Commercial National Accounts

By:	(signed) Kathryn Gislason
Name: Kathryn Gislason
Title: Manager of Commercial Credit
Commercial National Accounts

Enerflex –Second Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA

By:	(signed) Scarlett Crockatt
Name: Scarlett Crockatt
Title: Director

By:	(signed) Kayla Keim
Name: Kayla Keim
Title: Associate

Enerflex –Second Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE

By:	(signed) Ryan Shea
Name: Ryan Shea
Title: Director

By:	(signed) Joelle Chatwin
Name: Joelle Chatwin
Title: Managing Director

Enerflex – Second Amended and Restated Credit Agreement

HSBC BANK CANADA

By:	(signed) Bruce Robinson
Name: Bruce Robinson
Title: Vice President
Energy Financing

By:	(signed) Ryan Smith
Name: Ryan Smith
Title: Assistant Vice President
Energy Financing

Enerflex – Second Amended and Restated Credit Agreement

HSBC BANK AUSTRALIA LIMITED

By:	(signed) Long Ly
Name: Long Ly
Title: Relationship Manager

By:	(signed) Jeremy White
Name: Jeremy White
Title: 045256 A
State Manager, Queensland

Enerflex – Second Amended and Restated Credit Agreement

NATIONAL BANK OF CANADA

By:	(signed) David Sellitto
Name: David Sellitto
Title: Director

By:	(signed) David Torrey
Name: David Torrey
Title: Managing Director

Enerflex – Second Amended and Restated Credit Agreement

BANK OF MONTREAL

By:	(signed) Adam Sisulak
Name: Adam Sisulak
Title: Director
BMO Corporate Finance

By:	(signed) Nicholas Power
Name: Nicholas Power
Title: Managing Director
BMO Corporate Finance

Enerflex – Second Amended and Restated Credit Agreement

ATB FINANCIAL

By:	(signed) Amish Patel
Name: Amish Patel
Title: Director

By:	(signed) Philip Zhu
Name: Philip Zhu
Title: Director

Enerflex – Second Amended and Restated Credit Agreement

EXPORT DEVELOPMENT CANADA

(signed) Shaun Enright
Name: Shaun Enright
Title: Financing Manager

(signed) David Thompson
Name: David Thompson
Title: Financing Manager

Enerflex – Second Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., CANADIAN BRANCH

(signed) Dennis DaSilva
Name: Dennis DaSilva
Title: Vice President

(signed) Lindy Couillard
Name: Lindy Couillard
Title: Director, Wells Fargo Corporate Banking

Enerflex – Second Amended and Restated Credit Agreement

EXITING FRONTING LENDER: WELLS FARGO BANK, N.A., solely in its capacity as exiting Fronting Lender

By:	(signed) Robert Corder
Name: Robert Corder
Title: Director

Enerflex – Second Amended and Restated Credit Agreement

EXITING LENDER: BANK OF AMERICA, N.A., CANADA BRANCH, solely in its capacity as exiting Lender

By:	(signed) David Rafferty
Name: David Rafferty
Title: Vice President

Enerflex – Second Amended and Restated Credit Agreement

AGENT: THE TORONTO-DOMINION BANK, in its capacity as the Agent

By:	(signed) Andi Zeneli
Name: Andi Zeneli
Title: Vice President
Loan Syndications—Agency

Enerflex – Second Amended and Restated Credit Agreement

SCHEDULE A

LENDERS AND COMMITMENTS

Lender	Australian Operating Facility Commitment - Cdn.$		Canadian Operating Facility Commitment - Cdn.$		Syndicated Facility Commitment - Cdn.$		Fronting Limit - Cdn.$

{Commitment figures redacted}

Total	Cdn.$	10,000,000	Cdn.$	10,000,000	Cdn.$	705,000,000	Cdn.$	130,000,000